                                                                     Exhibit 4.1

                                    [FORM OF]

                                 TRUST INDENTURE

                                       OF

                           streetTRACKS(R) GOLD TRUST

                          DATED AS OF __________, 2004

                                     BETWEEN

                         WORLD GOLD TRUST SERVICES, LLC,
                                   AS SPONSOR

                                       AND

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE

                            EFFECTIVE ________, 2004

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS ............................................................................................1

ARTICLE II SCOPE OF TRUSTEE'S DUTIES, INITIAL DEPOSIT AND

   Section 3.02.        Custody of Gold: Allocated and Unallocated Accounts, Additional Custodians and Successor
                        Custodians, Duty to Monitor Custodians, Certain Requirements for Custody Agreements,

                                       i

   Section 10.02.       Registration (Initial and Continuing) of streetTRACKS(R)Gold Shares;

                                       ii

                                 TRUST INDENTURE

                                       OF

                           streetTRACKS(R) GOLD TRUST

                            Effective _________, 2004

     This Trust Indenture, dated as of _________, 2004, between World Gold Trust
Services, LLC, as Sponsor, and The Bank of New York, as Trustee,

                                WITNESSETH, THAT:

     WHEREAS the Sponsor desires to establish a trust, to be known as "
streetTRACKS(R) GOLD TRUST" (the "Trust"), pursuant to the laws of the State of
New York; and

     WHEREAS the Sponsor desires to establish the terms on which deposits of gold may be held IN TRUST against which the Trustee, not in its individual capacity but solely as Trustee on behalf of the Trust, will issue
streetTRACKS(R) Gold Shares (as hereinafter defined) evidencing fractional undivided interests in the Trust; and

     WHEREAS the Sponsor desires to provide for other terms and conditions upon which the Trust shall be established and administered as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Additional Custodian.

     A custodian in addition to the Initial Custodian or a Successor Custodian, appointed pursuant to Section 3.02, and serving from time to time under one or more Custody Agreements other than the Allocated Bullion Account
     Agreement and the Unallocated Bullion Account Agreement.

Adjusted Net Asset Value.

     The value of the assets of the Trust less certain liabilities as specified in Section 5.01.

Agreement.

         This Trust Indenture and all amendments and supplements hereto.

Allocated Bullion Account Agreement.

         Shall mean that certain Allocated Bullion Account Agreement entered into on or about the date of this Agreement between the Trustee and the
         Initial Custodian, substantially in the form of Exhibit A annexed hereto.

Authorized Officer.

         With respect to the Sponsor, shall mean the President, any Managing
Director, any Vice President, any Secretary or any other person or category of persons named in the resolution(s) authorizing the Sponsor to establish the
Trust or authorizing the Trustee to perform its duties under this Agreement; and
with respect to the Trustee, shall mean a person authorized to sign agreements of this type in accordance with the By-Laws of the Trustee.

Basket.

         A Creation Basket or a Redemption Basket, as the context may require.

Beneficial Owner.

         Shall have the meaning assigned to such term in Section 3.10(d).

Book Entry System.

         Shall have the meaning assigned to such term in Section 8.01(c).

Business Day.

         Any day other than (i) a day on which the Exchange is closed for regular trading or (ii) if the transaction involves the receipt or delivery of Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (y) a day on which banking institutions in the
         United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (z) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Cash Account.

         The account created pursuant to Section 3.03.

Cash Deposit.

         Shall have the meaning assigned to such term in Section 2.03(c).

Cash Redemption Amount.

         Shall have the meaning assigned to such term in Section 5.02(c).

Clearing Agency.

         Shall have the meaning assigned to such term in Section 8.01(c).

COMEX.

         The Comex Division of the NYMEX.

CPI-U.

         The National Consumer Price Index for All Urban Consumers, as published by the United States Department for Labor, or any successor index.

Creation Basket.

         The minimum number of streetTRACKS(R) Gold Shares that may be created at any one time, which is 100,000.

Creation Basket Deposit.

         Shall have the meaning assigned to such term in Section 2.01(4).

Creation Basket Gold Deposit Amount.

         10,000 Fine Ounces of Gold, as adjusted by the Trustee pursuant to
         Section 2.03(d) and 2.05.

Custodian.

         (a) The Initial Custodian, (b) any Additional Custodian, or (c) any
         Successor Custodian, provided that the Sponsor and the Trustee are satisfied that (1) while the Trust receives, holds or delivers Gold as defined in clause (a) or (b) of the definition of Gold herein, at least one Custodian shall be a clearing member of LBMA, and (2) while the
         Trust receives, holds or delivers Gold as defined in clause (c) of the definition of Gold herein,

         at least one Custodian is qualified to serve as a custodian for such
         Gold for the market and in the jurisdiction where such Gold is traded.

Custody Accounts.

         (a) The Trust Allocated Account and the Trust Unallocated Account
         maintained by the Initial Custodian for the Trust, and (b) such other account maintained by a Custodian for the Trust pursuant to a Custody
         Agreement.

Custody Agreements.

         Shall mean (i) the Allocated Bullion Account Agreement and the
         Unallocated Bullion Account Agreement entered into between the Trustee and the Initial Custodian, substantially in the forms annexed hereto as, respectively, Exhibit A (Allocated) and Exhibit B (Unallocated),
         and (ii) such other agreements entered into by the Trustee with a
         Custodian pursuant to Section 3.02(d) providing for the deposit, safekeeping or delivery of Gold and related services.

Depositor.

         Each Participant that may from time to time deposit a Creation Basket
         Deposit with the Trustee.

Depository.

         The Depository Trust Company, New York, New York, or such other depository of streetTRACKS(R) Gold Shares as may be selected by the
         Sponsor and Trustee as specified herein.

Depository Agreement.

         The Letter of Representations from the Sponsor and the Trustee to the
         Depository, dated as of _________________ , as the same may be from time to time amended or supplemented.

Discretionary Termination Amount.

         The amount specified in Section 9.01(a).

Distribution Agreement.

         The agreement between the Sponsor and the Underwriter under which the
         Underwriter will purchase the number of Creation Baskets specified in the agreement.

Distribution Date.

         The date(s) for distribution of amounts from the Cash Account, established by the Sponsor and Trustee pursuant to Section 3.05(e).

DTC Participants.

         Shall have the meaning assigned to such term in Section 3.10(c).

Evaluation Time.

         The time on any Business Day when the London P.M. Fix is announced or, if no London P.M. Fix is made on such Business Day or if the London
         P.M. Fix has not been announced by 12:00 p.m. New York time on such
         Business Day, 12:00 p.m. New York time.

Exchange.

         The New York Stock Exchange or, if the streetTRACKS(R) Gold Shares shall cease to be listed on The New York Stock Exchange and are listed on one or more other exchanges, the exchange on which the
         streetTRACKS(R) Gold Shares are principally traded, as specified by the
         Sponsor.

Fine Ounce.

         The measure of fine gold content, calculated by multiplying the gross weight in Ounces by the fineness, expressed in terms of the fine metal content in parts per 1000, in accordance with The Good Delivery Rules for Gold and Silver Bars contained in the Rules promulgated by the
         LBMA.

Fiscal Year.

         The fiscal year of the Trust which shall initially be the calendar year. The Sponsor shall have the continuing right to select an alternate fiscal year.

Global Security.

         The global certificate issued to the Depository as provided in the
         Depository Agreement, substantially in the form attached hereto as
         Exhibit D.

Gold.

         (a) Gold bullion meeting the requirements of London Good Delivery, (b)
         credit to an account maintained on an Unallocated Basis representing the right to receive gold bullion meeting the requirements specified for London Good Delivery and (c) such other gold bullion as may hereafter be specified by the Sponsor and Trustee from time to time and disclosed in the Prospectus, provided that any gold bullion so specified shall have that minimum fineness required for London Good
         Delivery of gold. All gold bullion in addition shall (i) have that minimum fineness required for gold under the COMEX Rules and (ii) not have numismatic or other value apart from its intrinsic mineral value, provided that the Trustee shall not be liable to any person for the consequences of any gold bullion not meeting the minimum fineness required for gold under the COMEX Rules if those Rules require a greater minimum fineness than the LBMA Rules and the Trustee shall be indemnified against any loss, liability or expense in connection with any claim of liability arising therefrom as provided in Section 8.05.

Good Delivery.

         London Good Delivery, or the equivalent rules of such other gold market where the Sponsor may direct the Trustee in accordance with Section
         3.02(b) to arrange through a Custody Agreement for safekeeping of Gold and services in connection with its deposit and delivery, provided that any gold bullion permitted to be delivered to a Trust Allocated Account in such market shall meet the definition of Gold under this Agreement.

HBUS London Branch.

         HSBC Bank USA, National Association, acting by its London branch.

Indirect Participants.

         Shall have the meaning assigned to such term in Section 3.10(c).

Initial Custodian.

         HBUS London Branch.

Initial Date of Deposit.

         The date hereof.

Initial Deposit.

         The deposit of Gold and cash, if any, made by a Depositor with the
         Custodian and Trustee, respectively, on the Initial Date of Deposit specified in Schedule A hereto.

Initial Marketing Agent.

         State Street Global Markets, LLC, a Delaware limited liability company.

Internal Revenue Code.

         The Internal Revenue Code of 1986, as amended, or any successor provisions.

LBMA.

         The London Bullion Market Association.

London Good Delivery.

         Shall have the meaning assigned thereto in The Good Delivery Rules for
         Gold and Silver Bars contained in the Rules promulgated by the LBMA.

London P.M. Fix.

         The price of an ounce of gold as fixed by the five members of the
         London gold fix at or about 3:00 p.m. London, England time.

Marketing Agent

         The Initial Marketing Agent and any other entity engaged by the Sponsor from time to time to assist with the marketing of the streetTRACKS(R)
         Gold Shares as provided in Section 3.08.

Marketing Agent Agreement

         The agreement entered into by the Sponsor with the Initial Marketing
         Agent pursuant to Section 3.08 in the form annexed as Exhibit E.

Net Asset Value.

         The value of the Trust determined under Section 5.01.

Net Asset Value per streetTRACKS(R) Gold Share.

         The value of an streetTRACKS(R) Gold Share determined under Section
         5.01.

NYMEX.

         The New York Mercantile Exchange.

Order Cut-Off Time.

         Close of regular trading on the Exchange, usually 4:00 p.m. New York time.

Ounce.

         A troy ounce, equal to 1.0971428 ounces avoirdupois.

Participant.

         An entity that (1) is a DTC Participant, (2) maintains a Participant
         Unallocated Account and (3) has entered into a Participant Agreement which, at the relevant time, is in full force and effect.

Participant Agreement.

         An agreement among the Trustee, the Sponsor and a Participant, substantially in the form set forth in Exhibit C hereto, as the same may be from time to time amended in accordance with its terms.

Participant's Custodian.

         Shall mean the custodian with which the Participant Unallocated Account is maintained, and shall be the same entity that serves as Custodian of a Custody Account maintained for the Trust on an Unallocated Basis.

Participant Unallocated Account.

         Shall mean the account maintained on an Unallocated Basis by the
         Participant's Custodian for a Participant.

Prospectus.

         The prospectus relating to the Trust as most recently filed with the
         SEC pursuant to Rule 424 under the Securities Act of 1933, as amended.

Purchase Order.

         Shall have the meaning assigned thereto in Section 2.03(a)(i).

Purchase Order Date.

         Shall have the meaning assigned thereto in Section 2.03(a)(i).

Record Date.

         The date(s) established by the Sponsor and the Trustee pursuant to
Section 3.05(e) for distributions from the Cash Account.

Redemption Basket.

         The minimum number of streetTRACKS(R) Gold Shares that may be redeemed pursuant to Section 5.02, which shall be the number of shares constituting a Creation Basket on the Redemption Order Date.

Redemption Distribution.

         The property delivered in satisfaction of a redemption of a Redemption
         Basket as specified in Section 5.02(c).

Redemption Order.

         Shall have the meaning assigned thereto in Section 5.02(a).

Redemption Order Date.

         Shall have the meaning assigned thereto in Section 5.02(b).

Redemption Settlement Date.

         Shall have the meaning assigned thereto in Section 5.02(d).

Rules.

         The rules, regulations, practices and customs of the LBMA or the COMEX as the context shall indicate, or in the case of Gold as defined in clause (c) of the definition of Gold herein, the rules, regulations, practices and customs of the market and jurisdiction where such Gold is traded.

SEC.

         The Securities and Exchange Commission.

Sponsor.

         World Gold Trust Services, LLC, or any entity into which it may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which it shall be a party, or any entity succeeding to all or substantially all of its business as sponsor of the Trust, or any successor Sponsor designated as such by operation of law or any successor Sponsor appointed as herein provided.

Sponsor Indemnified Party.

         Shall have the meaning assigned to such term in Section 7.05(b).

streetTRACKS(R) Gold Share.

         Each unit, having no par value, of fractional undivided beneficial interest in and ownership of the Trust, which interest initially shall equal a fraction whose numerator is 1 and whose denominator is the number of streetTRACKS(R) Gold Shares issued in the Initial Deposit and specified in Schedule A hereto. The denominator of such fraction shall be decreased by the number of any streetTRACKS(R) Gold Shares redeemed as provided in Sections 5.02 and 5.03, and shall be increased by the number of any streetTRACKS(R) Gold Shares created and issued pursuant to Section 2.03, and increased or decreased pursuant to any split or reverse split directed by the Sponsor pursuant to Section 10.04.

Successor Custodian.

         A custodian appointed by the Trustee pursuant to Section 3.02 in lieu of the Initial Custodian or any predecessor Successor Custodian.

Suspended Redemption Order.

         Shall have the meaning assigned to such term in Section 5.02(d).

Transaction Fee.

         Shall have the meaning assigned to such term in Section 2.03(f).

Trust.

         Shall mean the trust created by this Agreement as constituted from time to time.

Trust Allocated Account.

         The Custody Account maintained by the Initial Custodian for the Trust pursuant to the Allocated Bullion Account Agreement, or if applicable, another account maintained by another Custodian recording the amount of gold bullion held for the Trust on an allocated basis, as the case may
         be.

Trustee.

         The Bank of New York or any entity into which it may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which it shall be a party, or any entity succeeding to all or substantially all of its corporate trust business, or any successor Trustee designated as such by operation of law or appointed as herein provided.

Trustee Indemnified Party.

          Shall have the meaning assigned to such term in Section 8.05.

Trust Unallocated Account.

                                       10

         The account maintained by the Initial Custodian for the Trust pursuant to the Unallocated Bullion Account Agreement, or another account maintained by an Additional Custodian or a Successor Custodian for the
         Trust on an Unallocated Basis, as the case may be.

Unallocated Basis.

         Shall mean, with respect to a Gold account maintained by a custodian, that the person in whose name the account is held is entitled to delivery in accordance with the Rules of an amount of Gold equal to the amount of Gold standing to the credit of the person's account but has no ownership interest in any Gold that the custodian owns or holds.
Underwriter.

         UBS Securities LLC

Underwriter's Order Date.

         Shall have the meaning assigned such term in Section 2.02(c).

Underwriter's Settlement Date.

           Shall have the meaning assigned such term in Section 2.02(c).

Other Usages.

         The following usages shall apply in interpreting this agreement.

         (1) References to a governmental or quasigovernmental agency, authority or instrumentality or an authorized self-regulatory organization
         (including the SEC, COMEX, NYMEX and LBMA) shall also refer to a regulatory or other body that succeeds to the functions of the agency, authority or instrumentality.

         (2) "A or B" means "A or B or both."

         (3) Including" means "including, but not limited to."

                                   ARTICLE II

           SCOPE OF TRUSTEE'S DUTIES, INITIAL DEPOSIT AND DECLARATION
             OF TRUST, SUBSEQUENT CREATIONS AND ISSUANCE OF CREATION
                   BASKETS, REQUIREMENTS FOR DELIVERY OF GOLD

         SECTION 2.01.  SCOPE OF TRUSTEE'S DUTIES.

         Subject to the terms and conditions of this Agreement, the Trustee is hereby authorized to and shall perform only the following services for the Trust as its Trustee:

                                       11

     (1)  enter into the Custody Agreements with the Initial Custodian;

     (2)  receive from Participants and process properly submitted Purchase
          Orders, as described in Section 2.03(a);

     (3)  in connection with Purchase Orders, (i) receive Cash Deposits defined in Section 2.03(c)) from Participants, (ii) notify the Custodian to expect to receive a transfer into the Trust Unallocated Account of the
          Gold that a Participant has instructed the Custodian to deliver to the
          Trust Unallocated Account, (iii) instruct the Custodian to allocate and transfer allocated gold from the Trust Unallocated Account to the
          Trust Allocated Account, and (iv) receive reports relating to the
          Custody Accounts from the Custodian indicating, among other things, that the Custodian has received Gold from Participants for the credit of the Trust and has allocated such Gold to the Trust Allocated
          Account, as described in Section 2.03(a)(iii), 3.02(d) and as provided in the Custody Agreements under which such Gold is received;

     (4)  in connection with Purchase Orders, deliver Creation Baskets to the
          Depository for the account of the Participant placing a Purchase Order for which the Trustee has received the Participant's Cash Deposit, if any, and (through the Custodian) the Participant's Creation Basket
          Gold Deposit Amount (the Cash Deposit and the Creation Basket Gold
          Deposit Amount together constituting the "Creation Basket Deposit"), as described in Section 2.03(b);

     (5)  receive from Participants and process properly submitted Redemption
          Orders, as described in Section 5.02, or as may from time to time be permitted by Section 5.03;

     (6)  in connection with Redemption Orders, instruct the Custodian to transfer Gold (i) from the Trust Allocated Account to the Trust
          Unallocated Account and (ii) from the Trust Unallocated Account to the
          Participant Unallocated Account of the redeeming Participant, as described in Section 5.02;

     (7)  in connection with Redemption Orders, receive from the redeeming
          Participant through the Depository, and thereupon cancel,
          streetTRACKS(R) Gold Shares corresponding to the Redemption Baskets to be redeemed, or as may from time to time be permitted by Section 5.03;

     (8)  on behalf of the Trust, enter into Custody Agreements as provided in
          Section 3.02(a) and (d), monitor the performance of the Custodian (as described in Section 3.02(c)) and enforce each Custody Agreement, as described in Section 3.02(c), and give the instructions to a Custodian provided in Sections 3.02(e) and (g);

     (9)  determine on each Business Day (i) the Creation Basket Gold Deposit
          Amount, as described in Sections 2.03 and 2.05, (ii) the valuation of
          Gold

                                       12

          owned or to be received by the Trust, as described in Article IV,
          (iii) the Adjusted Net Asset Value and Net Asset Value of the Trust
          and the Net Asset Value per streetTRACKS(R) Gold Share, as described in Section 5.01;

     (10) establish and maintain (i) the Cash Account as described in Sections
          3.03 and 3.05 and (ii) a Reserve Account, as described in Section
          3.04; provide or arrange for custody of the Trust's assets other than cash and Gold; and record the ownership of the Trust's assets as provided in Section 3.02(f)

     (11) accrue and pay charges of the Trust as described in Section 3.05, and sell Gold to raise cash to pay such charges pursuant to Section
          3.05(d);

     (12) distribute to the Beneficial Owners any excess cash in the Cash
          Account, as described in Section 3.05(e);

     (13) sell Gold as authorized or directed pursuant to Section 3.07;

     (14) notify the Sponsor of notices received and take actions as provided in
          Section 3.09;

     (15) interact with the Depository as provided in Section 3.10 or as otherwise required hereunder;

     (16) keep proper books of record and account of all transactions of the
          Trustee under this Agreement, as described in Section 8.02(a), maintain a copy of this Agreement available for inspection as provided in Section 8.03, and furnish to DTC Participants after the end of each
          Fiscal Year, an annual report and other information, as described in
          Section 3.06;

     (17) take the actions authorized under Sections 7.03 and 8.01(s) in the circumstances described therein affecting the Sponsor's continued
          performance under this Agreement;

     (18) arrange for the annual audit of the accounts of the Trust and prepare or cause to be prepared tax and other regulatory filings as provided in Section 8.02;

     (19) communicate as described in Section 3.10 with Beneficial Owners as may from time to time be required in connection with the administration of the Trust;

     (20) terminate the Trust in accordance with Article IX, as described therein;

     (21) discharge its duties under the Participant Agreement and any Custody
          Agreement; and

     (22) undertake such actions, in the Trustee's discretion, as the Trustee shall deem necessary or desirable to protect the Trust and the rights and interest of the Beneficial Owners in accordance with this
          Agreement.

                                       13

      SECTION 2.02.  INITIAL DEPOSIT, DECLARATION OF TRUST AND ISSUANCE OF
INITIAL CREATION BASKETS.

          (a) The Trustee acknowledges that the Trustee has received (i) from the Initial Custodian confirmation that the Initial Custodian has credited the
Initial Deposit to the Trust Unallocated Account, and (ii) the Transaction
Fee(s) (defined under Section 2.03(f)) payable with respect to the Purchase
Order(s) relating to issuance of the initial Creation Baskets, if any. The
Trustee hereby declares that subject to the terms and conditions of this
Agreement, (i) the Initial Deposit, (ii) all Gold that the Custodian credits to the Trust Allocated Account, the Trust Unallocated Account and any other Custody
Account, in accordance with the Custody Agreements, and (iii) all other assets owned by the Trust from time to time, shall be owned by the Trust and the
Trustee as trustee thereof, for the use and benefit of all present and future
Beneficial Owners in accordance with their respective beneficial interests as the same may be constituted from time to time.

          (b) The Trustee hereby confirms that, in exchange for the Initial
Deposit, the Trustee has issued the Global Security to the Depository and that, upon the registration statement for the sale of the streetTRACKS(R) Gold Shares being declared effective, the Trustee will direct the Depository to credit to the Depositor identified in Schedule A the streetTRACKS(R) Gold Shares constituting the number of Creation Baskets identified in such Schedule A.

          (c) Pursuant to the Distribution Agreement, on the third Business Day following the date on which the Distribution Agreement is signed (the date on which the Distribution Agreement is signed, the "Underwriter's Order Date" and the third following Business Day, the "Underwriter's Settlement Date"), or such later Business Day which the Sponsor shall specify by written instruction to the
Trustee received by the Trustee not later than the Business Day preceding the
Underwriter's Settlement Date, the Underwriter shall deliver to the Custodian the Creation Basket Deposit, computed for the Underwriter's Order Date, for the number of Creation Baskets specified in the Distribution Agreement and, upon notice from the Custodian that the Custodian has received such Creation Basket
Deposit, the Trustee shall issue and deliver such number of Creation Baskets to the Depository for credit to the account of the Underwriter.

      SECTION 2.03.  SUBSEQUENT CREATIONS AND ISSUANCE OF CREATION BASKETS.

          (a) After the Initial Deposit, the following procedures, as supplemented by the more detailed procedures specified in the attachment to the
Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Agreement), will govern the Trustee in the creation and issuance of additional Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.

     (i)  On any Business Day, a Participant may submit a request to the Trustee to create one or more Creation Baskets (such request by a Participant, a "Purchase Order") in the manner provided in the Participant
          Agreement. Purchase Orders must be received by the Order Cut-Off Time on a Business Day (the "Purchase Order

                                       14

          Date"). The Trustee will process Purchase Orders only from
          Participants with respect to which the Participant Agreement is in full force and effect. The Trustee and the Sponsor will each maintain and make available at their respective offices specified in Section
          10.12 during normal business hours a current list of the Participants with respect to which the Participant Agreement is in full force and effect. The Sponsor directs the Trustee to deliver a copy of the
          Prospectus to each Participant prior to its execution and delivery of the Participant Agreement.

     (ii) Any Purchase Order is subject to rejection by any of the
          Sponsor or the Trustee pursuant to Section 2.03(e).

    (iii) After accepting a Participant's Purchase Order, the Trustee will issue and deliver Creation Baskets to fill a Participant's Purchase
          Order at or shortly after 9:00 a.m. New York time on the third
          Business Day after the Purchase Order Date, but only if by such time the Trustee has received (A) for its own account, the Transaction Fee,
          (B) for the account of the Trust the Cash Deposit, if any, and (C)
          notice from the Custodian (which need not be the Custodian's official report of transactions for such day) that the Custodian has received for the account of the Trust to the credit of the Trust Unallocated
          Account (or other Custody Account provided for in the relevant Custody
          Agreement), from the Participant Unallocated Account (or other account of the Participant from which Gold may be transferred to the Trust in accordance with the relevant Custody Agreement) the Creation Basket
          Gold Deposit Amount due from the Participant submitting the Purchase
          Order.

          (b) Upon issuing a Creation Basket pursuant to a Purchase Order of a
Participant, the Trustee will deposit the Creation Basket with the Depository in accordance with the Depository's customary procedures, for credit to the account of the Participant that placed the Purchase Order.

          (c) The Cash Deposit ("Cash Deposit") shall be an amount of cash equal to the cash held or receivable by the Trust as of the Purchase Order Date, if any, less the fees, expenses and other liabilities of the Trust accrued through the Purchase Order Date, as computed by the Trustee under Section 5.01, divided by the number of streetTRACKS(R) Gold Shares outstanding immediately before the
Purchase Order Date, and then multiplied by the number of streetTRACKS(R) Gold
Shares to be created pursuant to the Participant's Purchase Order. A negative
Cash Deposit amount will reduce the Creation Basket Gold Deposit Amount pursuant to Section 2.05. If, notwithstanding the provisions of Section 3.07, the Trust holds assets other than Gold, cash or cash receivables, no Purchase Orders will be accepted until such other assets have been sold or otherwise disposed of.

          (d) The quantity of Gold included in the Creation Basket Gold Deposit
Amount will change as a result of expenses paid and expenses accrued in excess of cash then held by the Trust, and shall be determined by the Trustee in the manner specified in Section 2.05. The Trustee's determination of the Creation
Basket Gold Deposit Amount and the amount of the Cash Deposit, if any, required for each Creation Basket Deposit shall be final and binding upon all persons interested in the Trust.

                                       15

          (e) The Trustee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (i)
determined by the Trustee not to be in proper form; (ii) that the Sponsor has determined and advised the Trustee would have adverse tax consequences to the
Trust or to Beneficial Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor acceptable to the Trustee, be unlawful;
or (iv) if circumstances outside the control of the Trustee, the Custodian or the Sponsor make it for all practical purposes not feasible to process creations of Creation Baskets. Neither the Trustee nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket
Deposit.

          (f) A non-refundable transaction fee will be payable to the Trustee for its own account in connection with each Purchase Order pursuant to this
Section and in connection with each Redemption Order pursuant to Section 5.02
("Transaction Fee"). The Transaction Fee charged in connection with each such creation and redemption shall be initially $2,000, but may be changed as provided in Section 2.03(g). Even though a single Purchase Order or Redemption
Order may relate to multiple Creation Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order.

          (g) The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor, but will not in any event exceed 0.10% of the value of a Creation Basket at the time of creation or of a Redemption Basket at the time of redemption, as the case may be (in each case determined at the Net Asset Value per Share for the date of the Purchase Order or Redemption Order, respectively). Promptly after agreeing to and prior to implementing such change, the Sponsor shall cause the current Prospectus for the Trust to be amended to reflect any such changes in the Transaction Fee. The Trustee shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding streetTRACKS(R) Gold Shares until 30 days after the date of that notice. The amount of the Transaction Fee in effect at any given time shall be made available by the Trustee upon request.

          (h) Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository. So long as the Depository
Agreement is in effect, Creation Baskets will be issued and redeemed and
streetTRACKS(R) Gold Shares will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect
Participants as more fully described in Section 3.10. The Depository may determine to discontinue providing its service with respect to Creation Baskets and streetTRACKS(R) Gold Shares by giving notice to the Trustee and the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law.
Under such circumstances, the Trustee and the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Trustee and the Sponsor or, if such a replacement is unavailable, to terminate the Trust.

     SECTION 2.04.  REQUIREMENTS FOR DEPOSITS OF GOLD.

          (a) Except as provided in paragraph (b) of this Section, Gold may be delivered for deposit to the Trust only by transfer to the Trust Unallocated
Account maintained

                                       16

by the Custodian on behalf of the Trust from a Participant Unallocated Account pursuant to the procedures specified in the Participant Agreement. The expense and risk of delivery, ownership and safekeeping of Gold until such Gold has been received by the Trust shall be borne solely by the Depositor.

          (b) The Trustee shall accept delivery of Gold by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust, provided that the same is disclosed in the Prospectus. If Gold is to be delivered other than as described in Section 2.04(a), the Sponsor is authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described herein, as the Sponsor determines to be desirable.

                                       17

         SECTION 2.05.  CREATION BASKET GOLD DEPOSIT AMOUNT.

         The Trustee will adjust the quantity of Gold included in the Creation
Basket Gold Deposit Amount as appropriate to reflect sales or other disposition of Gold for payment of Trust expenses or otherwise and as may be required to reflect accrued expenses in excess of the value of assets of the Trust other than Gold, as computed under Section 5.01. In general, in order to effectuate the foregoing, the Trustee shall first determine the excess (if any) of accrued expenses and other liabilities over the value of all assets of the Trust other than Gold, utilizing the Net Asset Value for the date of the adjustment. The
Trustee shall determine the quantity of Gold equal in value to such excess, at the price of Gold determined under Section 4.01 hereof for such date. The
Trustee shall subtract that number of Fine Ounces of Gold from the total number of Fine Ounces of Gold then held by the Trust, and divide the resulting Gold amount by the number of Baskets then outstanding. Fractions of a Fine Ounce of
Gold included in the Creation Basket Gold Deposit Amount smaller than 0.001 of a
Fine Ounce shall be disregarded. The Sponsor intends to publish, or may designate other persons to publish, on each Business Day, the quantity of Gold included in the Creation Basket Gold Deposit Amount and the Cash Deposit, if
any. If the Sponsor elects to publish such information, the inability of the
Sponsor or its designee to provide such information for any period of time will not in itself result in a halt in the trading of streetTRACKS(R) Gold Shares on the Exchange.

                                   ARTICLE III

                           ADMINISTRATION OF THE TRUST

         SECTION 3.01.  INITIAL EXPENSE.

         The cost of (i) organizing the Trust and (ii) the initial sale of the
streetTRACKS(R) Gold Shares shall be borne by the Sponsor, provided, however, that the liability of the Sponsor under this Section 3.01 shall not include any fees or other expenses incurred in connection with the administration of the
Trust subsequent to the commencement of trading of streetTRACKS(R) Gold Shares on the Exchange.

         SECTION 3.02.  CUSTODY OF GOLD: ALLOCATED AND UNALLOCATED ACCOUNTS,
ADDITIONAL CUSTODIANS AND SUCCESSOR CUSTODIANS, DUTY TO MONITOR CUSTODIANS,
CERTAIN REQUIREMENTS FOR CUSTODY AGREEMENTS, DUTY TO ALLOCATE GOLD, TRUST ASSETS
TO BE FREE OF LIENS, ETC.

          (a) Concurrently with the execution of this Agreement, the Trustee, acting on behalf of the Trust, shall enter into Custody Agreements with the
Initial Custodian in the form of the Allocated Bullion Account Agreement, annexed hereto as Exhibit A, and the Unallocated Bullion Account Agreement,
annexed hereto as Exhibit B. Pursuant to these Custody Agreements, the Initial
Custodian shall maintain for the account of the Trust (i) the Trust Allocated
Account to which the Initial Custodian will credit Gold held for the Trust on an allocated basis and (ii) the Trust Unallocated Account recording the amount of
Gold owned by the Trust on an Unallocated Basis. Unless the Sponsor otherwise directs, the Trustee shall maintain only one Trust Unallocated Account for the
Trust at any time. Each other Custody Agreement entered into by the Trustee with a Custodian on behalf of the Trust shall be in a form suitable for the type of
Gold and the market for which the Custodian shall be providing its

                                       18

services. The terms of such other Custody Agreement shall include provisions substantially similar to those set forth in paragraph (d) of this Section, unless the Sponsor permits the Trustee in writing to enter into a Custody
Agreement that omits any such provision.

          (b) From time to time, the Sponsor may direct the Trustee to employ one or more other custodians (each, an "Additional Custodian" or a "Successor
Custodian") in addition to or in replacement of the Initial Custodian or any
Successor Custodian or Additional Custodian for the safekeeping of Gold and services in connection with its deposit and delivery, provided that the Sponsor may not direct the employment of a Successor Custodian or an Additional
Custodian without the Trustee's consent, if such employment would have a materially adverse effect on the Trustee's performance of its duties hereunder.
The Trustee may also, with the prior approval of the Sponsor, employ one or more other Successor Custodians or Additional Custodians selected by the Trustee for the safekeeping of Gold and services in connection with its deposit and delivery.

          (c) The Trustee shall be responsible for monitoring the performance of each Custodian and for taking such actions to enforce the obligations of each
Custodian as are necessary to protect the Trust and the rights and interests of the Beneficial Owners. In the event that the Trustee determines that maintenance of Gold with a Custodian is not in the best interest of the Beneficial Owners, the Trustee shall so advise the Sponsor and thereafter take such reasonable action as the Sponsor shall direct, or if the Sponsor has not given direction within one Business Day, shall initiate action to remove the Gold from the custody of the Custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Beneficial Owners. The Trustee shall have no liability for any such action taken at the direction of the
Sponsor or, in the absence of such direction, any action taken by it in good faith.

          (d) Before entering into the Custody Agreements attached hereto as
Exhibits A and B with the Initial Custodian, the Trustee has determined that these agreements protect the Trust and the rights and interests of the
Beneficial Owners. Before initially placing Gold with an Additional Custodian or a Successor Custodian, the Trustee shall have determined that the relevant
Custody Agreement and any related custody arrangements satisfy substantially the following requirements, unless the Sponsor has permitted the Trustee in writing to enter into the relevant Custody Agreement without satisfaction of one or more of these requirements:

     (i)  That Gold held by the Custodian will be held in a vault maintained under the control of the Custodian, or held by or for a sub-custodian employed as authorized by the relevant Custody Agreement.

     (ii) That the Custodian shall deliver Gold held on behalf of the Trust by the Custodian, or by or for any sub-custodian employed by the
          Custodian, only to such persons and at such times as specified in instructions furnished to it by the Trustee in a writing signed by an authorized person or by authenticated electronic transmission, or any substantial equivalent, and each Custody Agreement shall contain an explicit undertaking by the Custodian to this effect.

    (iii) That as of the close the business on any Business Day, the balance of any Custody Account maintained by a Custodian for the Trust on an
          Unallocated Basis shall

                                       19

          not exceed the maximum fine weight of the standard measure of Gold used by the Custodian for Good Delivery in the market in which it operates, for example, 430 Fine Ounces in the London market.

     (iv) That when the Trustee instructs the Custodian (1) to debit Gold from a
          Trust Allocated Account maintained by the Custodian for transfer to a
          Custody Account maintained by the Custodian for the Trust on an
          Unallocated Basis and (2) to execute the instruction on the same
          Business Day as and in connection with one or more instructions the
          Trustee gives to the Custodian, the Custodian will use commercially reasonable efforts to execute the instructions in a manner that minimizes the time the Gold to be debited from the Trust Allocated
          Account stands to the credit of the Custody Account maintained for the
          Trust by the Custodian on an Unallocated Basis.

     (v)  That Gold transferred from a Custody Account of the Trust maintained on an Unallocated Basis (including any transfers for deposit to a
          Trust Allocated Account) or upon transfer from a Trust Allocated
          Account for credit to the Custody Account of the Trust maintained on an Unallocated Basis will be in a form which complies with the relevant requirements for Good Delivery and that, if the weight and fineness of Gold delivered by the Custodian upon transfer from the
          Custody Account of the Trust maintained on an Unallocated Basis is determined to be different from that reported to the Trustee by the
          Custodian, the Custodian will make appropriate credits or debits to the Custody Accounts maintained by the Custodian for the Trust such that the total Fine Ounces credited by the Custodian to Custody
          Accounts of the Trust equal the amount reported to the Trustee.

     (vi) That, in the event Gold withdrawn from a Custody Account of the Trust maintained on an Unallocated Basis does not comply with the relevant requirements for Good Delivery or is not of the weight and fineness represented in the Custodian's account records, recovery in accordance with the Custody Agreements shall not be barred by delay in asserting a claim because of the failure to discover such loss or damage, regardless of whether the loss or damage could or should have been discovered.

    (vii) That (A) the Custodian will be obligated to use reasonable care and will be responsible to the Trust for any loss resulting directly from its negligence, fraud or willful misconduct, (B) the Custodian will maintain, at no cost to the Trust, appropriate insurance in regard to its Gold and custody business, and (C) that the Custodian will periodically allow the Trustee to review such insurance from time to time upon reasonable prior notice and will provide the Sponsor information regarding such insurance required by the Sponsor in connection with the maintenance of the registration of the
          streetTRACKS(R) Gold Shares, in each case subject to appropriate confidentiality agreements.

   (viii) That the Trust's assets held by the Custodian or by or for any sub-custodian employed by the Custodian will not be subject to any right, charge, security

                                       20

          interest, lien or claim of any kind except (1) a claim of payment by the Custodian or any sub-custodian for the safe custody or administration of the Trust's assets or, (2) in the case of a Custody
          Account maintained by a Custodian on an Unallocated Basis, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws, and the Custodian shall provide a representation to the foregoing effect.

     (ix) That the beneficial ownership of the Gold will be freely transferable without the payment of money or value other than for safe custody or administration.

     (x)  That the Trust's independent public accountants will be given access to records identifying assets of the Trust and access to the Trust's assets as required for confirmation of the contents of those records.

     (xi) That the Trustee will receive (1) for each Business Day by no later than the following Business Day, information showing the movement of
          Gold into and out of the Custody Accounts maintained by the Custodian for the Trust, in sufficient detail to identify each transaction, the
          Business Day on which it occurred and information to allow the Trustee to determine the Custodian's compliance with the requirements set forth in clause (iii) of this paragraph (d) relating to the intended maximum amount of Gold to be held in a Custody Account maintained by the Custodian for the Trust on an Unallocated Basis and (2) periodic reports (not less than quarterly) with respect to the safekeeping of the Trust's assets which shall identify separately the assets held by the Custodian and the assets held by each sub-custodian used by the
          Custodian and the assets held by each other party holding assets of the Trust on behalf of the Custodian or a sub-custodian.

    (xii) That the Custodian irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to the custody agreement or any action taken or omitted thereunder, and waives any claim of forum non conveniens and any objections as to laying of venue, and further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to the Custodian at its address for purposes of notices specified in the relevant Custody Agreement.

          (e) When directing transfers to and from the Custody Accounts of the
Trust, the Trustee will instruct the Custodian (which instruction may be provided by the relevant Custody Agreement) to take the actions described in clauses (iii) an (iv) of the preceding paragraph (d) of this Section 3.02.

          (f) The Trustee shall hold and record the ownership of the Trust's assets in such manner that they will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or its creditors, other than a claim for payment of services, advances, indemnities and expenses by the Trustee in providing services as trustee or, in the case of cash deposits, liens or rights in favor of creditors of the Trustee arising under bankruptcy,

                                       21

insolvency or similar laws and the Trustee, will, as requested by the Sponsor and at the Trustee's expense, provide an opinion of counsel, satisfactory to the
Sponsor, to the foregoing effect with respect to assets held by the Trustee.

          (g) The Trustee shall instruct each Custodian to transfer from the
Custody Accounts maintained by the Custodian amounts of Gold held as an asset of the Trust only (i) to another Custody Account, (ii) to effect a sale of Gold in accordance with the applicable provisions of this Agreement, (iii) to effect a redemption of streetTRACKS(R) Gold Shares in accordance with the provisions of
Article V hereof, (iv) upon termination of the Trust as provided in Section 9.01 hereof or (v) otherwise as directed by a governmental or regulatory body having authority to make such direction.

         SECTION 3.03. CASH ACCOUNT.

         The Trustee shall open and maintain a separate non-interest bearing account with the Trustee or such other banking institution specified by the
Sponsor, or if the Sponsor fails so to specify, as selected by the Trustee, in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account all cash received by it from or for the account of the Trust. Such account shall be known as the "Cash Account." On each Business Day, the Trustee shall notify the Sponsor, in writing, of the balance of the Cash Account.

         SECTION 3.04. RESERVE ACCOUNT.

         The Trustee shall open and maintain a separate non-interest bearing account with the Trustee or such other banking institution specified by the
Sponsor, or if the Sponsor fails so to specify, as selected by the Trustee, in the name, and for the benefit, of the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account all cash which it has credited to such account from the Cash
Account to reflect the reserves for taxes or other governmental charges and other contingent liabilities payable out of the Trust that the Trustee has established from time to time as required by generally accepted accounting principles. Such account shall be known as the "Reserve Account." The Trustee shall not be required to transmit to the Depository for distribution to
Beneficial Owners any of the amounts held in such reserves; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the Cash Account or, if the Trust shall have terminated or shall be in the process of termination, the
Trustee shall transfer such amounts to the Depository for distribution to
Beneficial Owners such Beneficial Owners' interest in the amounts previously reserved in accordance with Section 9.01.

                                       22

         SECTION 3.05. CERTAIN DEDUCTIONS AND DISTRIBUTIONS.

         (a) Subject to paragraph (c) of this Section, monthly, in arrears, the
Trustee shall deduct from moneys held in the Cash Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to
Section 8.04 on account of its services performed. The Trustee shall charge the
Cash Account its disbursements for payment of other expenses at such times as the Trustee determines convenient in its administration of the Trust.

         (b) The following charges are or may be accrued and paid by the Trust:

     (1)  Trustee's fees as set forth in Section 8.04 and Sponsor's fees as set forth in Section 7.04;

     (2)  expenses of custody, deposit or delivery of the Gold (exclusive of any expenses borne by a Depositor or redeeming Participant as provided herein or in the Participant Agreement), and disbursements charged by and indemnification due any Custodian;

     (3)  fees of the Trustee for extraordinary services performed under this
          Agreement;

     (4)  taxes, as provided herein, and various other governmental charges;

     (5)  any taxes, fees and charges payable by the Trustee with respect to
          Creation Baskets or Redemption Baskets;

     (6)  expenses and costs of any action taken by a Trustee Indemnified Party or a Sponsor Indemnified Party to protect the Trust and the rights and interests of Beneficial Owners;

     (7)  indemnification of the Trustee or the Sponsor as provided in this
          Agreement, including, without limitation, in Sections 7.05 and 8.05;

     (8)  expenses incurred in contacting Beneficial Owners in the manner described in Section 3.10;

     (9)  legal and auditing expenses, and the compensation paid to agents employed by the Trustee as permitted hereunder;

     (10) fees paid to the Depository for custody of streetTRACKS(R) Gold
          Shares;

     (11) federal and state annual fees in keeping the registration of
          streetTRACKS(R)Gold Shares on a current basis pursuant to Section
          10.02 for the issuance of Creation Baskets;

     (12) expenses of the Sponsor relating to the printing and distribution of marketing materials describing the Trust and streetTRACKS(R) Gold
          Shares (including

                                       23

          but not limited to, associated legal, consulting, advertising and marketing costs and other out-of-pocket expenses);

     (13) fees and expenses of the Marketing Agent; and

     (14) stationery, postage and all other out-of-pocket expenses of the Trust not otherwise stated above incurred by it, the Sponsor or the
          Custodian or any Additional Custodian or Successor Custodian pursuant to actions permitted or required under this Agreement.

          (c) The Trustee shall, when directed by the Sponsor, and, in the absence of such direction, may, in its discretion, sell Gold in such quantity and at such times as may be necessary to permit payment of expenses hereunder including any of the expenses enumerated in subsection (b) above. The Trustee is conclusively authorized to sell Gold at such times and in the smallest amounts required to permit payment of expenses as they come due, it being the intention to minimize the Trust's holdings of assets other than Gold. Neither the Trustee nor the Sponsor shall have any liability for loss or depreciation resulting from sales of Gold so made. Further, the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant the Sponsor's direction.

          (d) If at any time and from time to time the Trustee and Sponsor determine that the balance on hand in the Cash Account exceeds the anticipated expenses of the Trust during the following 12 months, they shall direct that such excess be distributed and shall establish such Record and Distribution
Dates for such distribution as they deem appropriate. In calculating the amount of a distribution, fractions of less than $0.01 will be ignored. Notwithstanding the foregoing, no distribution shall be made if the amount distributable will be less than $0.01 per streetTRACKS(R) Gold Share outstanding. The Trustee shall make distributions under this paragraph solely to the Depository as the registered holder of all streetTRACKS(R) Gold Shares in accordance with Section
3.10(g) and the Trustee shall have no liability to any person in respect of any distribution so made.

         SECTION 3.06. STATEMENTS AND REPORTS.

         After the end of each Fiscal Year and within the time period required by applicable laws, rules and regulations, the Trustee will furnish to DTC
Participants holding streetTRACKS(R) Gold Shares in their DTC accounts as of the end of that Fiscal Year for distribution to each person who was a Beneficial
Owner of streetTRACKS(R) Gold Shares at the end of such Fiscal Year, an annual report of the Trust containing financial statements audited by independent accountants designated by the Sponsor and such other information as may be required by such laws, rules and regulations or otherwise, or which the Sponsor determines shall be included. The Trustee may distribute the annual report by any means acceptable to the Depository and the DTC Participants, but the Trustee
shall not be responsible to any person if any notice or report does not reach any Beneficial Owner.

                                       24

     SECTION 3.07. SALE OF GOLD OR OTHER PROPERTY.

In addition to selling Gold in accordance with Section 3.05(c), the Trustee shall sell Gold whenever any one or more of the following conditions exist:

          (a) the Sponsor has notified the Trustee that such sale is required by applicable law or regulation; or

          (b) the Trust is to be terminated and its assets liquidated in accordance with Section 9.01.

     Any property received by the Trust other than Gold, cash or an amount receivable in cash (such as, for example, an insurance claim) shall be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor and the proceeds thereof shall be credited to the Cash Account.

     Unless otherwise directed by the Sponsor, when selling Gold the Trustee shall endeavor to sell at the value determined under Section 4.01 for the date of sale. The Trustee shall place orders with dealers (which may include the
Custodian) through which it may reasonably expect to obtain the most favorable price and execution of orders. Solely in sale transactions made at the next
London "fix" (A.M. or P.M.) following the sale order, the Custodian may also be the purchaser.

     The Trustee and the Sponsor shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to this
Section 3.07.

     SECTION 3.08. COUNSEL; MARKETING AGENT.

          (a) The Sponsor may from time to time employ counsel to act on behalf of the Trust and perform any legal services in connection with the Gold and the
Trust, including any legal matters relating to the possible disposition or acquisition of any Gold. The fees and expenses of such counsel shall be paid by the Trustee from the assets of the Trust.

          (b) To assist the Sponsor in marketing streetTRACKS(R) Gold Shares, which assistance shall include but shall not be limited to the developing and executing a marketing plan and preparing marketing materials, the Sponsor shall enter into a Marketing Agent Agreement with the Initial Marketing Agent in the form annexed as Exhibit E hereto concurrently with the execution of this
Agreement. The Sponsor may also from time to time employ such other additional or successor Marketing Agent(s) on such terms and conditions as the Sponsor determines. Subject to the provisions of Section 10.06 hereof, the fees and expenses of the Initial Marketing Agent and any successor or additional
Marketing Agent(s) shall be paid by the Trustee from the assets of the Trust.
The Sponsor shall not be answerable for the default or misconduct of the Initial
Marketing Agent and shall not be answerable for the default or misconduct of any successor or additional Marketing Agent(s) if the Sponsor shall have selected such successor or additional Marketing Agent(s) with reasonable care. The
Trustee shall have no liability for the terms, value or validity of any agreement entered into by the Sponsor with a Marketing Agent or for the default or misconduct of any Marketing Agent.

                                       25

     SECTION 3.09. NOTICE TO SPONSOR.

     If the Trustee receives notice at any time that an action is to be taken by reason of its holding of the assets of the Trust for which no direction is provided herein, the Trustee shall promptly notify the Sponsor and shall thereupon take or refrain from taking such action as the Sponsor shall in writing direct; provided, however, that if the Sponsor shall not within five
Business Days of the giving of such notice to the Sponsor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action or decline to take action as it, in its sole discretion, shall deem advisable.
Neither the Sponsor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this Section 3.09.

     SECTION 3.10. BOOK-ENTRY-ONLY SYSTEM, GLOBAL SECURITY.

          (a) The Sponsor and the Trustee will enter into the Depository
Agreement pursuant to which the Depository will act as securities depository for
streetTRACKS(R) Gold Shares. streetTRACKS(R) Gold Shares will be represented by a single Global Security, which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing
streetTRACKS(R) Gold Shares will be issued. The Global Security shall be in the form attached hereto as Exhibit D and shall represent such streetTRACKS(R) Gold
Shares as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding streetTRACKS(R) Gold Shares from time to time endorsed thereon and that the aggregate amount of outstanding
streetTRACKS(R) Gold Shares represented thereby may from time to time be increased or reduced to reflect deposits or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding streetTRACKS(R) Gold Shares represented thereby shall be made in such manner and upon instructions given by the Trustee as specified in the Depository Agreement.

          (b) Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of The Depository Trust
Company, a New York corporation ("DTC"), to the Trustee or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY
TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

          (c) The Depository has advised the Sponsor and the Trustee as follows:
The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the "DTC Participants") and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC
Participants, thereby eliminating

                                       26

the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants").

          (d) As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of streetTRACKS(R) Gold Shares, the
Depository will credit or debit, on its book-entry registration and transfer system, the amount of streetTRACKS(R) Gold Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Trustee and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in streetTRACKS(R) Gold Shares will be limited to DTC Participants,
Indirect Participants and persons holding interests through DTC Participants and
Indirect Participants. Owners of beneficial interests in streetTRACKS(R) Gold
Shares ("Beneficial Owners") will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC
Participants, records maintained by the Depository and, in the case of Indirect
Participants and Beneficial Owners holding through a DTC Participant or an
Indirect Participant, through those records or the records of the relevant DTC
Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased streetTRACKS(R) Gold Shares a written confirmation relating to their purchase of streetTRACKS(R) Gold Shares.

          (e) So long as Cede & Co., as nominee of the Depository, is the registered owner of streetTRACKS(R) Gold Shares, references herein to the registered or record owners of streetTRACKS(R) Gold Shares shall mean Cede & Co.
and shall not mean the Beneficial Owners of streetTRACKS(R) Gold Shares.
Beneficial Owners of streetTRACKS(R) Gold Shares will not be entitled to have
streetTRACKS(R) Gold Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of streetTRACKS(R) Gold
Shares under this Agreement. Accordingly, to exercise any rights of a holder of
streetTRACKS(R) Gold Shares under the Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC
Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Trustee and the
Sponsor understand that under existing industry practice, if the Trustee requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding
streetTRACKS(R) Gold Shares, is entitled to take, in the case of a Trustee request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding
streetTRACKS(R) Gold Shares through it, with each successive Indirect
Participant continuing to notify each person holding streetTRACKS(R) Gold Shares through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial
Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trustee through each Indirect Participant and DTC
Participant through which the Beneficial Owner's interest in the streetTRACKS(R)
Gold Shares is held.

                                       27

          (f) As described above, the Trustee will recognize the Depository or its nominee as the owner of all streetTRACKS(R) Gold Shares for all purposes except as expressly set forth in this Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trustee upon request and for a fee to be charged to the
Trust a listing of the streetTRACKS(R) Gold Share holdings of each DTC
Participant. The Trustee shall inquire of each such DTC Participant as to the number of Beneficial Owners holding streetTRACKS(R) Gold Shares, directly or indirectly, through such DTC Participant. The Trustee shall provide each such
DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such
Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

          (g) Distributions on streetTRACKS(R) Gold Shares pursuant to Section
3.05(d) shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all streetTRACKS(R) Gold Shares. The Trustee and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of streetTRACKS(R) Gold Shares, shall credit immediately DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in streetTRACKS(R) Gold Shares as shown on the records of the Depository or its nominee. The Trustee and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Beneficial
Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name," and will be the responsibility of such DTC Participants and
Indirect Participants. Neither the Trustee nor the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in streetTRACKS(R) Gold Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the
Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial
Owner and any person by or through which such Beneficial Owner is considered to own streetTRACKS(R) Gold Shares.

          (h) Limitation of Liability. The Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by World Gold
Trust Services, LLC, as Sponsor, and by The Bank of New York, as Trustee of the
Trust, in the exercise of the powers and authority conferred and vested in them by this Agreement. The representations, undertakings and agreements made on the part of the Trust in the Global Security are made and intended not as personal representations, undertakings and agreements by World Gold Trust Services, LLC or The Bank of New York, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Security shall be construed as creating any liability on World Gold Trust Services, LLC or The Bank of New York,
individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Agreement.

                                       28

          (i) Successor Depository. If a successor to The Depository Trust
Company shall be employed as Depository hereunder, the Trustee and Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.10.

     SECTION 3.11. TRUST TO BE ADMINISTERED AS GRANTOR TRUST.

     Nothing in this Agreement, any Custody Agreement with any Custodian, or otherwise, shall be construed to give the Trustee the power to vary the investment of the Beneficial Owners within the meaning of Treasury Regulation
Section 301.7701-4(c) or similar or successor provisions of United States
Treasury Regulations under the Internal Revenue Code, nor shall the Sponsor give the Trustee any direction that would vary the investment of the Beneficial
Owners. The Trustee shall not be liable to any person for the failure of the
Trust to qualify as a grantor trust under the Internal Revenue Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought, provided that this sentence shall not limit the Trustee's responsibility for the administration of the Trust in accordance with this
Agreement.

                                   ARTICLE IV

                               EVALUATION OF GOLD

     SECTION 4.01. EVALUATION OF GOLD.

     As of the Evaluation Time on each Business Day, the Trustee shall determine the value of the Gold held or receivable by the Trust on the basis of the London
P.M. Fix for the day on which the evaluation is made, or if no London P.M. Fix is made on such day or has not been announced by the Evaluation Time, on the basis of the last London "fix" (A.M. or P.M.) determined prior to the Evaluation
Time, unless the Trustee in consultation with the Sponsor determines such price inappropriate as a basis for evaluation. In the event the Trustee and the
Sponsor determine that the London P.M. Fix or last prior London "fix" is not an appropriate basis for evaluation, they shall identify an alternative basis for evaluation to be employed by the Trustee. Neither the Trustee nor the Sponsor shall be liable to any person for the determination that the London P.M. Fix or last prior London "fix" is not appropriate as a basis for evaluation of the Gold held or receivable by the Trust or for any determination as to the alternative basis for evaluation provided that such determination is made in good faith.

     SECTION 4.02. RESPONSIBILITY OF THE TRUSTEE FOR EVALUATIONS.

     The Sponsor and the Beneficial Owners may rely on any evaluation furnished by the Trustee, and the Sponsor shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably available to it. The Trustee shall be under no liability to the Sponsor, the Depository, Beneficial Owners or any other person, for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, willful

                                       29

misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                                    ARTICLE V

              TRUST EVALUATION AND REDEMPTION OF REDEMPTION BASKETS

     SECTION 5.01. TRUST EVALUATION.

     As of the Evaluation Time on each Business Day, the Trustee shall subtract all estimated accrued but unpaid fees (other than the fees computed by reference to the Adjusted Net Asset Value of the Trust, as defined below, or custody fees computed by reference to the value of Gold held by the Trust), expenses and other liabilities of the Trust from the total value of the Gold determined by the Trustee pursuant to Section 4.01 and all other assets of the Trust (other than any amounts credited to the Reserve Account). The resulting figure is the
"Adjusted Net Asset Value" of the Trust. The Trustee shall subtract from the
Adjusted Net Asset Value the amount of accrued fees computed by reference to the
Adjusted Net Asset Value of the Trust and custody fees computed by reference to the value of Gold held by the Trust and the resulting figure is the "Net Asset
Value" of the Trust. The Trustee shall also divide the Net Asset Value of the
Trust by the number of streetTRACKS(R) Gold Shares outstanding as of the
Evaluation Time on the date of the evaluation then being made (which shall take into account the settlement of Creation Baskets and Redemption Baskets occurring on such date), which figure is the "Net Asset Value per streetTRACKS(R) Gold
Share."

     Adjusted Net Asset Value, Net Asset Value and Net Asset Value per
streetTRACKS(R) Share shall be computed in accordance with generally accepted accounting principles in the United States. The Trustee's estimation of accrued but unpaid fees, expenses and liabilities shall be conclusive upon all persons interested in the Trust and no revision or correction in any computation made pursuant to this Agreement shall be required by reason of any difference in amounts estimated from those actually paid.

     SECTION 5.02. REDEMPTION OF REDEMPTION BASKETS.

          (a) On any Business Day, a Participant with respect to which a
Participant Agreement is in full force and effect (as reflected on the list maintained by the Trustee pursuant to Section 2.03(a)(i)) may redeem one or more
Redemption Baskets standing to the credit of the Participant on the records of the Depository in kind by delivering a request for redemption to the Trustee
(such request, a "Redemption Order") in the manner specified in the procedures specified in the attachment to the Participant Agreement, as amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Agreement).

          (b) To be effective, a Redemption Order must be submitted on a
Business Day by the Order Cut-Off Time in form satisfactory to the Trustee (the
Business Day on which the Redemption Order is so submitted, "Redemption Order
Date"). The Trustee shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable

                                       30

laws and regulations, and the Trustee shall have no liability to any person for rejecting a Redemption Order in such circumstances.

          (c) Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution ("Redemption Distribution") shall consist of the portion of the Net Asset Value of the Trust, determined pursuant to
Section 5.01 for the Redemption Order Date, attributable to the Redemption
Basket(s). In general, such distribution shall consist of (A) credit to a
Participant Unallocated Account of the redeeming Participant maintained with the
Custodian of the amount of Gold representing the fractional undivided interest in the Gold held by the Trust evidenced by the Redemption Baskets subject to the redeeming Participant's Redemption Order plus or minus (B) a cash amount (the
"Cash Redemption Amount"). The Cash Redemption Amount shall be equal to all assets of the Trust other than Gold less all accrued expenses and other liabilities, divided by the number of Baskets outstanding and multiplied by the number of Redemption Baskets subject to the redeeming Participant's Redemption
Order. If the Cash Redemption Amount is positive, then it shall be paid in cash.
If the Cash Redemption Amount is negative, then it shall reduce the credit to the Participant's Participant Unallocated Account, by an amount of Gold equal in value, at the price of Gold determined under Section 4.01 hereof for the
Redemption Order Date, to such negative Cash Redemption Amount. Fractions of a
Fine Ounce of Gold included in the Redemption Distribution smaller than 0.001 of a Fine Ounce shall be disregarded.

     The Trustee will distribute any positive Cash Redemption Amount through the
Depository to the account of the Participant as recorded on the book entry system of the Depository.

          (d) By 10:00 a.m. New York time (but not later than 3:30 London time)
on the third Business Day following the Redemption Order Date (such third
Business Day, the "Redemption Settlement Date"), if the Trustee's account at the
Depository has by 9:00 a.m. New York time on such day been credited with the
Redemption Baskets being tendered for redemption and the Trustee has by such time received the Transaction Fee, the Trustee shall deliver the Cash Redemption
Amount (if any) and shall direct the Custodian to deliver Gold included in the
Redemption Distribution by effecting the necessary transfers of the Gold to the redeeming Participant's Participant Unallocated Account. If by such time the
Trustee does not receive from a redeeming Participant all streetTRACKS(R) Gold
Shares comprising the Redemption Order, the Trustee will (i) settle the
Redemption Order to the extent of whole Redemption Baskets received from the
Participant and (ii) keep the redeeming Participant's Redemption Order open until 9:00 a.m. New York time on the first Business Day following the Redemption
Settlement Date as to the balance of the Redemption Order (such balance, the
"Suspended Redemption Order"), provided, however, that the redeeming Participant pays the Trustee such fee for the custody of the Gold included in the Suspended
Redemption Order for the period subsequent to the Redemption Settlement Date as the Trustee may, from time to time, determine. If the Redemption Basket(s)
comprising the Suspended Redemption Order are credited to Trustee's account at the Depository by 9:00 a.m. New York time on such following Business Day, the
Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such time the Trustee does not receive from the redeeming Participant all streetTRACKS(R)
Gold Shares comprising the Suspended Redemption Order, the Trustee will settle the Suspended Redemption

                                       31

Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Sponsor and the Trustee may from time to time determine, the Trustee shall be authorized to deliver the Redemption
Distribution notwithstanding that a Redemption Basket has not been credited to the Trustee's account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Sponsor and the Trustee may, in their sole discretion, from time to time agree.

     If Gold is to be delivered through a Custodian other than the Initial
Custodian or in a market other than the London market, the Sponsor and Trustee are authorized to establish such other procedures, including requirements as to the time of receipt by the Trustee of the tendered Redemption Baskets, for payment of the Redemption Distribution as they shall determine appropriate.

          (e) The Trustee may, in its discretion, and will when so directed by the Sponsor, suspend the right of redemption, or postpone the Redemption
Settlement Date, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Gold is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Beneficial Owners. Neither the Sponsor nor the
Trustee is liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

          (f) Redemption Baskets effectively redeemed pursuant to the provisions of this section or as may be otherwise provided pursuant to Section 5.03 shall be cancelled by the Trustee in accordance with the Depository's procedures.

     SECTION 5.03. OTHER REDEMPTION PROCEDURES.

     The Sponsor and the Trustee from time to time may, but shall have no obligation to, establish procedures with respect to redemption of
streetTRACKS(R) Gold Shares in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 5.02. If Gold is to be delivered through a Custodian other than the Initial Custodian or in a market other than the London market, the Sponsor and Trustee are authorized to establish such procedures and to appoint such custodians and establish such custody accounts in addition to those described herein, as the Sponsor and the Trustee shall agree and determine to be desirable.

                                   ARTICLE VI

                     TRANSFER OF streetTRACKS(R) GOLD SHARES

     SECTION 6.01. TRANSFER OF streetTRACKS(R) GOLD SHARES.

     Beneficial Owners that are not DTC Participants may transfer
streetTRACKS(R) Gold Shares by instructing the DTC Participant or Indirect
Participant holding the streetTRACKS(R) Gold Shares for such Beneficial Owner in accordance with standard securities industry practice.

                                       32

Beneficial Owners that are DTC Participants may transfer streetTRACKS(R) Gold
Shares by instructing the Depository in accordance with the rules of the
Depository and standard securities industry practice.

                                       33

                                   ARTICLE VII

                                     SPONSOR

     SECTION 7.01. RESPONSIBILITY AND DUTIES.

     The Sponsor shall be liable in accordance herewith for the obligations imposed upon and undertaken by the Sponsor hereunder.

     SECTION 7.02. CERTAIN MATTERS REGARDING SUCCESSOR SPONSOR.

     The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Sponsor. The Sponsor may transfer all or substantially all of its assets to an entity which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Agreement, and in such event, the Sponsor shall be relieved of all further liability under this
Agreement.

     SECTION 7.03. RESIGNATION OF SPONSOR; SUCCESSORS.

     If at any time the Sponsor desires to resign its position as Sponsor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by the Sponsor. Such resignation shall not become effective until the earlier of (i) the effective date of the appointment by the Trustee of a successor Sponsor to assume, with such compensation from the Trust as the
Trustee may deem reasonable under the circumstances, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; (ii) the date the
Trustee shall have agreed to act as Sponsor hereunder succeeding to all the rights and duties of the resigning Sponsor without appointing a successor
Sponsor and without terminating this Agreement; or (iii) the date by when the
Trustee shall have terminated and liquidated the Trust and distributed all remaining assets to the Depository for distribution to DTC Participants who are then owners of streetTRACKS(R) Gold Shares on the records of the Depository, which action the Trustee shall take if, within sixty (60) days following the date on which a notice of resignation shall have been delivered by the Sponsor, a successor Sponsor has not been appointed and the Trustee has not agreed to act as Sponsor hereunder. The Trustee shall have no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is terminated by reason of the
Sponsor's resignation. If the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing its duties hereunder or shall become bankrupt or its affairs shall be taken over by public authorities, the
Trustee shall act in accordance with the provisions set forth in Section
8.01(s). Any successor Sponsor shall be satisfactory to the Trustee. Upon its resignation becoming effective, the resigning Sponsor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring before its resignation became effective, and the successor Sponsor shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Sponsor under this Agreement. The successor Sponsor shall not be under any liability hereunder for acts or omissions occurring prior to the effective date stated in the instrument appointing it successor Sponsor.
Notice of appointment of successor Sponsor shall be mailed promptly after acceptance of appointment by the Trustee to all DTC Participants who are then owners of

                                       34

streetTRACKS(R) Gold Shares on the records of the Depository for distribution to
Beneficial Owners as provided in Section 3.10.

     SECTION 7.04. COMPENSATION OF THE SPONSOR.

     Subject to the provisions of Section 10.06 hereof, as compensation for performing services under this Agreement and services provided in connection with the maintenance of a web site for the Trust, including licensing costs, and with the marketing of streetTRACKS(R) Gold Shares, the Sponsor shall receive a fee, payable monthly in arrears, in an amount per annum equal to 0.15% of the daily Adjusted Net Asset Value of the Trust. The Sponsor shall also receive reimbursement for any and all disbursements and expenses incurred hereunder.
Within 30 Business Days following the end of each calendar year, the Sponsor shall certify to the Trustee the amount of its actual expenses during the preceding calendar year and shall reimburse the Trust any amounts received in excess of the expenses so certified. The Trustee shall have no liability or responsibility for amounts paid to the Sponsor pursuant to this Section.

     SECTION 7.05. LIABILITY OF SPONSOR AND INDEMNIFICATION.

          (a) The Sponsor shall not be under any liability to the Trustee or any
Beneficial Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any Gold or other assets held in trust hereunder; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance in the performance of its duties hereunder or reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee's counsel or by any other person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Beneficial Owner or to the Trustee other than as expressly provided for herein.

          (b) The Sponsor and its shareholders, members, directors, officers, employees, affiliates (as such term is defined in Regulation S-X) and subsidiaries (each a "Sponsor Indemnified Party") shall be indemnified from the
Trust and held harmless against any loss, liability or expense incurred without
(1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Agreement or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this
Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor hereunder. Any amounts payable to a Sponsor Indemnified Party under this Section 7.05 may be payable in advance or shall be secured by a lien on the Trust. The Sponsor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the
Sponsor may, in its discretion, undertake any action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the

                                       35

parties hereto and the interests of the Beneficial Owners and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the
Trust.

                                  ARTICLE VIII

                                     TRUSTEE

     SECTION 8.01. GENERAL DEFINITION OF TRUSTEE'S RIGHTS, DUTIES AND
RESPONSIBILITIES.

     All duties, rights, privileges and liabilities of the Trustee set forth in this Agreement are subject to the following:

          (a) Duties Limited to Those Specified. The duties, responsibilities and obligations of the Trustee shall be limited to those expressly set forth in this Agreement and no duties, responsibilities or obligations shall be inferred or implied against the Trustee. The Trustee shall not be subject to, nor required to comply with, any other agreement to which the Sponsor or a
Participant is a party and to which the Trustee is not a party, even though this
Agreement may refer to that agreement; nor shall it be required to comply with any direction or instruction from the Sponsor, a Participant or an entity acting on behalf of either other than directions or instructions contained in or delivered in accordance with this Agreement. The Trustee shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties under this
Agreement, except as specifically provided herein.

          (b) Indemnity for Actions Taken to Protect the Trust. The Trustee
shall not be under any obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it shall be furnished with reasonable security and indemnity against such expense or liability. Any pecuniary cost of the Trustee resulting from the Trustee's appearance in, prosecution of or defense of any such action shall be deductible from and constitute a lien against the assets of the Trust. Subject to the foregoing, the Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interest of all Beneficial Owners pursuant to the terms of this Agreement.

          (c) Holding of Trust Property other than Gold. Assets of the Trust, exclusive of Gold or cash, shall be held by the Trustee either directly or through the Federal Reserve/ Treasury Book Entry System for United States and
federal agency securities (the "Book Entry System"), the Depository, or through any other clearing agency or similar system (a "Clearing Agency"), if available.
The Trustee shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rates changes, or similar matters relating to securities held at the
Depository or with any Clearing Agency unless the Trustee shall have received actual and timely written notice of the same, nor shall the Trustee have any responsibility or liability for the actions or omissions to act of the Book
Entry System, the Depository or any Clearing Agency. All moneys deposited with or received by the Trustee hereunder shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust in accordance with the provisions of Section

                                       36

3.03 and 3.04, until disbursed in accordance with the provisions of this
Agreement. Such monies held hereunder shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust in accordance with the provisions of Sections 3.03 and 3.04.

          (d) Official Process Affecting the Property. If at any time the
Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Trust or its property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any assets of the Trust), the Trustee is authorized to comply therewith in any manner that it or legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

          (e) Limitation on Trustee's Liability. The Trustee shall not be liable for the disposition of Gold or moneys, or in respect of any evaluation which it makes under this Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Trustee be liable

     (i)  for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Sponsor, a Participant or any entity acting on behalf of the Sponsor or a
          Participant which the Trustee believes is given pursuant to or is authorized by this Agreement;

     (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated; or

    (iii) for an amount in excess of the value of the assets of the Trust.

     Whenever in this Agreement it is stated that the Trustee is not or shall not be liable or shall have no liability (or words of like effect) for some matter or thing, such statement shall mean that the Trustee is not and shall not be liable to any person, including the Trust, the Depository, any Beneficial
Owner, the Sponsor, a Participant or prospective Participant or a Custodian, with regard to that matter or thing, and in each such case, the Trustee shall be indemnified by the Trust against any loss, liability or expense in connection with the matter or thing for which it was stated the Trustee would not be liable. Such indemnity shall include payment by the Trust of the costs and expenses set forth in the second sentence of Section 8.05, and shall be considered amounts payable under Section 8.05. Such indemnity shall survive the resignation or removal of the Trustee and the termination of the Trust (but not the final distribution of the Trust assets), and shall inure to the benefit of any entity which is successor to any Trustee Indemnified Party, as defined in
Section 8.05.

                                       37

          (f) Protection for Amounts Due to Trustee. If any fees, expenses or costs incurred by, or any obligations owed to, the Trustee under this Agreement are not promptly paid when due, the Trustee may reimburse itself therefor from the assets of the Trust and may sell, liquidate, convey or otherwise dispose of any assets (including Gold) for such purpose. The Trustee may in its sole discretion withhold from any distribution an amount (in kind or in cash, as the case may be) that it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Trustee is entitled to hereunder.

          (g) Security Interest in Property for Obligations To Trustee. As
security for the due and punctual performance of any and all obligations owed to the Trustee under this Agreement, now or hereafter arising, the Sponsor, each
Participant, the Depository, and each Beneficial Owner hereby pledges, assigns and grants to the Trustee a continuing security interest in, and a lien on, the assets of the Trust and all distributions thereon or additions thereto. The security interest of the Trustee shall at all times be valid, perfected and enforceable by the Trustee against the Sponsor, the Depository, each DTC
Participant who is an owner of streetTRACKS(R) Gold Shares on the records of the
Depository, and each Beneficial Owner and all third parties in accordance with the terms of this Agreement.

          (h) Advice of Counsel. The Trustee may consult with legal counsel of its own choosing, at the expense of the Trust, as to any matter relating to this
Agreement, and the Trustee shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

          (i) Force Majeure. The Trustee shall not incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

          (j) Reliance on Writings. The Trustee shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated
therein or the propriety or validity or the service thereof. The Trustee may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or to make any statement or execute any document in connection with the provisions of this Agreement has been duly authorized to do so, provided, however that where a list of authorized officials of a person and their signatures are on file with the Trustee, the Trustee shall compare such manual signatures to the signature on any such documents. Such requirement shall not apply to "personal identification numbers" or "PINS" or other forms of electronic security devices which function as a proxy for a manual signature.

          (k) Documents or Securities. The Trustee shall not be responsible in any respect for the form, execution, validity, value, collectibility or genuineness of documents,

                                       38

instruments or securities deposited with or delivered to or held by it under this Agreement, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, instrument or security. The Trustee shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any asset (including Gold), securities (including streetTRACKS(R) Gold Shares), or other property deposited, issued or held under this Agreement.

          (l) General Duty of Care of Trustee. The Trustee shall not be under any duty to give the property held by it hereunder any greater degree of care than it gives its own similar property.

          (m) Requests for Instructions. At any time the Trustee may request an instruction in writing in English from the Sponsor or a Participant with respect to any action which the Sponsor or a Participant is authorized to direct the
Trustee hereunder, and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations under this Agreement. The Trustee shall not be liable for acting in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least three (3) Business Days after the Sponsor or
Participant receives the Trustee's request for instructions and its proposed course of action, and provided further that, prior to so acting, the Trustee has not received the written instructions requested.

          (n) Reliance on Communications. When the Trustee acts on any information, instructions, communications (including communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Trustee, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party sending it or is not in the form the party sent or intended to send (whether due to fraud, distortion or otherwise), provided that this paragraph shall not limit the Trustee's obligation to obtain such confirmations as may be specified in this Agreement or any Participant Agreement. The Trustee shall be indemnified as provided in Section 8.05 against any loss, liability, claim or expense
(including legal fees and expenses) it may incur in acting in accordance with any such communication.

          (o) Ambiguity. The Trustee may construe any provision of this
Agreement that it believes to be ambiguous or inconsistent with any other provisions hereof, and any reasonable construction of any such provision hereof by the Trustee in good faith shall be binding upon the parties hereto, each
Participant and all Beneficial Owners. In the event of any ambiguity or inconsistency or any other uncertainty in any notice, instruction or other communication received by the Trustee under this Agreement, the Trustee shall notify the Sponsor and the giver thereof, and may, in its sole discretion, refrain from taking any action other than to retain possession of the property of the Trust, unless the Trustee receives such further written instructions, from the Sponsor or otherwise, that eliminate such ambiguity, inconsistency or uncertainty.

          (p) Reliance on Arbitral Decisions. The Trustee shall have no responsibility for the contents of any writing of the arbitrators or any third party that may be used as a means to

                                       39

resolve disputes among third parties with respect to their interest in the
Trust, Trust assets or any streetTRACKS(R) Gold Shares and may conclusively rely without any liability upon the contents thereof.

          (q) Taxes. In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the Gold or its custody, moneys or other assets from time to time held hereunder, or on the income therefrom or the sale or proceeds of sale thereof, or upon it as Trustee hereunder or upon or in respect of the Trust or the streetTRACKS(R) Gold Shares, which it may be required to pay under any present or future law of the United
States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Trust and the payment of such amounts shall be secured by a lien on the Trust. Any payments by the Trustee shall be subject to withholding regulations then in force with respect to United States taxes. This paragraph shall survive notwithstanding any termination of this Agreement and the Trust or the resignation or removal of the Trustee.

          (r) Trustee's Liability for Custodial Services and Agents. Subject to
Section 3.02 hereof, the Trustee shall not be answerable for the default of the
Initial Custodian or any Custodian employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee may also employ custodians for Trust assets other than Gold, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. The fees and expenses charged by Custodians for custody of Gold and services related to the custody and safekeeping of Gold (including, for avoidance of doubt, any fees paid to the Initial Custodian under the Allocated Bullion Account Agreement and
Unallocated Bullion Account Agreement), agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to a Custodian pursuant to a
Custody Agreement, exclusive of fees for services to be performed by the
Trustee, shall constitute an expense of the Trust. Fees paid for custody of assets other than Gold shall be an expense of the Trustee.

          (s) If the Sponsor shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Trustee of such failure, or the Sponsor shall be adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case the Sponsor shall be deemed conclusively to have resigned with such resignation being effective immediately upon the occurrence of any of the specified events, and the Trustee may do any one or more of the following: (1) appoint a successor
Sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (2) agree to act as Sponsor hereunder without appointing a successor Sponsor and without terminating this

                                       40

Agreement; or (3) terminate and liquidate the Trust and distribute its remaining assets pursuant to Section 9.01. The Trustee shall have no obligation to appoint a successor Sponsor or to assume the duties of the Sponsor and shall have no liability to any person because the Trust is or is not terminated pursuant to this paragraph.

          (t) If the Net Asset Value of the Trust as shown by any evaluation made pursuant to Section 5.01 shall be less than the Discretionary Termination
Amount (defined in Section 9.01(a)), the Trustee shall, only when so directed in writing by the Sponsor, terminate and liquidate the Trust and distribute its remaining assets, all in the manner provided in Section 9.01.

          (u) The Trustee in its individual or any other capacity may own or hold gold and streetTRACKS(R) Gold Shares, or be an underwriter or dealer in respect of streetTRACKS(R) Gold Shares, and may deal in any manner with the same with the same rights and powers as if it were not the Trustee hereunder.

          (v) The Trustee shall discharge all of its obligations and perform all of its duties under the Participant Agreement.

          (w) The Trustee shall not be under any liability for information provided by it to the Sponsor and subsequently distributed, on an intraday basis, to Beneficial Owners or potential Beneficial Owners of streetTRACKS(R)
Gold Shares except by reason of its own gross negligence, bad faith, willful misconduct or willful malfeasance, or reckless disregard of its duties and obligations hereunder. Subject to the foregoing, the Trustee shall undertake to provide to the Sponsor information necessary for the Sponsor to compute an estimate of the Net Asset Value, on an intraday basis, and provide such estimate to Beneficial Owners of streetTRACKS(R) Gold Shares.

     SECTION 8.02. BOOKS, RECORDS AND REPORTS; AUDIT.

          (a) The Trustee shall keep proper books of record and account of all the transactions under this Agreement at its office located in New York or such office as it may subsequently designate upon notice to the other parties hereto.
The books and records of the Trust maintained by the Trustee shall be open to inspection by any person establishing to the Trustee's reasonable satisfaction that such person is a Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. The Trustee shall keep proper record of the creation of Creation Baskets and redemption of
Redemption Baskets at its New York office. Such records shall be open to inspection upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. Such records shall be preserved for such time as the Sponsor may direct.

          (b) The Trustee shall provide the Sponsor such financial and other information regarding the operation of the Trust as may be required for the
Sponsor to prepare such reports and filings required under the federal securities laws as provided in Section 10.02. Unless otherwise required by applicable law or regulation, the Sponsor shall be responsible for any certification of any such reports or the contents thereof and shall receive from the Trustee

                                       41

such representations with respect to information within the Trustee's control as shall be required for the Sponsor to make such certification.

          (c) The Trustee shall make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare tax returns and tax reports shall be an expense of the Trust. (d) The accounts of the Trust shall be audited, as required by law and as may be directed by the Sponsor, by independent certified public accountants designated from time to time by the
Sponsor and the cost of such audit shall be an expense of the Trust. The report of such accountants shall be furnished by the Trustee to Beneficial Owners upon request.

     SECTION 8.03. AGREEMENT ON FILE.

     The Trustee shall keep a certified copy or duplicate original of this
Agreement on file in its office and available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any
Beneficial Owner.

     SECTION 8.04. COMPENSATION OF TRUSTEE.

          (a) The Trustee shall receive at the times provided in Section 3.05 as compensation for performing its services under this Agreement an amount per annum computed on the daily Adjusted Net Asset Value of the Trust under the following schedule, payable monthly in arrears:

           0.02%             on the first              $10 billion of value

           0.00%             on any excess

provided, however, that the Trustee shall receive not less that $500,000 per annum. The Trustee's annual compensation (including the minimum fee) shall be pro rated on a daily basis for any year in which the Trustee acts less than the entire year.

     The Trustee's fee is subject to modification as determined by the Trustee and Sponsor in good faith to reflect significant changes in the administration of the Trust or the Trustee's duties from those contemplated herein.

          (b) The Trustee shall also charge the Trust for any and all expenses and disbursements incurred hereunder, exclusive of fees of agents for services to be performed by the Trustee, and for any extraordinary services performed by the Trustee hereunder relating to the Trust.

          (c) If the Trustee resigns or is removed, it shall be entitled to compensation at a per diem rate through the effective date of its resignation or removal, and its right to receive

                                       42

those fees and to reimbursement for expenses and disbursements incurred hereunder prior to its resignation or removal shall survive such resignation or removal.

     SECTION 8.05. INDEMNIFICATION OF TRUSTEE.

     The Trustee and its directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X) and subsidiaries (each a
"Trustee Indemnified Party") shall be indemnified from the assets of the Trust and held harmless against any loss, liability or expense (a) arising out of or in connection with the acceptance or administration of this Trust and any actions taken in accordance with the provisions of this Agreement or the administration of any Section of this Agreement or that arises out of or is related to any offer or sale of streetTRACKS(R) Gold Shares incurred without (1)
gross negligence, bad faith, willful misconduct and willful malfeasance on the part of such Trustee Indemnified Party and without (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this
Agreement, or (b) that arises out of or is related to any filings with or submissions to the SEC in connection with or with respect to the streetTRACKS(R)
Gold Shares (which by way of illustration and not by way of limitation, include any registration statement and any amendments to supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the
Securities Exchange Act of 1934, as amended) or any failure to make any filings with or submissions to the SEC that are required to be made in connection with or with respect to the streetTRACKS(R) Gold Shares, except for any loss, liability or expense that arises out of any report that the Trustee files on behalf of the Trust under the Securities Exchange Act of 1934, as amended, or out of any information provided in writing by the Trustee to the Sponsor for use in any registration statement or annual or other periodic report filed on behalf of the Trust that is not materially altered by the Sponsor or omissions from that information, if provided. Such indemnity shall include payment from the
Trust of the costs and expenses incurred by such Trustee Indemnified Party in investigating or defending itself against any claim or liability relating to this Agreement or the Trust, including any loss, liability or expense incurred in acting pursuant to written directions or instructions given by the Sponsor or counsel to the Trust to the Trustee from time to time in accordance with the provisions of this Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust and the rights and interest of all Beneficial Owners pursuant to the terms of this
Agreement. Any amounts payable to a Trustee Indemnified Party under this Section
8.05 may be payable in advance or shall be secured by a lien on the Trust.

     SECTION 8.06. RESIGNATION, DISCHARGE OR REMOVAL OF TRUSTEE; SUCCESSORS.

          (a) The Trustee may resign and be discharged of its duties hereunder by executing an instrument in writing resigning as such Trustee, filing the same with the Sponsor, if any, and mailing a copy of a notice of resignation to all
DTC Participants for distribution to Beneficial Owners as provided in Section
3.10 not less than sixty (60) days before the date specified in such instrument when, subject to Section 8.06(c), such resignation is to take effect. The
Trustee shall be advised by the Depository as to the holdings of all DTC
Participants pursuant to the Depository Agreement. If the Sponsor shall determine that (1) the Trustee is guilty of willful misconduct or malfeasance or willful disregard of its duties hereunder, (2) the Trustee has acted in bad faith in performing its duties hereunder, (3) there has occurred a material deterioration in the creditworthiness of the Trustee or (4) there has occurred one or more

                                       43

negligent acts or omissions on the part of the Trustee having a materially adverse effect, either singly or in the aggregate, on the Trust or the interests of the Beneficial Owners, and the Trustee has not, within fifteen (15) days of receipt of the Sponsor's notice thereof that specifies in reasonable detail the conduct, omissions or circumstances upon which the Sponsor's determination is based, either (i) cured such adverse effect and established, to the Sponsor's satisfaction, that such act or omission (or acts or omissions) will not recur, or (ii) responded to that notice explaining the steps it will take to cure such adverse effect and shall have cured such adverse effect within 30 days from the date of the Sponsor's notice and shall have established, to the Sponsor's satisfaction, that such act or omission (or acts or omissions) will not recur, the Sponsor may remove the Trustee and appoint a successor as herein provided.
In case at any time the Trustee shall not meet the requirements set forth in
Section 8.07 hereof, shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Sponsor of such failure, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of such Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case, the Sponsor shall, subject to the requirements of Section 8.06(b) and (c), remove such Trustee and appoint a successor Trustee by written instrument or instruments delivered to the
Trustee so removed and to the successor Trustee. Upon receiving notice of resignation or upon the removal of the Trustee, the Sponsor shall use its best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided, by written instrument or instruments delivered to such resigning Trustee and the successor Trustee. Notice of such appointment of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to DTC Participants for distribution to Beneficial Owners as provided in Section 3.10. DTC Participants acting on the direction of Beneficial Owners of at least sixty-six and two thirds percent (66
2/3%) of the streetTRACKS(R) Gold Shares then outstanding may at any time remove the Trustee by written instrument or instruments delivered to the Trustee and Sponsor. The Sponsor shall thereupon use its best efforts to appoint a successor Trustee in the manner provided herein. Upon effective resignation or removal hereunder, the resigning or removed Trustee shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation or removal, and the new Trustee shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Trustee under this Agreement. The successor Trustee shall not be under any liability hereunder for acts or omissions occurring prior to execution of an instrument accepting its appointment as Trustee.

          (b) In case at any time the Trustee shall be removed or shall resign and no successor Trustee shall have been appointed within sixty (60) days after the date notice of removal has been received by the Trustee or the Trustee has issued its notice of resignation, the Trustee shall terminate and liquidate the
Trust and distribute its remaining assets pursuant to Section 9.01.

          (c) Any successor Trustee appointed hereunder shall execute and acknowledge to the Sponsor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor

                                       44

hereunder with like effect as if originally named a Trustee herein and shall be bound by all the terms and conditions of this Agreement. Upon the request of such successor Trustee the retiring Trustee and the Sponsor shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument acknowledged by them transferring to such successor Trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all monies or other assets of the Trust at the time held by it, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and the transfer of Gold held by each Custodian, in such form as the
Sponsor and the successor Trustee may reasonably request, and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee, and the retiring Trustee shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section 8.06 shall become effective upon such acceptance of appointment by the successor Trustee.
The indemnification of the Trustee and any other Trustee Indemnified Party provided for under Section 8.05 or any other Section of this Agreement hereof and the lien securing payment of such indemnification shall survive any resignation or removal of the Trustee hereunder and the termination of the Trust
(but not the distribution of Trust assets) and inure to the benefit of any successor to the Trustee or a Trustee Indemnified Person.

          (d) Any bank, trust company, corporation or national banking association into which a Trustee hereunder may be merged or converted or with which it may be consolidated, or any bank, trust company, corporation or national banking association resulting from any merger, conversion or consolidation to which such Trustee hereunder shall be a party, or any bank, trust company, corporation or national banking association succeeding to all or substantially all of the business of the Trustee, shall be the successor Trustee under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, notwithstanding anything herein, or in any agreement relating to such merger, consolidation or succession, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary.

     SECTION 8.07. QUALIFICATIONS OF TRUSTEE.

     The Trustee and any successor Trustee shall be a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any state thereof, authorized under such laws to exercise corporate trust powers, a participant in The Depository Trust
Company or such other Depository as shall then be acting, and, unless counsel to the Sponsor, acceptable to the Trustee, shall determine that such requirement is not necessary for the exception under Section 408(m)(3)(B) of the Internal
Revenue Code to apply, a banking institution as defined in Section 408(n) of the
Internal Revenue Code. The Trustee and any successor Trustee shall have, at all times, an aggregate capital, surplus, and undivided profits of not less than
$500,000,000.

                                       45

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. PROCEDURE UPON TERMINATION.

          (a) Discretionary Termination. The Sponsor will have the discretionary right to direct the Trustee to terminate the Trust (i) if, at any time after the first anniversary of the Initial Date of Deposit, the Net Asset Value of the
Trust is less than $350,000,000, as such dollar amount shall be adjusted for inflation in accordance with the CPI-U, such adjustment to take effect at the end of the third year following the Initial Date of Deposit and at the end of each year thereafter and to be made so as to reflect the percentage increase in consumer prices as set forth in the CPI-U for the twelve (12) month period ending in the last month of the preceding Fiscal Year (the "Discretionary
Termination Amount") or (ii) if the Commodities Futures Trading Commission
determines that the Trust is a commodity pool under the Commodity Exchange Act of 1936, as amended. Any termination pursuant to the preceding sentence shall be at the complete discretion of the Sponsor subject to the terms hereof, and the
Sponsor shall not be liable in any way for depreciation or loss occurring as a result of any such termination. The Trustee shall have no power to terminate the
Agreement or the Trust because the value of the Trust is below the Discretionary
Termination Amount and shall have no liability for the Sponsor's exercise or non-exercise of its discretionary power to terminate the Trust. The Trust may also be terminated by the Trustee (i) upon the agreement of the DTC Participants acting on the direction of Beneficial Owners of at least 66-2/3% of the outstanding streetTRACKS(R) Gold Shares and (ii) under the circumstances specified in Section 8.01(s).

          (b) Mandatory Termination Events. The Trust shall be terminated (i)
if, within [ ] Business Days after the date of this Agreement, the registration statement for the sale of the streetTRACKS(R) Gold Shares has not been declared effective; (ii) in the event that streetTRACKS(R) Gold Shares are de-listed from the Exchange and are not listed for trading on another United States national securities exchange or through the NASDAQ Stock Market within five Business Days from the date the shares are de-listed from the Exchange1; (iii) if the
Depository is unable or unwilling to continue to perform its functions as set forth herein and the Sponsor determines in its sole discretion that a comparable replacement is unavailable; (iv) upon the disposition of all assets (including
Gold) held by the Trust; (v) in the event any sole Custodian then acting resigns and no Successor Custodian has been employed pursuant to Section 3.02 within 60 days of such resignation; (vi) if at any time after the expiration of 90 days of trading on the Exchange the Net Asset Value of the Trust remains less than $50 million for a period of 50 consecutive Business Days; (vii) the Trust fails to qualify for treatment, or ceases to be treated, for United States federal income tax purposes, as a grantor trust; (viii) upon the

-------------
1 It is intended that streetTRACKS(R) Gold Shares will be listed for trading on the Exchange. Transactions involving streetTRACKS(R) Gold Shares in the public trading market will be subject to customary brokerage charges and commissions.
There can be no assurance, however, that streetTRACKS(R) Gold Shares will always be listed on the Exchange. Following the initial twelve-month period following formation of the Trust and commencement of trading on the Exchange, the Exchange will consider the suspension of trading in or removal from listing of
streetTRACKS(R) Gold Shares when, in its opinion, further dealings appear unwarranted if: (a) the Trust has more than sixty (60) days remaining until termination and there are fewer than 50 record Beneficial Owners for thirty (30)
or more consecutive trading days; or (b) such other event shall occur or condition shall exist which, in the opinion of the Exchange, makes further dealings on the Exchange inadvisable.

                                       46

circumstances specified in Section 8.06(b); or, (ix) if the law governing the
Trust limits the maximum period during which the Trust may continue, upon the expiration of 21 years after the death of the last survivor of all of the descendants of Elizabeth II, Queen of England, living on the date of this indenture. Notwithstanding the foregoing, the Trustee shall have no obligation to appoint a successor Custodian in the absence of direction by the Sponsor and shall have no liability to any person in the event the Trust is terminated by reason of the resignation of any Custodian.

          (c) Written notice of termination, specifying the date of termination, upon which the Depository shall no longer permit transfers, and the anticipated period during which the assets of the Trust will be liquidated, shall be given by the Trustee to DTC Participants for dissemination to Beneficial Owners as described in Section 3.10 at least twenty (20) days prior to termination of the
Trust. Such notice shall further state that, as of the date thereof and thereafter, neither requests to create additional Creation Baskets nor additional Creation Basket Deposits will be accepted. Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the Gold not already distributed to Participants redeeming Redemption Baskets, as provided herein, if any, in such a manner so as to effectuate orderly sales and a minimal market impact. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this
Section 9.01. The Trustee may suspend its sales of the Gold upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of gold. Upon receipt of proceeds from the sale of the last Gold held hereunder, the Trustee shall:

     (i)  pay to itself individually from the Trust an amount equal to the sum of (1) its accrued compensation for its ordinary services, (2) any compensation due it for extraordinary services, (3) any advances made but not yet repaid and (4) reimbursement of any other disbursements as provided herein;

     (ii) deduct any and all other fees and expenses from the Trust in accordance with the provisions of Section 3.05 hereof;

    (iii) deduct from the Trust any amounts which it, in its sole discretion, shall deem requisite to be added to the Reserve Account for any applicable taxes or other governmental charges that may be payable out of the Trust and any other contingent or future liabilities;

     (iv) distribute to the Depository for distribution each Beneficial Owner's interest in the remaining assets of the Trust; and

     (v)  disseminate to each Beneficial Owner as provided in Section 3.10 a final statement as of the date of the computation of the amount distributable to the Beneficial Owners, setting forth the data and information in substantially the form and manner provided for in
          Section 3.06 hereof.

     SECTION 9.02. MONEYS TO BE HELD WITHOUT INTEREST TO BENEFICIAL OWNERS.

                                       47

     Unless the Sponsor shall direct that funds shall be invested pending distribution (with any such direction to comply with Section 3.11 hereof), the
Trustee shall be under no liability with respect to moneys held upon termination, except to hold the same as a deposit for the benefit of the
Beneficial Owners without interest thereon or investment thereof.

                                       48

     SECTION 9.03. DISSOLUTION OF SPONSOR NOT TO TERMINATE TRUST.

     The dissolution of the Sponsor, or its ceasing to exist as a legal entity from, or for, any cause, shall not operate to terminate this Agreement insofar as the duties and obligations of the Trustee are concerned unless the Trust is terminated pursuant to Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. AMENDMENT AND WAIVER.

          (a) This Agreement may be amended from time to time by the Trustee and the Sponsor without the consent of any Beneficial Owners (1) to cure any ambiguity or to correct or supplement any provision hereof which may be defective or inconsistent or to make such other provisions in regard to matters or questions arising hereunder as will not materially adversely affect the interests of Beneficial Owners as determined in good faith by the Sponsor; and
(2) to change any provision hereof as may be required by the SEC. This Agreement may also be amended from time to time by the Sponsor and the Trustee with the consent of the DTC Participants acting on the direction of Beneficial Owners of at least 51% of the outstanding streetTRACKS(R) Gold Shares to add provisions to or change or eliminate any of the provisions of this Agreement or to modify the rights of Beneficial Owners; provided, however, that this Agreement may not be amended without the consent of DTC Participants acting on the direction of
Beneficial Owners of all outstanding streetTRACKS(R) Gold Shares if such amendment would (x) permit, except in accordance with the terms and conditions of this Agreement, the acquisition of any asset other than Gold and cash acquired in accordance with the terms and conditions of this Agreement; (y)
reduce the interest of any Beneficial Owner in the Trust; or (z) reduce the percentage of outstanding streetTRACKS(R) Gold Shares required to consent to any such amendment. The Trustee and Sponsor may from time to time alter the administrative provisions of the Participant Agreement in accordance with its terms and any such change shall not constitute an amendment of this Agreement.

          (b) Promptly after the execution of any such amendment, the Trustee shall receive from the Depository a list of all DTC Participants holding
streetTRACKS(R) Gold Shares. The Trustee shall inquire of each such DTC
Participant as to the number of Beneficial Owners for whom such DTC Participant holds streetTRACKS(R) Gold Shares and provide each such DTC Participant with sufficient copies of a written notice of the substance of such amendment for transmittal by each such DTC Participant to such Beneficial Owners.

          (c) It shall not be necessary for the consent of Beneficial Owners under this Section 10.01 or under Section 9.01 to approve the particular form of any proposed amendment or proposed termination procedure, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Beneficial Owners shall be subject to such reasonable regulations as the Trustee may prescribe.

                                       49

     SECTION 10.02. REGISTRATION (INITIAL AND CONTINUING) OF streetTRACKS(R)GOLD
SHARES; CERTAIN SECURITIES LAW FILINGS.

     The Sponsor agrees and undertakes on its own part or to appoint an agent
(i) to prepare and file a registration statement with the SEC under the
Securities Act of 1933, as amended, and take such action as is necessary from time to time to qualify the streetTRACKS(R) Gold Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly to notify the Trustee of any such amendment or supplement to the registration statement or Prospectus and of any order preventing or suspending the use of the Prospectus; (iii) to provide the Trustee from time to time with copies, including copies in electronic form, of the
Prospectus, in such quantities as the Trustee may reasonably request, (iv) to prepare and file any periodic reports or updates that may be required under the
Securities Exchange Act of 1934, as amended, and (v) to take such action as is necessary from time to time to register or qualify the streetTRACKS(R) Gold
Shares for offering and sale under the securities or blue sky laws of those
States of the United States or other jurisdictions as the Sponsor may select or as may be necessary to continue that registration or qualification in effect for so long as the Sponsor determines that the Trust shall continue to offer or sell
streetTRACKS(R) Gold Shares in that jurisdiction. Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses shall be borne by the Trust in the manner provided for by
Section 3.05.

     SECTION 10.03. LICENSE AGREEMENT WITH THE LICENSOR.

          (a) The Sponsor shall, prior to the Initial Date of Deposit, obtain from The Bank of New York, the Sponsor and The World Gold Council licenses under such patents and patent applications and other intellectual property rights as may be necessary for the establishment and operation of the Trust and the sale of the streetTRACKS(R) Gold Shares.

          (b) The Trust shall reimburse the Sponsor for the cost of such licenses in accordance with Section 3.05.

     SECTION 10.04. RIGHT OF SPONSOR TO DIRECT TRUSTEE TO DECLARE A SPLIT OF
streetTRACKS(R) GOLD SHARES.

     The Sponsor reserves the right to direct the Trustee to declare a split or reverse split in the number of streetTRACKS(R) Gold Shares outstanding and a corresponding change in the number of streetTRACKS(R) Gold Shares constituting a
Creation Basket whenever the Sponsor believes that the per streetTRACKS(R) Gold
Share price in the secondary market falls outside a desirable trading price.

     SECTION 10.05. INDEMNIFICATION OF UNDERWRITER AND INITIAL MARKETING AGENT.

     Acting on behalf of the Trust, the Trustee has entered, or concurrently with the execution of this Agreement shall enter, into:

          (i) an agreement with the Underwriter in which the Trust agrees to reimburse the Underwriter, to the extent the Sponsor has not directly paid such amounts when due,

                                       50

     for potential liabilities that may be incurred by the Underwriter as specified in Sections 9(a)(i), (ii) and (iii) of the Distribution
     Agreement; and

          (ii) the Marketing Agent Agreement, pursuant to Section 7.2 of which the Trust agrees to reimburse the Initial Marketing Agent and such other persons as are specified in Section 7.1 of the Marketing Agent Agreement, to the extent the Sponsor does not pay such amounts when due under Section
     7.1 (i), (ii), and (iii) thereof (including any amount in contribution thereof that may be owed to any of the Indemnified Persons pursuant to
     Section 7.4 thereof), and the Trust agrees to pay any and all expenses
     (including reasonable and documented counsel fees and expenses) incurred by the Initial Marketing Agent in enforcing its rights under the Marketing
     Agent Agreement.

     SECTION 10.06. REDUCTION IN FEES OF SPONSOR AND INITIAL MARKETING AGENT.

     During the period from the inception of the Trust until the seventh anniversary of the date of this Agreement, the fees of the Sponsor shall be reduced, and the disbursements from the Trust for the payment of the fees of the
Initial Marketing Agent shall be limited, as follows:

     If at the end of any month the estimated ordinary expenses of the Trust
(including the Initial Marketing Agent's fees and the Sponsor's fees for such month) exceed an amount equal to forty basis points (0.40%) per annum of the daily Adjusted Net Asset Value of the Trust for such month, the fees payable to the Sponsor and the Initial Marketing Agent for such month shall be reduced by the amount of such excess in equal shares up to the amount of such fees. The
Sponsor agrees promptly to refund, and shall cause the Initial Marketing Agent promptly to refund, any amount paid to the Sponsor or Initial Marketing Agent which exceeds the reduced fee payable to the Sponsor or Initial Marketing Agent, respectively, pursuant to this Section.

     The provisions of this Section shall expire on the seventh anniversary of the date of this Agreement or the earlier termination of the Marketing Agent
Agreement.

     SECTION 10.07. CERTAIN MATTERS RELATING TO BENEFICIAL OWNERS.

          (a) By the purchase and acceptance or other lawful delivery and acceptance of streetTRACKS(R) Gold Shares, each Beneficial Owner thereof shall be deemed to be a beneficiary of the Trust created by this Agreement and vested with beneficial undivided interest in the Trust to the extent of the
streetTRACKS(R) Gold Shares owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Agreement. Upon issuance as provided herein,
streetTRACKS(R) Gold Shares shall be fully paid and non-assessable.

          (b) Subject to and in accordance with Section 5.02 and 5.03,
streetTRACKS(R) Gold Shares may at any time prior to the date specified by the
Trustee in connection with the termination of the Trust be tendered to the
Trustee for redemption.

          (c) The death or incapacity of any Beneficial Owner shall not operate to terminate the Agreement or the Trust, nor entitle such Beneficial Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or

                                       51

winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Beneficial Owner expressly waives any right such Beneficial Owner may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in the
Agreement, in respect of the Gold or moneys from time to time received, held and applied by the Trustee hereunder.

          (d) No Beneficial Owner shall have any right to vote except as provided in Sections 8.06, 9.01 and 10.01 or in any manner otherwise to control the operation and management of the Trust, or the obligations of the parties hereto. Nothing set forth in this Agreement shall be construed so as to constitute the Beneficial Owners from time to time as partners or members of an association; nor shall any Beneficial Owner ever be liable to any third person by reason of any action taken by the parties to this Agreement, or for any other cause whatsoever.

          (e) The rights of Beneficial Owners must be exercised by DTC
Participants acting on their behalf in accordance with the rules and procedures of the Depository as provided in Section 3.10.

     SECTION 10.08. PROSPECTUS DELIVERY.

     The Trustee shall, if required by the federal securities laws of the United
States, in any manner permitted by such laws, deliver at the time of issuance of
streetTRACKS(R) Gold Shares, a copy of the relevant Prospectus, as most recently furnished to the Trustee by the Sponsor, to each person submitting a Purchase
Order.

     SECTION 10.09. NEW YORK LAW TO GOVERN.

     This Agreement is executed and delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto, the Depository as registered owner of the Global Security, and the Beneficial Owners and the interpretation of the provisions hereof without reference to the principles or rules of conflict of laws to the extent the laws of a different jurisdiction would be required thereby. This Agreement shall be deemed effective when it is executed by the Sponsor and the Trustee.

     SECTION 10.10. CONSENT TO JURISDICTION.

     Each party hereto, and the Depository, each DTC Participant and each
Beneficial Owner by the acceptance of an streetTRACKS(R) Gold Share, irrevocably consents to the jurisdiction of the courts of the State of New York and of any
Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this
Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder.

                                       52

     SECTION 10.11. MERGER.

     This agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof.

     SECTION 10.12. NOTICES.

     All notices and other communications under this agreement shall be in writing in English, signed by the party giving it, and shall be deemed given, if to the Trustee or the Sponsor, when delivered personally, on the next Business
Day after delivery to a recognized overnight courier or mailed first class
(postage prepaid) or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the
Trustee, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Sponsor, to:       World Gold Trust Services, LLC
                             444 Madison Avenue, 3rd Floor
                             New York, New York 10022
                             Attention: Mr. J. Stuart Thomas
                             Facsimile: (212) 688-0410

with a copy to:              Carter Ledyard & Milburn LLP
                             2 Wall Street
                             New York, New York 10005
                             Attention: Steven J. Glusband, Esq.
                             Facsimile: (212) 732-3232

If to the Trustee, to:       The Bank of New York
                             2 Hanson Place
                             Brooklyn, New York 11217
                             Attention: ADR Administration
                             Facsimile: (718) 315-4881

with a copy to:              Emmet, Marvin & Martin, LLP
                             120 Broadway
                             New York, New York 10271
                             Attention: Peter B. Tisne, Esq.
                             Facsimile: (212) 238-3100

Any notice to be given to a Beneficial Owner shall be duly given if mailed or delivered to DTC Participants designated by the Depository for delivery to
Beneficial Owners.

     SECTION 10.13. SEVERABILITY.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms

                                       53

shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the
Beneficial Owners.

     SECTION 10.14. HEADINGS.

     The headings used in this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this
Agreement.

     SECTION 10.15. COUNTERPARTS.

     This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by an Authorized Officer as of ________, 2004.

                         World Gold Trust Services, LLC

                         By
                           ---------------------------------------------------
                         Title:

                                               Sponsor

                         The Bank of New York

                         By
                           ---------------------------------------------------
                         Title:

                                               Trustee

                                       54

STATE OF NEW YORK  )
                     : ss.:
COUNTY OF NEW YORK )

     On the ___ day of ______________ in the year 2004 before me the undersigned, a Notary Public in and for said State, personally appeared
______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are)
subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                        ________________________________________
                                                    Notary Public

(Notarial Seal)

                                       55

STATE OF NEW YORK  )
                    ss.:
COUNTY OF NEW YORK )

         On the ___ day of ______________ in the year 2004 before me the undersigned, a Notary Public in and for said State, personally appeared
______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are)
subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                             ___________________________________
                                             Notary Public

(Notarial Seal)

                                       56

                                   SCHEDULE A

                                 Initial Deposit

     Depositor                Creation Basket Deposit              Shares Issued

                                      A-1

                                                                       EXHIBIT A

                       HSBC BANK USA, NATIONAL ASSOCIATION

                                       AND

                              THE BANK OF NEW YORK,
                  NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
                    TRUSTEE OF THE streetTRACKS(R) GOLD TRUST

              -----------------------------------------------------

                           streetTRACKS(R) GOLD TRUST

                       ALLOCATED BULLION ACCOUNT AGREEMENT

              -----------------------------------------------------

THIS AGREEMENT  is made on                           , 2004
                           --------------------------

BETWEEN

(1)    HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, whose principal place of business in England is at 8 Canada Square, London E14 5HQ ("WE"
       or "US"); and

(2)    The BANK OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
       TRUSTEE (THE "TRUSTEE") OF streetTRACKS(R) GOLD TRUST (THE
       "streetTRACKS(R) GOLD TRUST") as established pursuant to the Trust
       Indenture (defined below) ("YOU").

INTRODUCTION

We have agreed to hold Bullion for you and to provide other services to you in connection with such Bullion. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services.

IT IS AGREED AS FOLLOWS

1.     INTERPRETATION

1.1    DEFINITIONS: In this agreement:

       "ALLOCATED ACCOUNT" means any account maintained by us in your name pursuant to this agreement.

       "AVAILABILITY DATE" means the Business Day on which you wish us to credit to your Allocated Account an amount of Bullion debited from your
       Unallocated Account.

       "BULLION" means the Precious Metal held for you under this agreement or standing to your credit in your Unallocated Account, as the case may be.

       "BUSINESS DAY" means a day other than (i) a day on which the New York
       Stock Exchange, Inc. is closed for regular trading or (ii), if the transaction involves the receipt or delivery of gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed..

       "LBMA" means The London Bullion Market Association or its successors.

       "PARTICIPANT" means a Participant as defined in the Trust Indenture.

       "PARTICIPANT AGREEMENT" means that certain Participant Agreement in effect from time to time between the Trustee and a Participant, as those terms are defined in the Trust Indenture.

       "PARTICIPANT UNALLOCATED ACCOUNT" means the Precious Metal account a
       Participant is required by the Participant Agreement to have maintained by us for such Participant on an Unallocated Basis.

       "POINT OF DELIVERY" means such date and time that the recipient or its agent acknowledges in written form its receipt of delivery of Precious
       Metal.

       "PRECIOUS METAL" means gold.

       "RULES" means the rules, regulations, practices and customs of the LBMA
       (including without limitation the rules of the LBMA as to good delivery), the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this agreement.

       "SPONSOR" means World Gold Trust Services, LLC.

       "SUB-CUSTODIAN" means a sub-custodian, agent or depository (including an entity within our corporate group) selected by us to perform any of our duties under this agreement including the custody and safekeeping of
       Bullion.

       "THIRD PARTY UNALLOCATED ACCOUNT" means a Precious Metal account maintained by us on an Unallocated Basis for a party other than you in your capacity as Trustee of the streetTRACKS(R) Gold Trust.

       "TRUST INDENTURE" means that certain Trust Indenture of streetTRACKS(R)
       Gold Trust dated as of [ ], 2004, between World Gold Trust Services, LLC, as Sponsor, and The Bank of New York, as Trustee, effective [ ], 2004.

       "UNALLOCATED ACCOUNT" means the account maintained by us in your name on an Unallocated Basis pursuant to the Unallocated Bullion Account
       Agreement.

       "UNALLOCATED BASIS" means, with respect to a Precious Metal account maintained with us, that the person in whose name the account is held is entitled to delivery in accordance with the Rules of an amount of
       Precious Metal equal to the amount of Precious Metal standing to the credit of the person's account but has no ownership interest in any
       Precious Metal that we own or hold.

       "UNALLOCATED BULLION ACCOUNT AGREEMENT" means that certain Unallocated
       Bullion Account Agreement between you and us dated on or about the date of this agreement.

       "VAT" means value added tax as provided for in the Value Added Tax Act
       1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any

       other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

       "WITHDRAWAL DATE" means the Business Day on which you wish to withdraw
       Bullion from your Allocated Account.

1.2    HEADINGS: The headings in this agreement do not affect its interpretation.

1.3    SINGULAR AND PLURAL; OTHER USAGES:

       (a)    References to the singular include the plural and vice versa.

       (b)    "A or B" means "A or B or both."

       (c)    "Including" means "including but not limited to."

2.     ALLOCATED ACCOUNT

2.1    OPENING THE ALLOCATED ACCOUNT: We shall open and maintain the Allocated
       Account for you in respect of Bullion.

2.2    DEPOSITS AND WITHDRAWALS: The Allocated Account shall evidence and record the holdings of Bullion in, and the movements of Bullion into and out of the Allocated Account.

2.3    DENOMINATION OF THE ALLOCATED ACCOUNT: The Allocated Account shall be denominated in fine ounces of gold to three decimal places.

2.4    REPORTS: For each Business Day, by no later than the following Business
       Day, we will transmit to you by authenticated SWIFT message(s)
       information showing the movement of Bullion into and out of your
       Allocated Account, and identifying separately each transaction and the
       Business Day on which it occurred. In addition, we will provide you such information about the movement of Bullion into and out of your Allocated
       Account on a same-day basis at such other times and in such other form as you and we shall agree. In the case of any difference between the information provided by authenticated SWIFT message and the information we provide you pursuant to the immediately preceding sentence, the SWIFT message will be controlling, and we shall not be liable for your or any third party's reliance on the information we provide to you by means other than SWIFT message. For each calendar month, we will provide you within a reasonable time after the end of the month a statement of account for your Allocated Account, accompanied by one or more weight lists in respect of the Bullion in your Allocated Account as of the last
       Business Day of the calendar month, containing information sufficient to identify each bar of Bullion held in your Allocated Account and the party having physical possession thereof. We also will provide you additional weight lists in respect of the Bullion in your Allocated Account from time to time upon your request, but only on the condition that you may not request weight lists as a way to obtain them routinely on a more frequent basis than the monthly basis on which we are undertaking to provide them.

2.5    REVERSAL OF ENTRIES: In order to maintain the accuracy of our books and records, but without limiting our responsibilities or liability under this agreement, we shall reverse or amend any entries to your Allocated
       Account to correct errors that we discover or of which we are notified with, if we deem it necessary, effect back-valued to the date upon which the correct entry (or no entry) should have been made. Without limiting the foregoing, if Bullion delivered to your Allocated Account upon withdrawal from your Unallocated Account is determined to be of a fineness or weight different from the fineness or weight we have reported to you, (i) we shall debit your Allocated Account and credit your
       Unallocated Account with the requisite amount of Bullion if the determination reduces the total fine ounces of Bullion that should have been credited to your Allocated Account, and (ii) we shall credit your
       Allocated Account and debit your Unallocated Account with the requisite amount of Bullion if the determination increases the total fine ounces of
       Bullion that should have been credited to your Allocated Account.

2.6    ACCESS: Upon reasonable prior written notice, we will, during our normal business hours, allow your representatives, not more than twice during any calendar year, and your independent public accountants, in connection with their audit of the financial statements of the streetTRACKS(R) Gold
       Trust, to visit our premises and examine the Bullion and such records maintained by us in relation to your Allocated Account as they may reasonably require. You shall bear all costs relating to such visits and exams, including any out of pocket or other costs we may incur in connection therewith. Our providing of any such visits or exams is conditioned on the relevant parties complying with all our security rules and procedures and undertaking to keep confidential all information they obtain in accordance with a form of confidentiality agreement we will provide. If at the time of any visit none of the Bullion is at our premises, the relevant parties will not be permitted to visit our vault.
       Any visits by your representatives pursuant to clause 2.6 of the
       Unallocated Bullion Account Agreement shall be deemed to be a visit for purposes of this clause 2.6.

3.     TRANSFERS INTO THE ALLOCATED ACCOUNT

3.1    PROCEDURE: We shall receive transfers of Bullion into your Allocated
       Account only at your instruction given pursuant to your Unallocated
       Bullion Account Agreement, by debiting Bullion from your Unallocated
       Account and crediting such Bullion to your Allocated Account, unless we otherwise agree in writing.

4.     TRANSFERS FROM THE ALLOCATED ACCOUNT

4.1    PROCEDURE AND INSTRUCTIONS: We will transfer Bullion from your Allocated
       Account to such persons and at such times as specified in your instructions to us and not otherwise. Unless you instruct us otherwise, we will transfer Bullion from your Allocated Account only by debiting
       Bullion from your Allocated Account and crediting the Bullion to your
       Unallocated Account. When you instruct us in accordance with clause 4.4, we will transfer Bullion from your Allocated Account by debiting Bullion from your Allocated Account and making such Bullion available for collection or delivery as provided in clause 4.4. All instructions to transfer Bullion from your Allocated Account must:

       (a)    in the normal course, be received by us no later than 9:00 a.m.
              (London time) on (i) the day that is two Business Days prior to the Withdrawal Date or (ii), in the case of a transfer of Bullion to your Unallocated Account in connection with a redemption of
              streetTRACKS(R) Gold Trust shares that has been held open one
              Business Day, on the Withdrawal Date, unless we otherwise agree;

       (b)    specify (i) the minimum number of fine ounces of Bullion to be debited from your Allocated Account and, if you are identifying the Bullion to be debited, (ii) the serial numbers of the Bullion to be debited; and

       (c)    provide any other information which we may from time to time require, including, where applicable, the name of the person that will collect the Bullion from us or, if applicable, to whom we are to deliver it, and the Withdrawal Date.

4.2    POWER TO AMEND PROCEDURE: We may amend our procedure for the physical withdrawal of Bullion or impose such additional procedures as we may from time to time consider appropriate. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the withdrawal of Bullion, and in doing so we will consider your needs to communicate any such change to
       Participants and others.

4.3    SPECIFICATION OF BULLION: Unless you instruct us as to the serial numbers of the Bullion to be debited, we are entitled to select the Bullion to be debited from your Allocated Account. When you instruct us to debit a minimum amount of Bullion from your Allocated Account for credit to your
       Unallocated Account without specifying the serial numbers of the Bullion to be debited, we will select the Bullion to be debited and will use commercially reasonable efforts to select for deallocation the smallest amount of Bullion necessary to satisfy your instruction. When you notify us of a debit of Bullion pursuant to clause 4.1(b) in the case of a redemption that has been held open one Business Day, you may not specify the serial numbers of the Bullion to be debited to your Allocated
       Account.

4.4    PHYSICAL WITHDRAWALS OF BULLION: Upon your instruction, we will debit
       Bullion from your Allocated Account and make the Bullion available for collection by you or, if separately agreed, for delivery by us, at your expense and risk. You and we agree nevertheless that you expect to withdraw Bullion physically from your Allocated Account (rather than by crediting it to your Unallocated Account) only in exceptional circumstances, as for example when we are unable to transfer Precious
       Metal on an Unallocated Basis. In the case of all physical withdrawals of
       Bullion from your Allocated Account, unless we agree to undertake delivery, you must collect, or arrange for the collection of, the Bullion being withdrawn from us, the Sub-Custodian or other party having physical possession thereof. We will advise you of the location from which the
       Bullion may be collected no later than one Business Day prior to the
       Withdrawal Date. When we have agreed separately to deliver Bullion in connection with a physical withdrawal, we shall make transportation and insurance arrangements on your behalf in accordance with our usual practice unless we have agreed in writing to other arrangements, with which we shall use commercially reasonable efforts to comply. Anything in this agreement to the contrary notwithstanding,

       and without limiting your right to withdraw Bullion physically, we shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. When pursuant to your instruction Bullion is physically withdrawn from your
       Allocated Account, all risk in and to the Bullion withdrawn shall pass at the Point of Delivery to the person to whom or to or for whose account such Bullion is transferred, delivered or collected. If you instruct us as to the serial number of one or more whole bars of Bullion to be debited, the Bullion you specify will be made available for collection or delivery as soon as reasonably practicable.

5.     INSTRUCTIONS

5.1    YOUR REPRESENTATIVES: We will act only on instructions given in accordance with this clause 5.1 and clause 14 and will not otherwise act on instructions given by any person claiming to have a beneficial interest in the streetTRACKS(R) Gold Trust. You shall notify us promptly in writing of the names of the people who are authorised to give instructions on your behalf. Until we receive written notice to the contrary, we are entitled to assume that any of those people have full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2    AMENDMENTS: Once given, instructions continue in full force and effect until we receive further instructions that they are cancelled, amended or superseded. We must receive an instruction cancelling, amending or superseding a prior instruction before the time the prior instruction is acted upon. Instructions shall have effect only after actual receipt by
       us.

5.3    UNCLEAR OR AMBIGUOUS INSTRUCTIONS: If, in our opinion, any instructions are unclear or ambiguous, we shall use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.4    REFUSAL TO EXECUTE: We will, where practicable, refuse to execute instructions if in our opinion they are or may be contrary to the Rules or any applicable law.

6.     CONFIDENTIALITY

6.1    DISCLOSURE TO OTHERS: Subject to clause 6.2, we shall treat as confidential and will not, without your consent, disclose to any other person any transaction or other information we acquire about you or your business pursuant to this agreement. Subject to clause 6.2, you shall treat as confidential and will not, without our consent, disclose to any other person any information that we provide to you about us or our business pursuant to this agreement and that we tell you, at or before the time we provide it, we are providing to you on a confidential basis.

6.2    PERMITTED DISCLOSURES: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by or required in connection with filings made with a government department or agency, fiscal body or regulatory or self-regulatory authority, to disclose information acquired under this agreement. In addition, the disclosure of such information may be required by a party's auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e. a subsidiary or holding company of a party) or by a Sub-Custodian. Subject to the agreement of the party to which information is disclosed to maintain it in confidence in accordance with clause 6.1, each party irrevocably authorises the other to make such disclosures without further reference to such party.

7.     CUSTODY SERVICES

7.1    APPOINTMENT: You hereby appoint us to act as custodian of the Bullion in accordance with this agreement and any Rules which apply to us.

7.2    SEGREGATION OF BULLION: We will be responsible for the safekeeping of the
       Bullion on the terms and conditions of this Agreement. We will segregate
       Bullion in your Allocated Account from any Precious Metal which we own or hold for others by making entries in our books and records to identify such Bullion as being held for your Allocated Account, and we will require Sub-Custodians to segregate Bullion held by them for us from any

       Precious Metal which they own or hold for others by making entries in their books and records to identify such Bullion as being held for us. It is understood that our undertaking to require Sub-Custodians to segregate
       Bullion from Precious Metal they own or hold for others reflects the current custody practice in the London market, and that accordingly we will be deemed to have communicated that requirement prior to the execution of this Agreement by our participation in that market. Entries on our books and records to identify Bullion will refer to each bar by refiner, assay, serial number and gross and fine weight. Under current
       LBMA market practices, the weight lists provided to us by our
       Sub-Custodians are expected to identify Bullion held for us by serial number and may include additional identifying information.

7.3    OWNERSHIP OF BULLION: We will identify in our books and records that the
       Bullion belongs solely to you.

7.4    LOCATION OF BULLION: Subject to clause 8.1, the Bullion held for you in your Allocated Account must be held by us at our London vault premises or by or for any Sub-Custodian, unless otherwise agreed between us.

8.     SUB-CUSTODIANS

8.1    SUB-CUSTODIANS: We may select Sub-Custodians to perform any of our duties under this agreement including the custody and safekeeping of Bullion.
       The Sub-Custodians we select may themselves select subcustodians to perform their duties, but such subcustodians shall not by such selection or otherwise be, or be considered to be, a Sub-Custodian as such term is used herein. We will use reasonable care in selecting any Sub-Custodian.
       As of the execution of this Agreement, the Sub-Custodians that we use are: the Bank of England, The Bank of Nova Scotia (ScotiaMocatta),
       Deutsche Bank AG, JPMorganChase Bank, and UBS AG. We will notify you if we select any additional Sub-Custodian, or stop using any Sub-Custodian for such purpose. Your receipt of notice that we have selected a
       Sub-Custodian (including those named in this clause 8.1) shall not be deemed to limit our responsibility in selecting such Sub-Custodian. Not more frequently than annually, upon your request, we will confirm to you that from time to time we may hold Precious Metal for our own account with one or more of each of the Sub-Custodians, provided that this confirmation shall not constitute a representation by us regarding the solvency or creditworthiness of any Sub-Custodian.

8.2    LIABILITY: Except for our obligation to make commercially reasonable efforts to obtain delivery of Bullion from Sub-Custodians, we shall not be liable for any act or omission, or for the solvency, of any
       Sub-Custodian unless the selection of that Sub-Custodian was made by us negligently or in bad faith.

9.     REPRESENTATIONS

9.1    YOUR REPRESENTATIONS: You represent and warrant to us that (such representations and warranties being deemed to be repeated upon each occasion Bullion is credited to or debited from your Allocated Account under this agreement):

       (a)    you have all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and have taken all necessary action to enable you lawfully to enter into and perform your duties and obligations under this agreement;

       (b)    the persons entering into this agreement on your behalf have been duly authorised to do so; and

       (c)    this agreement and the obligations created under it are binding upon you and enforceable against you in accordance with its terms
              (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any law, order, charge or agreement by which you are bound.

9.2    OUR REPRESENTATIONS: We represent and warrant to you that (such representations and warranties being deemed to be repeated upon each occasion Bullion is credited to or debited from your Allocated Account under this agreement):

       (a)    we have all necessary authority, powers, consents, licences and authorisations (which have not been revoked) and have taken all necessary action to enable us lawfully to enter into and perform our duties and obligations under this agreement;

       (b)    the persons entering into this agreement on our behalf have been duly authorised to do so; and

       (c)    this agreement and the obligations created under it are binding upon us and enforceable against us in accordance with its terms
              (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any law, order, charge or agreement by which we are bound.

10.    FEES AND EXPENSES

10.1   FEES: For our services under this agreement you shall pay us an annual fee equal to 0.10% of the average daily aggregate value of the Gold held in the Allocated Account and the Unallocated Account. The gold held in the Allocated Account and the Unallocated Account shall be determined based on our end of Business Day balances, and the value of the Gold shall be computed on the basis of the price of an ounce of gold as fixed by the five members of the London gold fix at or about 3:00 p.m. London time (the "London P.M. Fix"), or if no London P.M. Fix is made on such day, on the basis of the last prior London "fix" (A.M. or P.M.). Our fee shall be paid in monthly installments in arrears.

10.2   EXPENSES: You must pay us on demand all costs, charges and expenses
       (including any relevant taxes, duties and reasonable legal fees but not including fees of Sub-Custodians) incurred by us in connection with the performance of our duties and obligations under this agreement or otherwise in connection with the Bullion.

10.3   DEFAULT INTEREST: If you fail to pay us any amount when it is due, we reserve the right to charge you interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1%
       above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable by you as a separate debt.

11.    VALUE ADDED TAX

11.1   VAT INCLUSIVE: All sums payable under this agreement by you to us shall be deemed to be inclusive of VAT.

12.    SCOPE OF RESPONSIBILITY

12.1   EXCLUSION OF LIABILITY: We will use reasonable care in the performance of our duties under this agreement and will only be responsible to you for any loss or damage suffered by you as a direct result of any negligence, fraud or wilful default on our part in the performance of our duties, in which case our liability will not exceed the market value of the Bullion at the time such negligence, fraud or wilful default is discovered by us, provided that we notify you promptly after we discover such negligence, fraud or wilful default. If we credit Bullion to your Allocated Account that is not of the fine weight we have represented to you, recovery by you, to the extent such recovery is otherwise allowed, shall not be barred by your delay in asserting a claim because of the failure to discover such loss or damage regardless of whether such loss or damage could or should have been discovered.

12.2   NO DUTY OR OBLIGATION: We are under no duty or obligation to make or take, or require any Sub-Custodian to make or take, any special arrangements or precautions beyond those required by the Rules or as specifically set forth herein.

12.3   INSURANCE: We shall maintain insurance in regard to our business, including our bullion and custody business, on such terms and conditions as we consider appropriate. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States federal Securities Act of 1933, as amended, covering shares of the streetTRACKS(R) Gold Trust, we will allow our insurance to be reviewed by you, by the Sponsor and by UBS Securities LLC as underwriter in connection with such initial registration statement. We also will allow you and the Sponsor to review such insurance in connection with any amendment to that initial registration statement and from time to time, in each case upon reasonable prior written notice from you. Any permission to review our insurance is limited to the term of this agreement and is conditioned on the reviewing party executing a form of confidentiality agreement we will provide, or if the confidentiality agreement is already in force, acknowledging that the review is subject to it. The foregoing permissions for the Sponsor and UBS Securities LLC to review our insurance shall cease when the Sponsor or UBS Securities
       LLC, as the case may be, ceases to serve the STREETTRACKS(R) Gold Trust as such Sponsor or underwriter.

12.4   FORCE MAJEURE: We shall not be liable to you for any delay in performance, or for the non-performance of any of our obligations under this agreement by reason of any cause beyond our reasonable control. This includes any act of God or war or terrorism, any

       breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisations or failure of any such body, authority, or organisation for any reason, to perform its obligations.

12.5   INDEMNITY: You shall, solely out of the assets of the streetTRACKS(R)
       Gold Trust, indemnify and keep us, and each of our directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X adopted by the United States Securities and
       Exchange Commission under the United States federal Securities Act of
       1933, as amended) and subsidiaries (us and each such person a "Custodian
       Indemnified Person" for purposes of this clause 12.5) indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which we or such Custodian Indemnified Party may suffer or incur, directly or indirectly in connection with this agreement except to the extent that such sums are due directly to the negligence, wilful default or fraud of such Custodian Indemnified Party.

12.6   THIRD PARTIES: You are our sole customer under this agreement and we do not owe any duty or obligation or have any liability towards any person who is not a party to this agreement. This agreement does not confer a benefit on any person who is not a party to it. The parties to this agreement do not intend that any term of this agreement shall be enforceable by any person who is not a party to it and do intend that the
       Contracts (Rights of Third Parties) 1999 Act shall not apply to this
       Agreement. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the streetTRACKS(R) Gold Trust or to limit the right of any successor Trustee of the streetTRACKS(R) Gold
       Trust to enforce our obligations hereunder.

12.7   NO LIENS: We will not create any right, charge, security interest, lien or claim against the Bullion, except those in our favor arising under this agreement or the Unallocated Bullion Account Agreement, and we will not loan, hypothecate, pledge or otherwise encumber any Bullion except pursuant to your instructions.

12.8   OTHER ACTIVITIES: We and any of our affiliates may act as a Participant or own or hold Precious Metal or shares issued by the streetTRACKS(R)
       Gold Trust or both and may deal with them in any manner, including acting as underwriter for the shares, with the same rights and powers as if we were not the custodian hereunder.

13.    TERMINATION

13.1   NON-TERMINATION: This agreement may not be terminated for one year following the "Initial Date of Deposit", as that term is defined in the
       Trust Indenture, unless the streetTRACKS(R) Gold Trust is terminated during that period.

13.2   METHOD: Subject to the requirements of clause 13.1, either party may terminate this agreement by giving not less than 90 Business Days'
       written notice to the other party. Any such notice given by you must specify:

       (a)    the date on which the termination will take effect;

       (b)    the person to whom the Bullion is to be made available; and

       (c)    all other necessary arrangements for the redelivery of the Bullion to you.

13.3   RESIGNATION OF TRUSTEE: In the event you resign or are discharged or removed as Trustee, this agreement will terminate 90 Business Days following your resignation, discharge or removal unless a successor trustee to the streetTRACKS(R) Gold Trust is appointed before the end of the 90 Business Day period or a full liquidation of the streetTRACKS(R)
       Gold Trust is started during the 90 Business Day period and you request us to continue the agreement in effect until the liquidation is completed.

13.4   REDELIVERY ARRANGEMENTS: Following any termination of this agreement, if you do not make arrangements acceptable to us for the redelivery of the
       Bullion we may continue to store the Bullion, in which case we will continue to charge the fees and expenses payable under clause 10. If you have not made arrangements acceptable to us for the redelivery of the
       Bullion within 6 months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to sell the Bullion and account to you for the proceeds after deducting any amounts due to us under this agreement.

13.5   EXISTING RIGHTS: Termination shall not affect rights and obligations then outstanding under this agreement which shall continue to be governed by this agreement until all obligations have been fully performed.

14.    NOTICES

14.1   FORM: Subject to clause 14.5, any notice, notification, instruction or other communication under or in connection with this agreement shall be given in writing. References to writing include electronic transmissions that are of the kind specified in clause 14.2.

14.2   METHOD OF TRANSMISSION: Any notice, notification, instruction or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including tested telex and authenticated SWIFT) or such other electronic transmission as the parties may from time to time agree to the party due to receive the notice or communication, at its address, number or destination set out in this agreement or another address, number or destination specified by that party by written notice to the other.

14.3   DEEMED RECEIPT ON NOTICE: A notice, notification, instruction or other communication under or in connection with this agreement will be deemed received only if actually received or delivered.

14.4   RECORDING OF CALLS: We may record telephone conversations without use of a warning tone. Such records will be our sole property and accepted by you as evidence of the orders or instructions given that are permitted to be given orally under this agreement.

14.5   INSTRUCTIONS RELATING TO BULLION: All notices, notifications, instructions and other communications relating to the movement of Bullion in relation to your Allocated

       Account shall be by way of authenticated electronic transmission
       (including tested telex and authenticated SWIFT), and shall be addressed to:

       Precious Metals Operations
       HSBC Bank USA, National Association
       8 Canada Square
       London E14 5HQ
       Tested Telex: 889217 RNB
       SWIFT: BLIC GB2L

15.    GENERAL

15.1   NO ADVICE: Our duties and obligations under this agreement do not include providing you with investment advice. In asking us to open and maintain the Allocated Account, you do so in reliance of your own judgment and we shall not owe to you any duty to exercise any judgment on your behalf as to the merits or suitability of any deposits into, or withdrawals from, your Allocated Account.

15.2   RIGHTS AND REMEDIES: Our rights under this agreement are in addition to, and independent of, any other rights which we may have at any time in relation to the Bullion, except that we will not have any right to set off against any account we maintain or property that we hold for you under this agreement any claim or amount that we may have against you or that may be owing to us other than pursuant to this agreement, no matter how that claim or amount arose.

15.3   ASSIGNMENT: This agreement is for the benefit of and binding upon us both and our respective successors and assigns. This agreement may not be assigned by either party without the written consent of the other party;
       except that this clause shall not restrict our power to merge or consolidate with any party, or to dispose of all or part of our custody business.

15.4   AMENDMENTS: Any amendment to this agreement must be agreed in writing and be signed by us both. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

15.5   PARTIAL INVALIDITY: If any of the clauses (or part of a clause) of this agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

15.6   ENTIRE AGREEMENT: This document represents the entire agreement, and supersedes any previous agreements between us relating to the subject matter of this agreement.

15.7   JOINT AND SEVERAL LIABILITY: If there is more than one of you, your responsibilities under this agreement apply to each of you individually as well as jointly.

15.8   COUNTERPARTS: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

15.9   BUSINESS DAYS: If any obligation of either you or us falls due to be performed on a day which is not a Business Day in respect of the
       Allocated Account in question, then the relevant obligations shall be performed on the next succeeding Business Day applicable to such account.

15.10  PROCESSING OF ACCOUNT ENTRIES: Except for physical withdrawals as to which transfer of ownership is determined at the Point of Delivery, records of (i) all deposits to and withdrawals from the Allocated Account and all debits and credits to the Unallocated Account which, pursuant to instructions given in accordance with this agreement and the Unallocated
       Bullion Account Agreement, occur on a Business Day and (ii) all end of
       Business Day account balances in the Allocated Account and the
       Unallocated Account are prepared overnight as at the close of our business (usually 4:00 p.m. London time) on that Business Day. For avoidance of doubt, the foregoing sentence is illustrated by the following examples, which are not intended to create any separate obligations on our part:

              Reports of a transfer of Precious Metal from a Third Party
              Unallocated Account for credit to your Unallocated Account on a
              Business Day and a debit of Bullion from your Unallocated Account for credit to your Allocated Account on that Business Day pursuant to the standing instruction contained in the Unallocated Bullion
              Account Agreement and of the balances in your Allocated Account and your Unallocated Account for that Business Day shall be prepared overnight as at the close of our business on that
              Business Day.

              Reports of a transfer of Bullion which we debit from your
              Allocated Account for credit to your Unallocated Account on a
              Business Day and a transfer of Bullion which we debit from your
              Unallocated Account for credit to a Third Party Unallocated
              Account on that Business Day and of the balances in your Allocated
              Account and Unallocated Account for that Business Day shall be prepared overnight as at the close of our business on that
              Business Day.

       When you instruct us to debit Bullion from your Allocated Account for credit to your Unallocated Account and direct us to execute such instruction on the same Business Day as and in connection with one or more instructions that you give to us to debit Bullion from your
       Unallocated Account, we will use commercially reasonable efforts to execute the instructions in a manner that minimizes the time the Bullion to be debited from your Allocated Account stands to your credit in your
       Unallocated Account, save that we shall not be responsible for any delay caused by late, incorrect or garbled instructions or information from you or any third party.

15.11  MAINTENANCE OF THIS AGREEMENT. Concurrently with this agreement, we and you are entering into the Unallocated Bullion Account Agreement. That agreement shall remain in effect as long as this agreement remains in effect, and if that agreement is terminated, this agreement terminates with immediate effect.

15.12  PRIOR AGREEMENTS: The Agreement supersedes and replaces any prior existing agreement between you and us relating to the same subject matter.

15.13  COOPERATION. During the term of this agreement, we and you will cooperate with each other and make available to each other upon reasonable request any information or

       documents necessary to insure that each of our respective books and records are accurate and current.

16.    GOVERNING LAW AND JURISDICTION

16.1   GOVERNING LAW: This agreement is governed by, and will be construed in accordance with, English law.

16.2   JURISDICTION: We both agree the courts of the State of New York, in the
       United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement and, for these purposes we both irrevocably submit to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objections to the laying of venue, and further waive any personal service.

16.3   WAIVER OF IMMUNITY: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgment, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity which you would otherwise be entitled to (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

16.4   SERVICE OF PROCESS: Process by which any proceedings are begun may be served by being delivered to the addresses specified below. This does not affect the right of either of us to serve process in another manner permitted by law.

       Our address for service of process:   Your address for service of process
       HSBC Bank USA, National Association,  The Bank of New York
       London Branch                         2 Hanson Place
       8 Canada Square                       Brooklyn, New York 11217
       London, E14 5HQ, United Kingdom       Attention: ADR Administration
       Attention: Precious Metals Department
                  Legal Department

EXECUTED by the parties as follows

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signed on behalf of
HSBC BANK USA, NATIONAL ASSOCIATION
by

Signature .......................................
Name      .......................................
Title     .......................................

Signed on behalf of
THE BANK OF NEW YORK,
NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
TRUSTEE OF THE STREETTRACKS(R) GOLD TRUST,
by

Signature .......................................
Name      .......................................
Title     .......................................

                                                                       EXHIBIT B

                       HSBC BANK USA, NATIONAL ASSOCIATION

                                       AND

                              THE BANK OF NEW YORK,
                  NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
                    TRUSTEE OF THE STREETTRACKS(R) GOLD TRUST

              -----------------------------------------------------

                           STREETTRACKS(R) GOLD TRUST

                      UNALLOCATED BULLION ACCOUNT AGREEMENT

              -----------------------------------------------------

THIS AGREEMENT is made on                            , 2004
                          ---------------------------

BETWEEN

(1)      HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, whose principal place of business in England is at 8 Canada Square, London
         E14 5HQ ("we" or "US"); and

(2)      THE BANK OF NEW YORK, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
         TRUSTEE (THE "TRUSTEE") OF STREETTRACKS(R) GOLD TRUST (THE
         "STREETTRACKS(R) GOLD TRUST") as established pursuant to the Trust
         Indenture (defined below) ("YOU").

INTRODUCTION

We have agreed to open and maintain for you an Unallocated Account and to provide other services to you in connection with your Unallocated Account. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services and your
Unallocated Account.

IT IS AGREED AS FOLLOWS

1.       INTERPRETATION

1.1      DEFINITIONS:   In this agreement:

         "ACCOUNT BALANCE" means the balance from time to time standing to your credit in your Unallocated Account.

         "ALLOCATED ACCOUNT" means the account maintained by us in your name pursuant to the Allocated Bullion Account Agreement.

         "ALLOCATED BULLION ACCOUNT AGREEMENT" means that certain Allocated
         Bullion Account Agreement between you and us dated on or about the date of this Agreement.

         "AVAILABILITY DATE" means the Business Day on which you wish us to credit to your Unallocated Account either Bullion from your Allocated
         Account or Precious Metal from a Third Party Unallocated Account.

         "BULLION" means the Precious Metal standing to your credit in your
         Unallocated Account or held for you in your Allocated Account, as the case may be.

         "BUSINESS DAY" means a day other than (i) a day on which the New York
         Stock Exchange, Inc. is closed for regular trading or (ii), if the transaction involves the receipt or delivery of gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for

                                      -2-

         less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

         "LBMA" means The London Bullion Market Association or its successors.

         "PARTICIPANT" means a Participant as defined in the Trust Indenture.

         "PARTICIPANT AGREEMENT" means that certain Participant Agreement in effect from time to time among the Trustee and each Participant, as those terms are defined in the Trust Indenture.

         "PARTICIPANT UNALLOCATED ACCOUNT" means the Precious Metal account a
         Participant is required by the Participant Agreement to have maintained by us for such Participant on an Unallocated Basis.

         "PARTICIPANT UNALLOCATED BULLION ACCOUNT AGREEMENT" means that certain
         Participant Unallocated Bullion Account Agreement in effect from time to time between us and each Participant pursuant to which we maintain the Participant's Participant Unallocated Account.

         "POINT OF DELIVERY" means such date and time that the recipient or its agent acknowledges in written form its receipt of delivery of Precious
         Metal.

         "PRECIOUS METAL" means gold.

         "RULES" means the rules, regulations, practices and customs of the LBMA
         (including without limitation the rules of the LBMA as to good delivery), the Bank of England and such other regulatory authority or body as shall affect the activities contemplated by this agreement.

         "SPONSOR" means World Gold Trust Services, LLC.

         "THIRD PARTY UNALLOCATED ACCOUNT" means a Precious Metal account maintained by us on an Unallocated Basis in the name of a person other than you in your capacity as Trustee of the streetTRACKS(R) Gold Trust.

         "TRUST INDENTURE" means that certain Trust Indenture of streetTRACKS(R)
         Gold Trust dated as of [ ], 2004, between World Gold Trust Services,
         LLC, as Sponsor, and The Bank of New York, as Trustee, effective [ ],
         2004.

         "UNALLOCATED ACCOUNT" means the account maintained by us in your name on an Unallocated Basis pursuant to this agreement.

         "UNALLOCATED BASIS" means, with respect to a Precious Metal account maintained with us, that the person in whose name the account is held is entitled to delivery in accordance with the Rules of an amount of
         Precious Metal equal to the amount of Precious Metal

                                      -3-

         standing to the credit of the person's account but has no ownership interest in any Precious Metal that we own or hold.

         "VAT" means value added tax as provided for in the Value Added Tax Act
         1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United
         Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

         "WITHDRAWAL DATE" means the Business Day on which you wish to debit
         Bullion from your Unallocated Account and credit such Bullion either to your Allocated Account or to a Third Party Unallocated Account.

1.2      HEADINGS: The headings in this agreement do not affect its interpretation.

1.3      SINGULAR AND PLURAL; OTHER USAGES:

         (a)     References to the singular include the plural and vice versa.

         (b)     "A or B" means "A or B or both."

         (c)     "Including" means "including but not limited to."

2.       UNALLOCATED ACCOUNT

2.1      OPENING UNALLOCATED ACCOUNT: We shall open and maintain the Unallocated
         Account for you in respect of Bullion.

2.2      TRANSFERS INTO AND OUT OF UNALLOCATED ACCOUNT: The Unallocated Account
         shall evidence and record the amount of Bullion standing to your credit therein and increases and decreases to that amount.

2.3      DENOMINATION OF UNALLOCATED ACCOUNT: The Unallocated Account shall be denominated in fine ounces of gold to three decimal places.

2.4      REPORTS: For each Business Day, by no later than the following Business
         Day, we will transmit to you by authenticated SWIFT message(s)
         information showing the increases and decreases to the Bullion standing to your credit in your Unallocated Account, and identifying separately each transaction and the Business Day on which it occurred. On each
         Business Day that is a Withdrawal Date, we will send you a notification as of 2:00 p.m. (London time) (i) as to each Participant, of the amount of Precious Metal transferred from the Participant's Participant
         Unallocated Account to your Unallocated Account, (ii) of the amount of
         Bullion transferred from your Unallocated Account to your Allocated
         Account and (iii) of the amount of any remaining Bullion in your
         Unallocated Account, and we will use commercially reasonable efforts to send the notification by approximately 2:00 p.m. (London time). In addition, we will provide you such information about the increases and decreases to the Bullion standing to your credit in your Unallocated
         Account on a same-day basis at such other times and in such other form as you and we shall agree. In the case of any difference between the information provided

                                      -4-

         by authenticated SWIFT message and the information we provide you pursuant to either of the two immediately preceding sentences, the
         SWIFT message will be controlling, and we shall not be liable for your or any third party's reliance on the information we provide to you by means other than SWIFT message. For each calendar month, we will provide you within a reasonable time after the end of the month a statement of account for your Unallocated Account.

2.5      REVERSAL OF ENTRIES: In order to maintain the accuracy of our books and records, but without limiting our responsibilities or liability under this agreement, we shall reverse or amend any entries to your
         Unallocated Account to correct errors that we discover or of which we are notified with, if we deem it necessary, effect back-valued to the date upon which the correct entry (or no entry) should have been made.
         Without limiting the foregoing, if Bullion delivered to your Allocated
         Account upon withdrawal from your Unallocated Account is determined to be of a fineness or weight different from the fineness or weight we have reported to you, (i) we shall debit your Allocated Account and credit your Unallocated Account with the requisite amount of Bullion if the determination reduces the total fine ounces of Bullion that should have been credited to your Allocated Account, and (ii) we shall credit your Allocated Account and debit your Unallocated Account with the requisite amount of Bullion if the determination increases the total fine ounces of Bullion that should have been credited to your Allocated
         Account.

2.5      ACCESS: Upon reasonable prior written notice, we will, during our normal business hours, allow your representatives, not more than twice during any calendar year, and your independent public accountants, in connection with their audit of the financial statements of the
         streetTRACKS(R) Gold Trust, to visit our premises and examine such records maintained by us in relation to your Unallocated Account as they may reasonably require. You shall bear all costs relating to such visits and exams, including any out of pocket or other costs we may incur in connection therewith. Our providing of any such visits or exams is conditioned on the relevant parties complying with all our security rules and procedures and undertaking to keep confidential all information they obtain in accordance with a form of confidentiality agreement we will provide. Any visits by your representatives pursuant to clause 2.6 of the Allocated Bullion Account Agreement shall be deemed to be a visit for purposes of this clause 2.6.

3.       TRANSFERS INTO THE UNALLOCATED ACCOUNT

3.1      PROCEDURE: We will credit to your Unallocated Account only the amount of Bullion we receive from your Allocated Account or the amount of
         Precious Metal we receive from a Third Party Unallocated Account for credit to your Unallocated Account. Unless we otherwise agree in writing, the only Precious Metal we will accept in physical form for credit to your Unallocated Account is Bullion you have transferred from your Allocated Account. By 9:00 a.m. (London time) on the day that is two Business Days prior to the Availability Date, you will notify us regarding each amount of Bullion or Precious Metal that you are expecting to be credited to your Unallocated Account from a Participant
         Unallocated Account, and the identity of the Participant Unallocated
         Account from which such credit will be made. If, on any Business Day, a
         Participant's instruction to us to transfer Bullion to your Unallocated
         Account is revoked pursuant to clause 5.5 of that

                                      -5-

         Participant's Participant Unallocated Bullion Account Agreement, we
         shall send you a notification by email identifying such Participant by the close of business in London on that day. We shall use commercially reasonable efforts to send you such notification by 5:00 p.m. (London time). When by reference to your notifications and instructions to us we reasonably believe an amount of Bullion has been credited to your
         Unallocated Account in error, we will notify you promptly and, pending our joint resolution of the error, will treat such amount as not being subject to the standing instruction in clause 4.5 below.

3.1      RIGHT TO REFUSE BULLION OR AMEND PROCEDURE: We may refuse to accept transfers of Bullion into your Unallocated Account, amend the procedure in relation to the transfer of Bullion into your Unallocated Account or impose such additional procedures in relation to the transfer of
         Bullion into your Unallocated Account as we may from time to time consider appropriate. Any such refusal will be promptly notified to you. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the transfer of Bullion into your Unallocated Account, and in doing so we will consider your needs to communicate any such change to Participants and others.

4.       TRANSFERS FROM THE UNALLOCATED ACCOUNT

4.1      PROCEDURE: We will transfer Bullion from your Unallocated Account to such persons and at such times and on such terms as specified in your instructions to us and not otherwise. A transfer of Bullion from your
         Unallocated Account may only be made by:

         (a)    transfer of Bullion to a Third Party Unallocated Account; or

         (b)    transfer of Bullion to your Allocated Account, including
                pursuant to the standing instruction provided in clause 4.5;
                or

         (c)    subject to clause 4.4, by either (i) making the Bullion
                available for collection at our vault premises, or as we may direct or (ii), if separately agreed, delivering the Bullion to such location as we agree at your expense and risk.

         Any Bullion to be made available in physical form pursuant to clause
         4.1(b) or (c) will be in a form which complies with the Rules or in such other form as may be agreed between us, and in all cases will comprise one or more whole bars selected by us (or other form as agreed), the combined fine weight of which will not exceed the number of fine ounces of Bullion you have instructed us to debit.

4.2      INSTRUCTION REQUIREMENTS: You may at any time instruct us to transfer
         Bullion standing to the credit of your Unallocated Account. Any instruction relating to a transfer of Bullion other than pursuant to a standing instruction must:

         (a)    if it relates to a transfer pursuant to clause 4.1(a), be
                received by us no later than 3:00 p.m. (London time) on the
                Withdrawal Date or 3:30 p.m. (London time) on a Withdrawal
                Date occurring when London is and New York is not on daylight

                                      -6-

                savings time unless otherwise agreed and specify the details of the Third Party Unallocated Account(s) to which the Bullion is to be transferred;

         (b)    if it relates to a transfer pursuant to clause 4.1(b), be
                received by us no later than 9:00 a.m. (London time) on the day that is two Business Days prior to the Withdrawal Date unless otherwise agreed, and specify the details of your
                Allocated Account to which the Bullion is to be transferred;

         (c)    if it relates to a withdrawal pursuant to clause 4.1(c), be received by us no later than 9:00 a.m. (London time) on the day that is two Business Days prior to the Withdrawal Date unless otherwise agreed, and specify the name of the person or carrier that will collect the Bullion from us or the identity of the person to whom delivery is to be made, as the case may be; and

         (d)    in all cases, specify the number of fine ounces of Bullion to be debited to the Unallocated Account, the Withdrawal Date and any other information which we may from time to time require.

4.3      POWER TO AMEND PROCEDURE AND NOTICE OF AMENDMENTS TO AGREEMENTS: We may
         amend the procedure for the transfer of Bullion from your Unallocated
         Account or impose such additional procedures as we may from time to time consider appropriate. We will notify you within a commercially reasonable time before we amend our procedures or impose additional ones in relation to the transfer of Bullion from your Unallocated
         Account, and in doing so we will consider your needs to communicate any such change to Participants and others. We also will provide you a copy of any proposed amendment to the form of the Participant Unallocated
         Bullion Account Agreement no later than 15 Business Days before the amendment's scheduled effectiveness.

4.4      PHYSICAL WITHDRAWALS OF BULLION: Upon your instruction, we will debit
         Bullion from your Unallocated Account and make the Bullion available for collection by you or, if separately agreed, for delivery by us at your expense and risk. You and we agree nevertheless that you expect to withdraw Bullion physically from your Unallocated Account (rather than by crediting it to a Third Party Unallocated Account) only in exceptional circumstances, as for example when we are unable to transfer Precious Metal on an Unallocated Basis. In the case of all physical withdrawals of Bullion from your Unallocated Account, unless we agree to undertake delivery, you must collect, or arrange for the collection of, the Bullion being withdrawn from us, the Sub-Custodian or other party having physical possession thereof. We will advise you of the location from which the Bullion may be collected no later than one Business Day prior to the Withdrawal Date. When we have agreed separately to deliver Bullion in connection with a physical withdrawal, we shall make transportation and insurance arrangements on your behalf in accordance with our usual practice unless we have agreed in writing to other arrangements, with which we shall use commercially reasonable efforts to comply. Anything in this agreement to the contrary notwithstanding, and without limiting your right to withdraw Bullion, we shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or

                                      -7-

         delivery is impracticable for any reason. When pursuant to your instruction Bullion is physically withdrawn from your Unallocated
         Account, all right, title, risk and interest in and to the Bullion withdrawn shall pass at the Point of Delivery to the person to whom or to or for whose account such Bullion is transferred, delivered or collected.

4.5      STANDING INSTRUCTION: We will use commercially reasonable efforts to comply with the following instruction, which we acknowledge you are giving to us for execution as a standing instruction:

                 As early as we can but in any event by the close of
                 business (London time) on each Business Day, we will
                 transfer to your Allocated Account from the Bullion
                 standing to your credit in your Unallocated Account
                 an amount of Bullion such that the amount of Bullion
                 that remains standing to your credit in your
                 Unallocated Account after any transfers on that day
                 pursuant to clause 4.1 does not exceed 430 fine
                 ounces.

4.6      PHYSICAL WITHDRAWAL OF ENTIRE UNALLOCATED ACCOUNT BALANCE. If, when you notify us in connection with a physical withdrawal of Bullion from your
         Unallocated Account under clause 4.4 that you are withdrawing the entire balance in your Unallocated Account (or when a physical withdrawal under clause 4.4 would, in our determination, result in the entire balance in your Unallocated Account being withdrawn), the physical withdrawal instruction may not be effected by our selection of one or more whole bars of Bullion the combined fine weight of which does not exceed the balance of your Unallocated Account that you are withdrawing, then we will make available to you in accordance with clause 4.4 the number of whole bars that can be accommodated under your instruction, and will purchase for cash the remainder of the Bullion in your Unallocated Account based on the price of an ounce of gold as fixed by the five members of the London gold fix at or about 10:30 a.m.
         London time (the "London A.M. Fix") on the date you are withdrawing the
         Bullion physically, or if there is no London A.M. Fix for Gold for such date, then the London A.M. Fix for Gold for the next Business Day.

5.       INSTRUCTIONS

5.1      YOUR REPRESENTATIVES: We will act only on instructions given in accordance with this clause 5.1 and clause 11 and will not otherwise act on instructions given by any person claiming to have a beneficial interest in the streetTRACKS(R) Gold Trust. You shall notify us promptly in writing of the names of the people who are authorized to give instructions on your behalf. Until we receive written notice to the contrary, we are entitled to assume that any of those people have full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2      AMENDMENTS: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. We must receive an instruction canceling, amending or superseding a prior instruction before the time the prior instruction is acted upon. Any instructions shall have effect only after actual receipt by us.

                                      -8-

5.3      UNCLEAR OR AMBIGUOUS INSTRUCTIONS: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.4      REFUSAL TO EXECUTE: We reserve the right to refuse to execute instructions if in our opinion they are or may be contrary to the Rules or any applicable law.

6.       CONFIDENTIALITY

6.1      DISCLOSURE TO OTHERS: Subject to clause 6.2, we shall treat as confidential and will not, without your consent, disclose to any other person any transaction or other information we acquire about you or your business pursuant to this agreement. Subject to clause 6.2, you shall treat as confidential and will not, without our consent, disclose to any other person any information that we provide to you about us or our business pursuant to this agreement and that we tell you, at or before the time we provide it, we are providing to you on a confidential basis.

6.2      PERMITTED DISCLOSURES: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by or required in connection with filings made with a government department or agency, fiscal body or regulatory or self-regulatory authority, to disclose information acquired under this agreement. In addition, the disclosure of such information may be required by a party's auditors, by its legal or other advisors or by a company which is in the same group of companies as a party (eg. a subsidiary or holding company of a party). Subject to the agreement of the party to which information is disclosed to maintain it in confidence in accordance with clause 6.1, each party irrevocably authorizes the other to make such disclosures without further reference to such party.

7.       REPRESENTATIONS

7.1      YOUR REPRESENTATIONS: You represent and warrant to us that:

         (a)    you have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to enable you lawfully to enter into and perform your duties and
                obligations under this agreement;

         (b)    the persons entering into this agreement on your behalf have been duly authorised to do so; and

         (c)    this agreement and the obligations created under it are
                binding upon you and enforceable against you in accordance with its terms (subject to applicable principles of equity)
                and do not and will not violate the terms of the Rules or any law, order, charge or agreement by which you are bound.

7.2      OUR REPRESENTATIONS: We represent and warrant to you that:

                                      -9-

         (a)    We have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to enable us lawfully to enter into and perform our duties and
                obligations under this agreement;

         (b)    the persons entering into this agreement on our behalf have been duly authorised to do so; and

         (c)    this agreement and the obligations created under it are
                binding upon us and enforceable against us in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any law, order, charge or agreement by which we are bound.

8.       EXPENSES

8.1      EXPENSES: You must pay us on demand all costs, charges and expenses
         (including any relevant taxes charged to us, duties and reasonable legal fees) incurred by us in connection with the performance of our duties and obligations under this agreement or otherwise in connection with any Unallocated Account (including, without limitation, delivery, collection and storage costs).

82.      CREDIT BALANCES: No interest or other amount will be paid by us on any credit balance on an Unallocated Account unless otherwise agreed between us.

8.3      DEBIT BALANCES: You are not entitled to overdraw an Unallocated Account except to the extent that we otherwise agree in writing. In the absence of such agreement, we shall not be obliged to carry out any instruction of yours which will cause any Unallocated Account to be overdrawn. If for any reason an Unallocated Account is overdrawn, you will be required to pay us interest in on the debit balance at the rate agreed between us or, if no such agreement exists, at such rate as we determine to be appropriate. The amount of the overdraft and any accrued interest will be repayable by you on our demand. Your obligation to pay interest to us will continue until the overdraft is repaid by you in full.

8.4      DEFAULT INTEREST: If you fail to pay us any amount when it is due, we reserve the right to charge you interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1%
         above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Both overdraft and default interest will accrue on a daily basis and will be due and payable by you as a separate debt. In the event of any inconsistency between this agreement and an overdraft facility agreement between you and us, the terms of the overdraft facility shall govern.

9.1      SCOPE OF RESPONSIBILITY

9.1      EXCLUSION OF LIABILITY: We will use reasonable care in the performance of our duties under this agreement and will only be responsible for any loss or damage suffered by you as a direct result of any negligence, fraud or wilful default on our part in the performance of our duties, and in which case our liability will not exceed the aggregate of the
         Account Balance at the time such negligence, fraud or wilful default is discovered by us, provided that we notify you promptly after we discover such negligence, fraud or wilful default. If

                                      -10-

         we deliver from your Unallocated Account Bullion that is not of the fine weight we have represented to you, recovery by you, to the extent such recovery is otherwise allowed, shall not be barred by your delay in asserting a claim because of the failure to discover such loss or damage regardless of whether such loss or damage could or should have been discovered.

9.2      NO DUTY OR OBLIGATION: We are under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this agreement.

9.3      FORCE MAJEURE: We shall not be liable to you for any delay in performance, or for the non-performance of any of our obligations under this agreement by reason of any cause beyond our reasonable control.
         This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisations or failure of any such body, authority, or organisation for any reason, to perform its obligations.

9.4      INDEMNITY: You shall solely out of the assets of the streetTRACKS(R)
         Gold Trust indemnify and keep us and each of our directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X adopted by the United States Securities and
         Exchange Commission under the United States federal Securities Act of
         1933, as amended) and subsidiaries (us and each such person a
         "Custodian Indemnified Person" for purposes of this clause 9.4)
         indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which we may suffer or incur, directly or indirectly in connection with this agreement except to the extent that such sums are due directly to our negligence, willful default or fraud.

9.5      THIRD PARTIES: You are our sole customer under this agreement and we do not owe any duty or obligation or have any liability towards any person who is not a party to this agreement. This agreement does not confer a benefit on any person who is not a party to it. The parties to this agreement do not intend that any term of this agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the streetTRACKS(R)
         Gold Trust or to limit the right of any successor Trustee of the
         streetTRACKS(R) Gold Trust to enforce our obligations hereunder.

9.6      OTHER ACTIVITIES: We and any of our affiliates may act as a Participant or own or hold Precious Metal or shares issued by the streetTRACKS(R)
         Gold Trust or both and may deal with them in any manner, including acting as underwriter for the shares, with the same rights and powers as if we were not a party to this agreement.

                                      -11-

10.      TERMINATION

10.1     NON-TERMINATION: This agreement may not be terminated for one year following the "Initial Date of Deposit," as that term is defined in the
         Trust Indenture, unless the streetTRACKS(R) Gold Trust is terminated during that period.

10.2     METHOD Subject to the requirement of clause 10.1, either party may terminate this agreement by giving not less than 90 Business Days'
         written notice to the other party. Any such notice given by you must specify:

         (a)    the date on which the termination will take effect;

         (b)    the person to whom each Account Balance which is a credit
                balance is to be transferred; and

         (c)    all other necessary arrangements for the transfer or
                repayment, as the case may be, of each Account Balance.

10.3     RESIGNATION OF TRUSTEE: In the event you resign or are discharged or removed as Trustee, this agreement will terminate 90 Business Days following your resignation, discharge or removal unless a successor trustee to the streetTRACKS(R) Gold Trust is appointed before the end of the 90 Business Day period or a full liquidation of the
         streetTRACKS(R) Gold Trust is started during the 90 Business Day period and you request us to continue the agreement in effect until the liquidation is completed.

10.4     REDELIVERY ARRANGEMENTS: Following any termination of this agreement, if you do not make arrangements acceptable to us for the transfer or repayment, as the case may be, of any Account Balance we may continue to maintain that Unallocated Account, in which case we will continue to charge any expenses payable under clause 8. If you have not made arrangements acceptable to us for the transfer or repayment of any
         Account Balance within 6 months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to close each Unallocated Account and account to you for the proceeds after deducting any amounts due to us under this agreement.

10.5     EXISTING RIGHTS: Termination shall not affect rights and obligations then outstanding under this agreement which shall continue to be governed by this agreement until all obligations have been fully performed.

11.      NOTICES

11.1     FORM: Subject to clause 11.5, any notice, notification, instruction or other communication under or in connection with this agreement shall be given in writing. References to writing include electronic transmissions that are of the kind specified in clause 11.2.

11.2     METHOD OF TRANSMISSION: Any notice, notification, instruction or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid

                                      -12-

         recorded delivery (or air mail if overseas), authenticated electronic transmission (including tested telex and authenticated SWIFT) or such other electronic transmission as the parties may from time to time agree to the party due to receive the notice or communication, at its address, number or destination set out in this agreement or another address, number or destination specified by that party by written notice to the other.

11.3     DEEMED RECEIPT ON NOTICE: A notice, notification, instruction or other communication under or in connection with this agreement will be deemed received only if actually received or delivered.

11.4     RECORDING OF CALLS: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and accepted by you as evidence of the orders or instructions given that are permitted to be given orally under this agreement.

11.5     INSTRUCTIONS RELATING TO BULLION:All notices, notifications, instructions and other communications relating to the movement of
         Bullion in relation to your Unallocated Account shall be by way of authenticated electronic transmission (including tested telex and authenticated SWIFT), and shall be addressed to:

         Precious Metals Operations
         HSBC Bank USA, National Association
         8 Canada Square
         London E14 5HQ
         Tested Telex: 889217 RNB
         SWIFT: BLIC GB2L

12.      GENERAL

12.1     NO ADVICE: Our duties and obligations under this agreement do not include providing you with investment advice. In asking us to open and maintain the Unallocated Account, you do so in reliance upon your own judgement and we shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any transfer into, or withdrawals from, your Unallocated Account.

12.2     RIGHTS AND REMEDIES: Our rights under this agreement are in addition to, and independent of, any other rights which we may have at any time in relation to the Unallocated Accounts, except that we will not have any right to set off against any account we maintain or property that we hold for you under this agreement any claim or amount that we may have against you or that may be owing to us other than pursuant to this agreement, no matter how that claim or amount arose.

12.3     ASSIGNMENT: This agreement is for the benefit of and binding upon us both and our respective successors and assigns. This Agreement may not be assigned by either party without the written consent of the other party, except that this clause shall not restrict our power to merge or consolidate with any party, or to dispose of all or part of our custody business.

12.4     AMENDMENTS: Any amendment to this agreement must be agreed in writing and be signed

                                      -13-

         by us both. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

12.5     PARTIAL INVALIDITY: If any of the clauses (or part of a clause) of this agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause)
         will not in any way be affected or impaired.

12.6     ENTIRE AGREEMENT: This document represents the entire agreement, and supersedes any previous agreements between us relating to the subject matter of this agreement.

12.7     JOINT AND SEVERAL LIABILITY: If there is more than one of you, your responsibilities under this agreement apply to each of you individually as well as jointly.

12.8     COUNTERPARTS: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

12.9     BUSINESS DAYS: If any obligation of either you or us falls due to be performed on a day which is not a Business Day in respect of the
         Unallocated Account in question, then the relevant obligations shall be performed on the next succeeding Business Day applicable to such account.

12.10    PROCESSING OF ACCOUNT ENTRIES: Except for physical withdrawals as to which transfer of ownership is determined at the Point of Delivery, records of (i) all deposits to and withdrawals from the Allocated
         Account and all debits and credits to the Unallocated Account which, pursuant to instructions given in accordance with this agreement and the Allocated Bullion Account Agreement, occur on a Business Day and
         (ii) all end of Business Day account balances in the Allocated Account and the Unallocated Account are prepared overnight as at the close of our business (usually 4:00 p.m. London time) on that Business Day. For avoidance of doubt, the foregoing sentence is illustrated by the following examples, which are not intended to create any separate obligations on our part:

                Reports of a transfer of Precious Metal from a Third Party
                Unallocated Account for credit to your Unallocated Account on a
                Business Day and a debit of Bullion from your Unallocated
                Account for credit to your Allocated Account on that Business
                Day pursuant to the standing instruction contained in the
                Unallocated Bullion Account Agreement and of the balances in your Allocated Account and your Unallocated Account for that
                Business Day shall be prepared overnight as at the close of our business on that Business Day.

                Reports of a transfer of Bullion which we debit from your
                Allocated Account for credit to your Unallocated Account on a
                Business Day and a transfer of Bullion which we debit from your
                Unallocated Account for credit to a Third Party Unallocated
                Account on that Business Day and of the balances in your
                Allocated Account and Unallocated Account for that Business Day shall be prepared overnight as at the close of our business on that Business Day.

                                      -14-

         When you instruct us to debit Bullion from your Allocated Account for credit to your Unallocated Account and direct us to execute such instruction on the same Business Day as and in connection with one or more instructions that you give to us to debit Bullion from your
         Unallocated Account, we will use commercially reasonable efforts to execute the instructions in a manner that minimizes the time the
         Bullion to be debited from your Allocated Account stands to your credit in your Unallocated Account, save that we shall not be responsible for any delay caused by late, incorrect or garbled instructions or information from you or any third party.

12.11    MAINTENANCE OF THIS AGREEMENT. Concurrently with this agreement, we and you are entering into the Allocated Bullion Account Agreement. That agreement shall remain in effect as long as this agreement remains in effect, and if that agreement is terminated, this agreement terminates with immediate effect.

12.12    PRIOR AGREEMENTS:The Agreement supersedes and replaces any prior existing agreement between you and us relating to the same subject matter.

12.13    COOPERATION: During the term of this agreement, we and you will cooperate with each other and make available to each other upon reasonable request any information or documents necessary to insure that each of our respective books and records are accurate and current.

13.      GOVERNING LAW AND JURISDICTION

13.1     GOVERNING LAW: This agreement is governed by, and will be construed in accordance with, English law.

13.2     JURISDICTION: We both agree the courts of the State of New York, in the
         United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement and, for these purposes we both irrevocably submit to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objections to the laying of venue, and further waive any personal service.

13.3     WAIVER OF IMMUNITY: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

13.4     SERVICE OF PROCESS: Process by which any proceedings are begun may be served by being delivered to the addresses specified below. This does not affect the right of either of us to serve process in another manner permitted by law.

                                      -15-

    Our address for service of process:             Your address for service of process
    HSBC Bank USA, National Association,            The Bank of New York
    London Branch                                   2 Hanson Place
    8 Canada Square                                 Brooklyn, New York 11217
    London, E14 5HQ, United Kingdom                 Attention:    ADR Administration
    Attention:   Precious Metals Department
                 Legal Department

EXECUTED by the parties as follows

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signed on behalf of
HSBC BANK USA, NATIONAL ASSOCIATION
by

Signature         ..............................
Name              ..............................
Title             ..............................

Signed on behalf of
THE BANK OF NEW YORK,
NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS
TRUSTEE OF THE STREETTRACKS(R) GOLD TRUST,
by

Signature         ..............................
Name              ..............................
Title             ..............................

                                                                       EXHIBIT C

                                     FORM OF
                           streetTRACKS(R) GOLD TRUST
                              PARTICIPANT AGREEMENT

     This streetTRACKS(R) Gold Trust Participant Agreement (the "Agreement"),
dated as of ________, is entered into by and between __________ (the "Authorized
Participant"), The Bank of New York, not in its individual capacity but solely as trustee (the "Trustee") of the streetTRACKS(R) Gold Trust (the "Trust"), and
World Gold Trust Services, LLC, as sponsor (the "Sponsor") of the Trust.

                                     SUMMARY

     The Trustee serves as the trustee of the Trust pursuant to the Trust
Indenture dated as of __________ 2004 between the Sponsor and the Trustee (the
"Trust Indenture"). As provided in the Trust Indenture and described in the
Prospectus (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the "Shares") may be created or redeemed by the
Trustee for an Authorized Participant in aggregations of one hundred thousand
(100,000) Shares (each aggregation, a "Basket"). Baskets are offered only pursuant to the registration statement of the Trust on Form S-1, as amended
(Registration No.: 333-105202), as declared effective by the Securities and
Exchange Commission ("SEC") and as the same may be amended from time to time thereafter (collectively, the "Registration Statement") together with the prospectus of the Trust (the "Prospectus") included therein. Under the Trust
Indenture, the Trustee is authorized to issue Baskets to, and redeem Baskets from, Authorized Participants, only through the facilities of the Depository
Trust Company ("DTC") or a successor depository, and only in exchange for an amount of Gold that is transferred between the Authorized Participant and the
Trust through the Participant Unallocated Account (defined below) and the Trust
Unallocated Account. Under the Trust Indenture, when the Trustee issues Baskets in exchange for Gold, the Gold transferred by an Authorized Participant to the
Participant Unallocated Account is transferred to the Trust Unallocated Account and then transferred and allocated to the Trust Allocated Account by the
Custodian, and when the Trustee redeems Baskets tendered for redemption by an
Authorized Participant in exchange for Gold, the Gold held in the Trust
Allocated Account is to be deallocated and transferred to the Trust Unallocated
Account and then transferred from the Trust Unallocated Account to the
Participant Unallocated Account by the Custodian. The foregoing Gold transfers are also governed by the Trust's Allocated Bullion Account Agreement and
Unallocated Bullion Account Agreement (together, the "Custody Agreements") and the Participant Unallocated Bullion Account Agreement. This Agreement sets forth the specific procedures by which an Authorized Participant may create or redeem
Baskets.

     Because the creation and issuance of Baskets through an Authorized
Participant may be viewed in connection with certain activities by the
Authorized Participant as a "distribution" of the Shares comprising the Baskets under the Securities Act of 1933, as amended (the "1933 Act"), such Authorized
Participant (or its customers) may be deemed statutory underwriters

                                      -1-

subject to the prospectus-delivery and liability provisions of the 1933 Act.
Each Authorized Participant should review the "Plan of Distribution" portion of the Prospectus and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below).

     Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Trust Indenture. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust
Indenture, the provisions of the Trust Indenture shall control.

     To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:

     Section 1. Order Placement. To place orders for the Trustee to create or redeem one or more Baskets, Authorized Participants must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Attachment A hereto (the "Procedures"), as each may be amended, modified or supplemented from time to time.

     Section 2. Status of Authorized Participant. The Authorized Participant
represents and warrants and covenants the following:

     (a) The Authorized Participant is a participant of DTC (as such a participant, a "DTC Participant"). If the Authorized Participant ceases to be a
DTC Participant, the Authorized Participant shall give immediate notice to the
Trustee of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.

     (b) Unless Section 2(c) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of
Securities Dealers, Inc. (the "NASD"), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of the
NASD, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The
Authorized Participant will maintain any such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant will comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Conduct Rules of the NASD (if it is a NASD member), and will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

     (c) If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the
United States and is not otherwise required to be registered, qualified or a member of the NASD as set forth in Section 2(b) above, the Authorized
Participant will (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and
(iii) conduct its business in accordance with the spirit of the NASD Conduct
Rules.

                                      -2-

     (d) The Authorized Participant is in compliance with the money laundering and related provisions of the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT)
Act of 2001, and the regulations promulgated thereunder, if the Authorized
Participant is subject to the requirements of the USA PATRIOT ACT.

     (e) With respect to the transfers of Gold contemplated by this Agreement, the Authorized Participant shall establish with the Participant's Custodian in
London or at such other location as the Sponsor and the Trustee agree an account in relation to Gold which shall be maintained on an Unallocated Basis (the
"Participant Unallocated Account"), which shall be used only to effect transactions between the Authorized Participant and the Trust and which shall be in addition to any separate Gold account maintained for the Authorized
Participant on an Unallocated Basis by the Participant's Custodian. The
Participant Unallocated Account shall be established and maintained pursuant to a Participant Unallocated Bullion Account Agreement with the Participant's
Custodian in the form attached to this Agreement as Attachment B, as the same may be amended from time to time. In addition, if the Authorized Participant does not already have a Gold account maintained for it on an Unallocated Basis by the Participant's Custodian (separate from the Participant Unallocated
Account), the Authorized Participant must establish such an account, which shall be established and maintained pursuant to such agreement as it and the
Participant's Custodian shall agree.

     (f) The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the
Trustee, the Custodian and the Participant's Custodian. The Authorized
Participant shall confirm such capability to the satisfaction of the Trustee and the Custodian by the end of the Business Day before placing its first order with the Trustee (whether such order is to create or to redeem Baskets). If required by the Trustee or the Custodian with respect to authorized telecommunications by telephonic facsimile, the Authorized Participant shall enter into a separate agreement with the Trustee or the Custodian, as the case may be, indemnifying such party with respect to its communications by telephonic facsimile, substantially in the forms attached as Attachment C, as the same may be amended from time to time.

     Section 3. Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Indenture, the Custody Agreements, this Agreement and the Procedures. Each party will comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures. The Trustee and Sponsor may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized
Participant will comply with such procedures.

     (b) The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create a Basket (a "Purchase Order") and each order to redeem a Basket (a "Redemption Order", and each Purchase Order and
Redemption Order, an "Order") may not be revoked by the Authorized Participant upon its delivery to the Trustee. A form of Purchase Order is attached hereto as
Exhibit B and a form of Redemption Order is attached hereto as Exhibit C.

                                      -3-

     (c) The Trustee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit (i)
determined by the Trustee not to be in proper form; (ii) that the Sponsor has determined and advised the Trustee would have adverse tax consequences to the
Trust or to the Beneficial Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor acceptable to the Trustee, be unlawful; or (iv) if circumstances outside the control of the Trustee, the
Custodian or the Sponsor make it for all practical purposes not feasible to process creations of Creation Baskets. Neither the Trustee nor the Sponsor shall be liable to any person by reason of the rejection of any Purchase Order or
Creation Basket Deposit.

     (d) The Trustee shall reject any Redemption Order (i) determined by the
Trustee not to be in proper form or (ii) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Trustee shall have no liability to any person for rejecting a Redemption Order in such circumstances.

     (e) The Trustee may, in its discretion, and will when so directed by the
Sponsor, suspend the right of redemption, or postpone the applicable redemption settlement date, (i) for any period during which the New York Stock Exchange is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Gold is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the Beneficial Owners. Neither the Sponsor nor the Trustee shall be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

     Section 4. Gold Transfers. (a) Any Gold to be transferred in connection with any Order shall be transferred between the Participant Unallocated Account and the Trust Unallocated Account and between the Trust Unallocated Account and the Trust Allocated Account in accordance with the Procedures. The Authorized
Participant shall be responsible for all costs and expenses relating to or connected with any transfer of Gold between its Participant Unallocated Account and the Trust Unallocated Account.

     (b) Each of the Trust, the Sponsor and the Trustee will have no liability for loss or damages suffered by an Authorized Participant in respect of the
Authorized Participant's Participant Unallocated Account. The liability of the
Custodian with respect to any such loss or damage will be governed by the terms of the Participant Unallocated Bullion Account Agreement attached hereto as
Attachment B. The Authorized Participant acknowledges that it is an unsecured creditor of the Custodian with respect to the Gold held in the Authorized
Participant's Participant Unallocated Account and that such Gold is at risk in the event of the Custodian's insolvency.

     Section 5. Gold Standards. All Gold to be transferred between the Trust and the Authorized Participant in connection with any Order shall meet the applicable requirements of The Good Delivery Rules for Gold and Silver Bars (the
"Good Delivery Rules") promulgated by the London Bullion Market Association (the
"LBMA"), which include standards for fineness. As provided in the Authorized
Participant's Participant Unallocated Bullion Account Agreement and in the
Trust's Unallocated Bullion Account Agreement, amounts of Gold standing to the

                                      -4-

credit of an Authorized Participant's Participant Unallocated Account or the
Trust Unallocated Account, as the case may be, are held on an Unallocated Basis, which, as provided by those agreements, means only that each of the Authorized
Participant or the Trust, as the case may be, is entitled to call on the
Participant's Custodian or the Custodian, as the case may be, to deliver in accordance with the Good Delivery Rules an amount of Gold equal to the amount of
Gold standing to the credit of the Authorized Participant's or the Trust's relevant unallocated bullion account, as the case may be, but neither the
Authorized Participant nor the Trust has any ownership interest in any Gold that the Participant's Custodian or the Custodian, as the case may be, owns or holds.
The Sponsor and the Trustee may, from time to time, pursuant to the Trust
Indenture and as disclosed in the Prospectus, specify other gold bullion to be held by the Trust and which therefore may be transferred between the Trust and an Authorized Participant in connection with any Order, provided that such other gold bullion meets the standard of fineness specified under the Good Delivery
Rules. A copy of the Good Delivery Rules may be obtained from the LBMA.

     Section 6. Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Trustee shall charge, and the
Authorized Participant shall pay to the Trustee, the Transaction Fee prescribed in the Trust Indenture applicable to such creation or redemption. The initial
Transaction Fee shall be two thousand dollars ($2,000). The Transaction Fee may be adjusted from time to time as set forth in the Prospectus. As described in the Procedures, in the case of a Redemption Order that is held open until the fourth Business Day following the Redemption Order Date, for each day (whether or not a Business Day) the Redemption Order is held open, the Authorized
Participant will be charged by the Trustee the greater of $300 and $30 times the number of Baskets covered by the Redemption Order.

     Section 7. Authorized Persons. Concurrently with the execution of this
Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Trustee notarized and duly certified as appropriate by its secretary or other duly authorized official, a certificate in the form of
Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant
(each, an "Authorized Person"). The Trustee may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Trustee receives a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the
Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Trustee and such notice shall be effective upon receipt by the Trustee. The Trustee shall issue to each Authorized Person a unique personal identification number (the "PIN Number") by which such
Authorized Person shall be identified and by which instructions issued by the
Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person. If, after issuance, the Authorized Person's PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Trustee.

     Section 8. Redemption. The Authorized Participant represents and warrants that it will not obtain an Order Number (as described in the Procedures) from the Trustee for the purpose of redeeming a Basket unless it first ascertains that (i) it or its customer, as the case may be, owns

                                      -5-

outright or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) such Baskets have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement which would preclude the delivery of such
Baskets to the Trustee the third Business Day following the Redemption Order
Date.

     Section 9. Role of Authorized Participant. (a) The Authorized Participant
acknowledges that, for all purposes of this Agreement and the Trust Indenture, the Authorized Participant is and shall be deemed to be an independent contractor and has and shall have no authority to act as agent for the Trust, the Sponsor, the Trustee, the Custodian, or the Participant's Custodian in any
matter or in any respect.

     (b) The Authorized Participant will make itself and its employees available, upon request, during normal business hours to consult with the
Trustee, the Custodian, the Participant's Custodian or their designees concerning the performance of the Authorized Participant's responsibilities under this Agreement.

     (c) With respect to any creation or redemption transaction made by the
Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other
Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC
Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Indenture.

     (d) The Authorized Participant will maintain records of all sales of Shares made by or through it and will furnish copies of such records to the Sponsor upon the request of the Sponsor.

     Section 10. Indemnification.

     (a) The Authorized Participant hereby indemnifies and holds harmless the
Trustee, the Custodian, the Participant's Custodian, the Trust, the Sponsor,
their respective direct or indirect affiliates (as defined below) and their respective directors, officers, employees and agents (each, an "AP Indemnified
Party") from and against any loss, liability, damages, costs and expenses
(including attorney's fees) incurred by such AP Indemnified Party as a result of or in connection with: (i) any breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the
Authorized Participant to comply with applicable laws and the rules and regulations of self-regulatory organizations; (iv) any actions of such AP
Indemnified Party in reliance upon any instructions issued in accordance with the Procedures believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant; or (v) (A) any representation by the
Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust's then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described

                                      -6-

in Section 14(b) or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Authorized
Participant at the written direction of the Sponsor.

     (b) The Sponsor hereby agrees to indemnify and hold harmless the Authorized
Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a "Sponsor Indemnified Party")
from and against any loss, liability, damages, cost and expense (including attorneys' fees) incurred by such Sponsor Indemnified Party as a result of (i)
any breach by the Sponsor of any provision of this Agreement that relates to the
Sponsor; (ii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this Agreement; (iii) any failure by the Sponsor to comply with applicable laws; or (iv) any untrue statement or alleged untrue statement of a material fact contained in the registration statement of the
Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus, or in any amendment thereof or supplement thereto, or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in the Registration Statement or the
Prospectus based on information furnished in writing by or on behalf of the
Authorized Participant expressly for use in the Registration Statement or the
Prospectus.

     (c) This Section 10 shall not apply to the extent any such loss, liability, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP
Indemnified Party or the Sponsor Indemnified Party, as the case may be. The term
"affiliate" in this Section 10 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

     Section 11. (a) Limitation of Liability. None of the Sponsor, the Trustee,
the Authorized Participant, the Participant's Custodian and the Custodian shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any loss, liability, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.

     (b) Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized
Participant. To the extent the Trustee, the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

                                      -7-

     Section 12. Acknowledgment. The Authorized Participant acknowledges receipt of a (i) copy of the Trust Indenture and (ii) the current Prospectus of the
Trust and represents that it has reviewed and understands such documents.

     Section 13. Effectiveness and Termination. Upon the execution of this
Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a); (ii) upon notice to the
Authorized Participant by the Trustee in the event of a breach by the Authorized
Participant of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 19(j); or
(iv) at such time as the Trust is terminated pursuant to the Trust Agreement.

     Section 14. Marketing Materials; Representations Regarding Shares.

     (a) The Authorized Participant represents, warrants and covenants that (i), without the written consent of the Sponsor, the Authorized Participant will not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Prospectus of the Trust, (B) in printed information approved by the Sponsor as information supplemental to such
Prospectus or (C) in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor, and (ii) the Authorized Participant
will not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trust that are not consistent with the Trust's then current Prospectus.
Copies of the then current Prospectus of the Trust and any such printed supplemental information will be supplied by the Sponsor to the Authorized
Participant in reasonable quantities upon request.

     (b) Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Sponsor prepare and circulate in the regular course of its business research reports, marketing material and sales literature that includes information, opinions or recommendations relating to the Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature compare the relative merits and benefits of Shares with other products; and (ii) for internal use by the Authorized Participant. The
Authorized Participant will file all such research reports, marketing material and sales literature related to the Shares with the NASD to the extent required by the NASD Conduct Rules.

     (c) The Authorized Participant and its affiliates may prepare and circulate in the regular course of their businesses, without having to refer to the Shares or the Trust's then-current Prospectus, data and information relating to the price of gold.

     (d) The Authorized Participant hereby agrees that for the term of this
Agreement the Sponsor may deliver the then-current Prospectus, and any supplements or amendments thereto or recirculation thereof, to the Authorized
Participant in Portable Document Format ("PDF") via electronic mail in lieu of delivering the Prospectus in paper form. The Authorized Participant may revoke the foregoing agreement at any time by delivering written notice to the Sponsor and, whether or not such agreement is in effect, the Authorized Participant may, at any time, request

                                      -8-

reasonable quantities of the Prospectus, and any supplements or amendments thereto or recirculation thereof, in paper form from the Sponsor. The Authorized
Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Prospectus in PDF instead of in paper form. The Sponsor will when requested by the Authorized Participant make available at no cost the software and technical assistance necessary to allow the Authorized Participant to access, view and print the PDF version of the Prospectus.

     Section 15. Title To Gold. The Authorized Participant represents and warrants on behalf of itself and any party for which it acts that upon delivery of a Creation Basket Deposit to the Trustee in accordance with the terms of the
Trust Indenture and this Agreement, the Trust will acquire good and unencumbered title to the Gold which is the subject of such Creation Basket Deposit, free and clear of all pledges, security interests, liens, charges, taxes, assessments, encumbrances, equities, claims, options or limitations of any kind or nature, fixed or contingent, and not subject to any adverse claims, including any restriction upon the sale or transfer of all or any part of such Gold which is imposed by any agreement or arrangement entered into by the Authorized
Participant or any party for which it is acting in connection with a Purchase
Order.

     Section 16. Third Party Beneficiaries. Each AP Indemnified Party, to the
extent it is not a party to this Agreement, is a third-party beneficiary of this
Agreement (each, a "Third Party Beneficiary") and may proceed directly against the Authorized Participant (including by bringing proceedings against the
Authorized Participant in its own name) to enforce any obligation of the
Authorized Participant under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

     Section 17. Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason, to perform its obligations.

     Section 18. Ambiguous Instructions. If a Purchase Order Form or a
Redemption Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Trustee will attempt to contact one of the
Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order will be accepted and processed. If an Authorized
Person contradicts the Order terms, the Order will be deemed invalid, and a corrected Order must be received by the Trustee, as the case may be, not later than the earlier of: (i) within 15 minutes of such contact with the Authorized
Person; or (ii) 45 minutes after the Order Cut-Off Time (as described in the
Procedures). If the Trustee is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information.
In the event that an Order contains terms that are illegible, the Order will be deemed invalid and the Trustee will attempt to contact one of the Authorized

                                      -9-

Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Trustee not later than the earlier of
(i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.

     Section 19. Miscellaneous.

     (a) Amendment and Modification. This Agreement, the Procedures attached as
Attachment A and the Exhibits hereto may be amended, modified or supplemented by the Trustee and the Sponsor, without consent of any Beneficial Owner or
Authorized Participant from time to time by the following procedure. After the amendment, modification or supplement has been agreed to, the Trustee will mail a copy of the proposed amendment, modification or supplement to the Authorized
Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the United States postal system. Within ten (10) calendar days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement, the Attachments or the Exhibits, as the case may be, in accordance with its terms.

     Notwithstanding the foregoing, any amendment, modification or supplement to any creation or redemption procedural item in the Procedures which is also set forth in either of the Custody Agreements or in the Participant Unallocated
Bullion Account Agreement attached as Attachment B shall be made in accordance with the terms of such agreements. After the amendment, modification or supplement has been agreed to, the Trustee will mail a copy of the amendment, modification or supplement to the Authorized Participant.

     The form of agreements of the Custodian and the Trustee concerning their respective indemnification by the Authorized Participant for communications by telephone facsimile attached as Attachment C may be amended from time to time by the Custodian and the Trustee, as the case may be.

     (b) Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     (c) Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy regular mail, postage prepaid. For avoidance of doubt, notices may not be given or transmitted by electronic mail. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Trustee. All notices shall be directed to the address or telephone or facsimile numbers indicated below the signature line of the parties on the signature page hereof.

                                      -10-

     (d) Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this
Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything in this Agreement, or in any agreement relating to such merger, consolidation, conversion or succession, by which any such party may seek to retain certain powers, rights, and privileges theretofore obtaining for any period of time following such merger, consolidation, conversion or succession, to the contrary notwithstanding. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change.
Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor Trustee or Sponsor at such time such successor qualifies as a successor Trustee or Sponsor under the terms of the Trust
Indenture.

     (f) Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York
(regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this
Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party's address for purposes of notices hereunder.

     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this
Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.

     (h) Interpretation. The article and section headings contained in this
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     (i) Entire Agreement. This Agreement and the Trust Indenture, along with any other agreement or instrument delivered pursuant to this Agreement and the
Trust Indenture, supersede all prior agreements and understandings between the parties with respect to the subject matter

                                      -11-

hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Indenture.

     (j) Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this
Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, unless the Sponsor determines in its discretion, after consulting with the Trustee, that the provision of this
Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this
Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the
Sponsor's notification of the Trustee of such a determination, this Agreement shall immediately terminate and the Trustee will so notify the Authorized
Participant immediately.

     (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     (l) Survival. Sections 10 (Indemnification) and 16 (Third Party
Beneficiaries) hereof shall survive the termination of this Agreement.

     (m) Other Usages. The following usages shall apply in interpreting this
Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii)
"including" means "including, but not limited to."

                            [Signature Page Follows]

                                      -12-

     IN WITNESS WHEREOF, the Authorized Participant, the Sponsor and the
Trustee, on behalf of the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

The Bank of New York, not in its individual
capacity, but solely as Trustee of the
streetTRACKS(R) Gold Trust               [Name of Authorized Participant]

By:                                      By:
          ----------------------------              ---------------------------
Name:                                    Name:
          ----------------------------              ---------------------------
Title:                                   Title:
          ----------------------------              ---------------------------
Address:                                 Address:
          ----------------------------              ---------------------------

          ----------------------------              ---------------------------

          ----------------------------              ---------------------------
Telephone:                               Telephone:
          ----------------------------              ---------------------------
Facsimile:                               Facsimile:
          ----------------------------              ---------------------------

World Gold Trust Services, LLC
Sponsor of the streetTRACKS(R) Gold Trust

By:
            --------------------------
Name:
            --------------------------
Title:
            --------------------------
Address: 444 Madison Avenue, 3rd Floor
         New York, New York  10022
Telephone: (212) 317-3800
Facsimile: (212) 688-0410

                                    EXHIBIT A

                           streetTRACKS(R) GOLD TRUST

         FORM OF CERTIFIED AUTHORIZED PERSONS OF AUTHORIZED PARTICIPANT

     The following are the names, titles and signatures of all persons (each an
"Authorized Person") authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the
streetTRACKS(R) Gold Trust Participant Agreement.

Authorized Participant:
                        --------------------------------------------
Name:                                    Name:
     ----------------------------------       ----------------------------------

Title:                                   Title:
      ---------------------------------        ---------------------------------

Signature:                               Signature:
          -----------------------------            -----------------------------
Name:                                    Name:
     ----------------------------------       ----------------------------------

Title:                                   Title:
      ---------------------------------        ---------------------------------

Signature:                               Signature:
          -----------------------------            -----------------------------

     The undersigned, [name], [title] of [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to the streetTRACKS(R) Gold
Trust Participant Agreement by and between [Authorized Participant] and the
Trustee and the Sponsor of the streetTRACKS(R) Gold Trust, dated [date], and that their signatures set forth above are their own true and genuine signatures.

     In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [company] on the date set forth below.

Subscribed and sworn to before me      By:
this ___ day of ____________, 20___          -----------------------------------
                                       Name:
                                       Title:

                                       Date:
------------------------------------         -----------------------------------
Notary Public

                                      A-1

                                    EXHIBIT B

                           streetTRACKS(R) GOLD TRUST

                             FORM OF PURCHASE ORDER

Authorized Participant:
                        --------------------------------------
Date:
     ----------------------------------
Submission
Number:
        -------------------------------
PIN Number:
           ----------------------------

Number of Fine Gold Ounces to be Delivered:
                                           ----------------------------

Number of Shares to be Issued:
                              -----------------------------------------

[Additional Information Required for Purchase Order]

All Purchase Orders are subject to the terms and conditions of the Trust
Indenture of the streetTRACKS(R) Gold Trust as currently in effect and the
streetTRACKS(R) Gold Trust Participant Agreement between the Authorized
Participant, and the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in such streetTRACKS(R)
Gold Trust Participant Agreement are incorporated herein by reference.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the streetTRACKS(R) Gold Trust Participant
Agreement and that he/she is authorized to deliver this Purchase Order Form to the Trustee on behalf of the Authorized Participant.

Date:                                  By:
      --------------------------------     ------------------------------------
                                       Name:
                                       Title:

                                      B-1

                                    EXHIBIT C

                           streetTRACKS(R) GOLD TRUST

                            FORM OF REDEMPTION ORDER

Authorized Participant:
                        ----------------------------------------
Date:
     ----------------------------------
Submission
Number:
        -------------------------------
PIN Number:
            ---------------------------

Number of Shares to be Redeemed:
                                ------------------------------------------------

Number of Fine Gold Ounces to be Returned:
                                          --------------------------------------

[Additional Information Required for Redemption Order]

All Redemption Orders are subject to the terms and conditions of the Trust
Indenture of the streetTRACKS(R) Gold Trust as currently in effect and the
streetTRACKS(R) Gold Trust Participant Agreement between the Authorized
Participant and the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in such streetTRACKS(R)
Gold Trust Participant Agreement are incorporated herein by reference.

The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Person under the streetTRACKS(R) Gold Trust Participant
Agreement and that he/she is authorized to deliver this Redemption Order Form to the Trustee on behalf of the Authorized Participant.

Date:                                  By:
      --------------------------------     -------------------------------------
                                           Name:
                                           Title:

                                      C-1

                                     FORM OF
                           streetTRACKS(R) GOLD TRUST
                              PARTICIPANT AGREEMENT

                                  ATTACHMENT A

                      streetTRACKS(R) GOLD TRUST PROCEDURES
                      -------------------------------------

CREATION AND REDEMPTION OF streetTRACKS(R) GOLD SHARES AND RELATED
GOLD TRANSACTIONS

Scope of Procedures and Overview
--------------------------------

These procedures (the "Procedures") describe the processes by which one or more
Baskets of streetTRACKS(R) Gold Trust shares (the "Shares") issuable by The Bank of New York, as trustee (the "Trustee") of the streetTRACKS(R) Gold Trust (the
"Trust"), may be purchased or, once Shares have been issued, redeemed by an
Authorized Participant (a "Participant"). Shares may be created or redeemed only in blocks of 100,000 Shares (each such block, a "Basket"). Because the issuance and redemption of Baskets also involve the transfer of Gold between the
Participant and the Trust, certain processes relating to the underlying Gold transfers also are described.

Under these Procedures, Baskets may be issued only with respect to Gold transferred to and held in the Trust's allocated and unallocated Gold accounts maintained in London, England by HSBC Bank USA, National Association, London
Branch, as custodian (the "Custodian"). Capitalized terms used in these
Procedures without further definition have the meanings assigned to them in the
Trust Indenture (the "Indenture"), dated as of __ 2003, between the Trustee and
World Gold Trust Services, LLC (the "Sponsor") or the Participant Agreement
entered into by each Participant with the Sponsor and the Trustee.

For purposes of these Procedures, a "Business Day" is defined as any day other than (i) a day on which the New York Stock Exchange ("NYSE") is closed for regular trading or (ii), if the transaction involves the receipt or delivery of
Gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the
London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

Baskets are issued pursuant to the Prospectus, which will be delivered by the
Sponsor to each Participant prior to its execution of the Participant Agreement, and are issued and redeemed in accordance with the Indenture and the Participant
Agreement. Baskets may be issued and redeemed on any Business Day by the Trustee in exchange for Gold, which the Trustee receives from Participants or transfers to Participants, in each case on behalf of the Trust. Participants will be required to pay a nonrefundable per order transaction fee of $2,000 to the
Trustee (the "Transaction Fee").

Participants and the Trust transfer Gold between each other using the unallocated bullion account system of the London bullion market. Transfers of
Gold to and from the Trust are effected pursuant to (i) the streetTRACKS(R) Gold
Trust Allocated Bullion Account Agreement (the "Trust Allocated Agreement")
between the Trustee and the Custodian establishing the Trust's allocated account
(the "Trust Allocated Account") and the streetTRACKS(R) Gold Trust Unallocated
Bullion Account Agreement (the "Trust Unallocated Agreement") between the
Trustee and the Custodian establishing the Trust's unallocated account (the
"Trust Unallocated Account"; the Trust Allocated Agreement and the Trust
Unallocated Agreement are collectively referred to as the "Trust Custody
Agreements") and (ii) the streetTRACKS(R) Gold Trust Participant Unallocated
Bullion Account Agreement (the "Participant Unallocated Agreement") between the
Participant and HSBC Bank USA, National Association, London Branch, establishing the Participant's unallocated account (the "Participant Unallocated Account").

Gold is transferred between the Trust and Participants through the Trust
Unallocated Account. When Gold is to be transferred to the Trust from a
Participant (in exchange for the issuance of Baskets), the Gold is transferred from the Participant Unallocated Account to the Trust Unallocated Account and
then transferred from there to the Trust Allocated Account. When Gold is to be transferred to a Participant (in connection with the redemption of Baskets), the
Gold is transferred from the Trust Allocated Account to the Trust Unallocated
Account and is transferred from there to the Participant Unallocated Account.

The Participant Unallocated Account is only to be used in connection with the creation and redemption of Baskets. Use of the Participant Unallocated Account
for transferring Gold to the Trust does not require Participants to acquire Gold from HSBC Bank USA, National Association, London Branch, or to maintain Gold in the Participant Unallocated Account longer than the time required to create or redeem Baskets as described in these Procedures. Each Participant is responsible for ensuring that the Gold it intends to transfer to the Trust in exchange for
Baskets is available for transfer to the Trust in the manner and at the times described in these Procedures. In meeting this responsibility, the Participant may make such independent arrangements as it sees fit, including the borrowing of Gold, to ensure that the relevant amount(s) of Gold is credited in time.

Upon acceptance of the Participant Agreement by the Sponsor and the Trustee, the
Trustee will assign a personal identification number (a "PIN number") to each
Authorized Person authorized to act for the Participant. This will allow the
Participant through its Authorized Person(s) to place Purchase Order(s) or
Redemption Order(s) for Baskets.

Important Notes:

     o    Any Order is subject to rejection by the Trustee for the reasons set forth in the Indenture or the Participant Agreement.

     o    All Orders are subject to the provisions of the Indenture, the Trust
          Custody Agreements and the Participant Agreement relating to unclear or ambiguous instructions.

                                CREATION PROCESS

An order to purchase one or more Baskets placed by a Participant with the
Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, "CREATION T")
results in the following taking place, in most instances, by 9:00 a.m. N.Y. time
(usually 2:00 p.m. London time) on CREATION T+3:

     o    Transfer to the Trust Allocated Account of Gold satisfying the Good
          Delivery Rules in the amount corresponding to the Baskets to be issued; and

     o    Transfer to the Participant's account at The Depository Trust Company
          ("DTC") of Baskets corresponding to the Gold the Participant has transferred to the Trust.

                               CREATION PROCEDURES

CREATION T (PURCHASE ORDER TRADE DATE)

1.   By the Order Cut-Off Time (close of regular trading on the NYSE, usually
     4:00 p.m. N.Y. time), an Authorized Person of the Participant calls the
     Trustee at (212) 815-6250 to notify the Trustee that the Participant wishes to place a Purchase Order with the Trustee to create an identified number of Baskets and to request that the Trustee provide an order number (an
     "Order Number"). The Authorized Person provides a PIN number as identification to the Trustee. The Trustee provides the Participant with an
     Order Number for the Participant's Purchase Order Form. The Participant
     then completes and faxes to the Trustee the Purchase Order Form included as
     Exhibit B to the Participant Agreement. The Purchase Order Form must include the Authorized Person's signature, the number of Baskets being purchased, and the Order Number previously provided by the Trustee.

2.   If the Trustee has not received the Purchase Order Form from the
     Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in item (1) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Purchase Order Form to the Trustee within
     15 minutes after the Trustee's phone call, the Participant's Order is cancelled. The Trustee will then notify the Participant that the Order has been cancelled via telephone call.

3.   If the Trustee has received the Participant's Purchase Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. N.Y. time the Trustee returns to the Participant a copy of the Purchase Order Form submitted, marking it "Affirmed." The Trustee also indicates on the
     Purchase Order Form the amount of Gold and cash, if any, necessary for the
     Creation Deposit, and provides details of the method of payment required for the Transaction Fee and the cash portion, if any, of the Creation
     Deposit.

4.   Based on the Purchase Orders placed with it on CREATION T, the Trustee sends an authenticated electronic message (Swift MT699) to the Custodian indicating the total ounces of Gold for which the Trustee will require an allocation into the Trust Allocated

     Account on CREATION T+3. In addition, the authenticated electronic message
     (Swift MT699) will separately identify all expected unallocated Gold receipts from each Participant. If the Trustee rejects a Purchase Order pursuant to the Indenture or the Participant Agreement after the foregoing messages are given to the Custodian, the Trustee will notify the Custodian of such rejection, identifying the Participant whose Purchase Order was rejected and the number of ounces of Gold contained in the rejected
     Purchase Order.

5.   By the close of business (usually 5:00 p.m. N.Y. time), each Participant acquiring Baskets on CREATION T+3 sends an authenticated electronic message
     (Swift MT604) to HSBC Bank USA, National Association, London Branch, with a copy to the Trustee, to transfer on CREATION T+3 from the Participant's
     Participant Unallocated Account Gold in the relevant amount(s) to the Trust
     Unallocated Account. If the Participant's instruction does not conform to the Trustee's instruction specified in the preceding item 4, the Trustee will either (i) send a correcting authenticated electronic message (Swift
     MT699) to the Custodian which specifies the delivery of an amount of Gold which conforms to the Participant's Purchase Order and the Participant's
     instruction or (ii) send the Participant an email message notifying the
     Participant of the discrepancy.

6.   By the close of business (usually 5:00 p.m. N.Y. time), each Participant acquiring Baskets on CREATION T+3 sends an authenticated electronic message
     (Swift MT605) to HSBC Bank USA, National Association, London Branch,
     identifying that Participant's Participant Unallocated Account into which
     Gold, in the relevant amount(s), is to be received on CREATION T+2.

CREATION T+2

1.   By the close of business in London (usually 4:00 p.m. London time), each
     Participant submitting a Purchase Order must ensure that Gold in the relevant amount(s) is credited to the Participant's Participant Unallocated
     Account.

2.   If by 4:00 p.m. (London time) either (i), unless otherwise resolved beforehand by a correcting authenticated electronic message from the
     Trustee (Swift MT699) or a correcting authenticated electronic message from the Participant (Swift MT604) to the satisfaction of the Custodian, the amount of Gold specified in the Participant's instruction given under item
     (5) of CREATION T to transfer Gold from the Participant's Participant
     Unallocated Account to the Trust Unallocated Account is not the same as the amount of Gold specified in the advice given by the Trustee under item (4)
     of CREATION T with regard to the expected unallocated Gold receipts from each Participant or (ii) sufficient Gold to permit the Custodian to effect such Participant's instruction is not credited to the Participant's
     Participant Unallocated Account, such Participant's instruction shall be automatically revoked as of 4:00 p.m. London time and the Custodian will notify the Participant of such revocation.

3.   The Custodian will send the Trustee an email message by 5:00 p.m. London time (usually 12:00 noon N.Y. time) identifying each Participant's instruction that has been revoked pursuant to the preceding item 2. The relevant Participant's Purchase Order shall be automatically cancelled as of 4:00 p.m. London time upon such revocation and the

     Trustee will send an email message to each Participant with a cancelled
     Purchase Order informing the Participant of such cancellation.

CREATION T+3

1.   The Custodian transfers the relevant amount(s) of Gold from the
     Participant's Participant Unallocated Account to the Trust Unallocated
     Account.

2.   As of 2:00 p.m. London time (usually 9:00 a.m. N.Y. time), the Custodian will notify the Trustee by email and fax of the status of the allocation process, including (i) the amount of Gold transferred to the Trust
     Unallocated Account from each Participant's Participant Unallocated
     Account, separately stated; (ii) the amount of Gold that has been transferred into the Trust Allocated Account from the Trust Unallocated
     Account, and (iii) the amount of Gold, if any, remaining in the Trust
     Unallocated Account. In the event there is any need for clarification of the status of the allocation process, the Trustee will telephone the
     Custodian to obtain such clarification. This notice does not reflect the official transfer record of the Custodian, which is completed as of the conclusion of the Custodian's Business Day.

3.   At 9:00 a.m. N.Y. time (usually 2:00 p.m. London time), following receipt of the notice from the Custodian of the status of the allocation process described in item (2) above, the Trustee authorizes the creation and issuance of the Baskets ordered by each Participant on CREATION T for which the Trustee has received confirmation from the Custodian of receipt of the relevant amount(s) of Gold. If the Custodian, despite using commercially reasonable efforts, is unable to complete the allocation process by such time, the Trustee will nevertheless issue Baskets, in the relevant amount, against both the Trust Allocated Account and the Trust Unallocated Account
     balances representing the Gold transferred by each Participant in connection with its Purchase Order. The creation and issuance of Baskets will occur through the DTC system known as "Deposit and Withdrawal at
     Custodian" or "DWAC".

                    [Redemption Process Follows on Next Page]

                               REDEMPTION PROCESS

An order to redeem one or more Baskets placed by a Participant with the Trustee by 4:00 p.m. N.Y. time on a Business Day (such day, "REDEMPTION T") results in the following taking place by 11:00 a.m. N.Y. time (usually 4:00 p.m. London time) on REDEMPTION T+3:

     o    Transfer to the Trustee's account at DTC and the subsequent cancellation of the relevant number of the Participant's Baskets; and

     o    Transfer to the Participant by credit to the Participant's Participant
          Unallocated Account of Gold and cash, if any, in the relevant amount(s) corresponding to the Baskets delivered for redemption (the
          "Redemption Distribution").

                              REDEMPTION PROCEDURES

REDEMPTION T (REDEMPTION ORDER TRADE DATE)

1.   By the Order Cut-off Time (close of regular trading on the NYSE, usually
     4:00 p.m. N.Y. time), an Authorized Person of the Participant calls the
     Trustee at (212) 815-6250 to notify the Trustee that the Participant wishes to place a Redemption Order with the Trustee to redeem an identified number of Baskets and to request that the Trustee provide an Order Number. The
     Authorized Person provides a PIN number as identification to the Trustee.
     The Trustee provides the Participant with an Order Number for the
     Participant's Redemption Order Form. The Participant then completes and faxes to the Trustee the Redemption Order Form included as Exhibit C to the
     Participant Agreement. The Redemption Order Form must include the
     Authorized Person's signature, the number of Baskets redeemed, and the
     Order Number previously provided by the Trustee.

2.   If the Trustee has not received the Redemption Order Form from the
     Participant within 15 minutes after the Trustee receives the phone call from the Participant referenced in item (1) above, the Trustee places a phone call to the Participant to enquire about the status of the Order. If the Participant does not fax the Redemption Order Form to the Trustee within 15 minutes after the Trustee's phone call, the Participant's Order is cancelled. The Trustee will then notify the Participant that the Order has been cancelled via telephone call.

3.   If the Trustee has received the Participant's Redemption Order Form on time in accordance with the preceding timing rules, then by 5:00 p.m. N.Y. time the Trustee returns to the Participant a copy of the Redemption Order Form submitted, marking it "Affirmed." The Trustee also indicates on the
     Redemption Order Form the amount of Gold and cash, if any, to be delivered in the Redemption Distribution, and provides details of the method of payment to be used for the Transaction Fee and the method of delivery of the cash portion, if any, of the Redemption Distribution.

4.   By the close of business (usually 5:00 p.m. N.Y. time), each Participant redeeming Baskets on REDEMPTION T+3 sends an authenticated electronic message (Swift

     MT605) to HSBC Bank USA, National Association, London Branch, identifying that Participant's Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION T+3.

5.   By the close of business (usually 5:00 p.m. N.Y. time), the Trustee sends an authenticated electronic message (SWIFT MT699) containing instructions to the Custodian to transfer on REDEMPTION T+3 from the Trust Allocated
     Account to the Trust Unallocated Account ("deallocate") the total amount of
     Gold required to settle the Redemption Orders received by the Trustee on
     REDEMPTION T. If the Trustee rejects a Redemption Order pursuant to the
     Indenture or the Participant Agreement after the foregoing message is sent, the Trustee will notify the Custodian of such rejection, identifying the
     Participant whose Redemption Order was rejected and the number of ounces of
     Gold contained in the rejected Redemption Order.

REDEMPTION T+3

1.   Between 9:00 a.m. London time and 2:00 p.m. London time, the Custodian deallocates Gold in the amount(s) specified in the Trustee's instructions sent on REDEMPTION T.

2.   By 9:00 a.m. N.Y. time, the Participant delivers free to the Trustee's
     Participant account at DTC (#2209) the Baskets to be redeemed.

3.   If the Trustee does not receive from a redeeming Participant all Shares comprising the Baskets being redeemed by 9:00 a.m. N.Y. time, the Trustee will (i) settle the Redemption Order to the extent of whole Baskets received from the Participant and (ii) keep the redeeming Participant's
     Redemption Order open until 9:00 a.m. N.Y. time on the following Business
     Day (REDEMPTION T+4) as to the balance of the Redemption Order (such balance, the "Suspended Redemption Order"). For each day (whether or not a
     Business Day) the Redemption Order is held open, the Participant will be charged by the Trustee the greater of $300 or $30 times the number of
     Baskets included in the Suspended Redemption Order.

4.   By 10:00 a.m. New York time (usually 3:00 p.m. London time), the Trustee sends an authenticated electronic message (Swift MT699) to the Custodian directing the Custodian to transfer Gold in the relevant amount from the
     Trust Unallocated Account to the Participant Unallocated Account. When
     London is, and New York is not, on daylight savings time, such message must be received by the Custodian no later than 3:30 p.m. London time. The
     Custodian will make reasonable commercial efforts to allocate Gold remaining in the Trust Unallocated Account after this transfer to the Trust
     Allocated Account by the close of business in London, in accordance with the standing instruction in the Trust Custody Agreements.

5.   By close of business in New York (usually 5:00 p.m. N.Y. time), the Trustee sends an authenticated electronic message (Swift MT699) containing instructions to the Custodian to transfer the total amount of Gold involved in that day's Suspended Redemption Order(s) from the Trust Allocated
     Account to the Trust Unallocated Account by 9:00 a.m. N.Y. time (usually
     2:00 p.m. London time) the following Business Day. This amount will be in addition to any amount being transferred pursuant to an existing instruction to deallocate in respect of redemptions settling in the normal schedule, for which the following day will be REDEMPTION T+3.

6.   By the close of business in New York (usually 5:00 p.m. N.Y. time), each
     Participant redeeming Baskets on REDEMPTION T+4 with respect to a Suspended
     Redemption Order sends an authenticated electronic message (Swift MT699) to
     HSBC Bank USA, National Association, London Branch, identifying that
     Participant's Participant Unallocated Account into which Gold, in the relevant amount(s), is to be received on REDEMPTION T+4.

REDEMPTION T+4

1.   By 9:00 a.m. N.Y. time (usually 2:00 p.m. London time), the redeeming
     Participant must deliver free to the Trustee's Participant account at DTC
     (#2209) the Basket(s) comprising the Suspended Redemption Order. The
     Trustee will settle the Suspended Redemption Order to the extent of whole
     Baskets received. Any balance of the Suspended Redemption Order will be cancelled.

2.   The sequence of instructions and events related to the settlement of the
     Suspended Redemption Order on REDEMPTION T+4 will be made in the manner provided for a Redemption Order under REDEMPTION T+3.

                                     * * * *

                                     FORM OF
                           streetTRACKS(R) GOLD TRUST
                              PARTICIPANT AGREEMENT

                                  ATTACHMENT B

                       HSBC BANK USA, NATIONAL ASSOCIATION

                                       and

                              [NAME OF PARTICIPANT]

                 ----------------------------------------------

                           streetTRACKS(R) GOLD TRUST
                PARTICIPANT UNALLOCATED BULLION ACCOUNT AGREEMENT

                 ----------------------------------------------

THIS AGREEMENT ("Agreement") is made on [date]

BETWEEN

(1)  HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, whose principal place of business in England is at 8 Canada Square, London E14 5HQ ("WE" or
     "US"); and

(2)  [NAME OF PARTICIPANT] a company incorporated under the laws of [ ], whose
     [registered office][principal place of business] is at [ ] ("YOU").

INTRODUCTION

We have agreed to open and maintain for you an Unallocated Account (defined below) in connection with your being a Participant with respect to the
streetTRACKS(R) Gold Trust, and to provide other services to you in connection with the Unallocated Account. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services.

IT IS AGREED AS FOLLOWS:

1.   INTERPRETATION

1.1  DEFINITIONS: In this agreement:

     "ACCOUNT BALANCE" means the balance from time to time standing to your credit in your Unallocated Account.

     "AVAILABILITY DATE" means the Business Day on which you wish to transfer
     Precious Metal to us for deposit into the Unallocated Account.

     "BULLION" means the Precious Metal standing to your credit in your
     Unallocated Account.

     "BUSINESS DAY" means a day other than (i) a day on which the New York Stock
     Exchange, Inc. is closed for regular trading or (ii), if the transaction involves the receipt or delivery of gold or confirmation thereof in the
     United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the
     United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction

     procedures required to be executed or completed before the close of the business day may not be so executed or completed.

     "STREETTRACKS(R) GOLD SHARE" means each unit of fractional undivided beneficial interest in and ownership of the streetTRACKS(R) Trust, as the same shall be created and issued pursuant to the Trust Indenture.

     "STREETTRACKS(R) GOLD TRUST" means the Trust created under the Trust
     Indenture.

     "LONDON A.M. GOLD FIX" means the price of an ounce of gold as fixed by the five members of the London gold fix on or about 10:30 a.m. London, England, time.

     "LONDON P.M. GOLD FIX" means the price of an ounce of gold as fixed by the five members of the London gold fix on or about 3:00 p.m. London, England, time.

     "LBMA" means The London Bullion Market Association or its successors.

     "PARTICIPANT" means a Participant as defined in the Trust Indenture.

     "PARTICIPANT AGREEMENT" means that certain Participant Agreement in effect from time to time between you and the Trustee on behalf of the Trust, pursuant to the Trust Indenture.

     "POINT OF DELIVERY" means such date and time that the recipient or its agent acknowledges in written form its receipt of delivery of Precious
     Metal.

     "PRECIOUS METAL" means gold.

     "RULES" means the rules, regulations, practices and customs of the LBMA
     (including the rules of the LBMA as to good delivery), the Bank of England and such other regulatory authority or body as shall affect the activities contemplated by this agreement.

     "SPONSOR" means World Gold Trust Services, LLC.

     "TRUSTEE" means The Bank of New York.

     "TRUST INDENTURE" means that certain Trust Indenture of streetTRACKS(R)
     Gold Trust dated as of [ ], 2004, between the Sponsor and the Trustee, effective [ ], 2004.

     "TRUST UNALLOCATED ACCOUNT" means the account maintained by us for the
     streetTRACKS(R) Gold Trust in relation to Gold (as defined in the Trust

     Indenture) pursuant to the Trust Unallocated Bullion Account Agreement (as
     defined in the Trust Indenture).

     "UNALLOCATED ACCOUNT" means the account maintained by us in your name on an
     Unallocated Basis pursuant to this agreement.

     "UNALLOCATED BASIS" means, with respect to a Precious Metal account maintained with us, that the person in whose name the account is held is entitled to call on us to deliver in accordance with the Rules an amount of
     Precious Metal equal to the amount of Precious Metal standing to the credit of the person's account but has no ownership interest in any Precious Metal that we own or hold.

     "VAT" means value added tax as provided for in the Value Added Tax Act 1994
     (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

     "WITHDRAWAL DATE" means the Business Day on which you wish to withdraw
     Precious Metal from your Unallocated Account.

1.2  HEADINGS: The headings in this agreement do not affect its interpretation.

1.3  SINGULAR AND PLURAL; OTHER USAGES: References to the singular include the plural and vice versa. A reference to "A or B" means "A or B or both A and
     B". "Including" means "including but not limited to".

2.   UNALLOCATED ACCOUNTS

2.1  OPENING UNALLOCATED ACCOUNT: We shall open and maintain an Unallocated
     Account for you under this Agreement solely in respect of Bullion to be transferred between you and the streetTRACKS(R) Gold Trust or withdrawn in accordance with clause 4.

2.2  DENOMINATION OF UNALLOCATED ACCOUNT: The Unallocated Account shall evidence and record the amount of Bullion standing to your credit therein, and increases and decreases to that amount. The Unallocated Account shall be denominated in fine ounces of gold to three decimal places.

2.3  REPORTS: We will provide you with monthly statements of your Account
     Balance and debit and credit advices will be sent to you following each deposit into and withdrawal from the Unallocated Accounts.

2.4  REVERSAL OF ENTRIES: We at all times reserve the right to reverse any provisional or erroneous entries to your Unallocated Account with effect back-valued to the date upon which the final or correct entry (or no entry)
     should have been made.

3.   DEPOSITS

3.1  PROCEDURE: You may at any time notify us of your intention to deposit
     Precious Metal in your Unallocated Account. A deposit may be made (in the manner and accompanied by such documentation as we may require) only by transfer from an account of yours relating to the same kind of Precious
     Metal and having the same denomination as that to which this Unallocated
     Account relates. We will not accept physical delivery of Precious Metal into this account.

3.2  NOTICE REQUIREMENTS: Any notice relating to a deposit of Precious Metal must be in writing and:

     (a)  be received by us no later than 2.00 p.m. (London time) on the
          Availability Date unless otherwise agreed;

     (b)  specify the details of the account from which the Precious Metal will be transferred; and

     (c)  specify the amount (in the appropriate denomination) of the Precious
          Metal to be credited to the Unallocated Account, the Availability Date and any other information which we may from time to time require.

3.3  TIMING: A deposit of Precious Metal will not be credited to an Unallocated
     Account until an account of ours with any bank, broker or other firm has been credited with an amount of Precious Metal equal to the amount of such deposit.

3.4  RIGHT TO REFUSE PRECIOUS METAL OR AMEND PROCEDURE: We may refuse to accept
     Precious Metal, amend the procedure in relation to the deposit of Precious
     Metal or impose such additional procedures in relation to the deposit of
     Precious Metal as we may from time to time consider appropriate. Any such refusal, amendment or additional procedures will be promptly notified to you.

4.   WITHDRAWALS

4.1  PROCEDURE: You may at any time notify us of your intention to withdraw
     Precious Metal standing to the credit of your Unallocated Account. We will transfer Bullion from your Unallocated Account only at such times and on such terms as specified in your instructions to us. A withdrawal may be made (in the manner and accompanied by such documentation as we may require) by:

     (a)  transfer to an account of yours relating to the same kind of Precious
          Metal and having the same denomination as that to which the
          Unallocated Account relates; or

     (b)  the collection by you of Precious Metal from us at our vault premises, or as we may direct, at your expense and risk; or

     (c)  by delivery of Precious Metal to you at such location as you direct, at your expense and risk; or

     (d)  transfer to the Trust Unallocated Account.

     Any Precious Metal made available to you pursuant to clause 4.1 (b) or (c)
     will be in a form which complies with the Rules or in such other form as may be agreed between us. We are entitled to select the Precious Metal to be made available to you pursuant to clause 4.1(b) or (c) which in all cases will comprise one or more whole bars selected by us (or other form as agreed), the combined fine weight of which will not exceed the number of fine ounces of Bullion you have instructed us to withdraw. In connection with any withdrawal pursuant to clause 4.1(d) you must have sufficient
     Precious Metal in the Unallocated Account by 4:00 p.m. (London time) on the day before the Withdrawal Date to permit us to complete the withdrawal.
     Anything in this agreement to the contrary notwithstanding, and without limiting your right to withdraw Bullion, we shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. When pursuant to your instruction Bullion is physically withdrawn from your Unallocated Account, all right, title, risk and interest in and to the Bullion withdrawn shall pass to you at the Point of Delivery.

4.2  NOTICE AND INSTRUCTION REQUIREMENTS: Any notice or instruction relating to a withdrawal of Precious Metal must be in writing and specify the amount
     (in the appropriate denomination) of the Precious Metal to be debited to the Unallocated Account, the Withdrawal Date and any other information which we may from time to time require. The following rules determine when we must receive your notice or instruction to withdraw Precious Metal:

     (a)  if the notice or instruction relates to a withdrawal pursuant to clause 4.1(d) to effect a transfer of Precious Metal to the Trust
          Unallocated Account in accordance with the Participant Agreement, it must received by us no later than 9.00 a.m. (London time) not less than two Business Days prior to the Withdrawal Date and specify the details of the Trust Unallocated Account to which the Precious Metal is to be transferred;

     (b)  if the notice or instruction relates to a withdrawal pursuant to clause 4.1(a), it must be received by us no later than 2.00 p.m.
          (London time) on the Withdrawal Date unless otherwise agreed and must specify the details of the account to which the Precious Metal is to be transferred; and

     (c)  if the notice or instruction relates to a withdrawal pursuant to clause 4.1(b) or (c), it must be received by us no later than 11.30
          a.m. (London time) not less than two Business Days prior to the
          Withdrawal Date unless otherwise agreed and specify the name of the person or carrier that will collect the Precious Metal from us or the identity of the person to whom delivery is to be made, as the case may
          be.

4.3  RIGHT TO AMEND PROCEDURE: We may amend the procedure for the withdrawal of
     Precious Metal from an Unallocated Account or impose such additional procedures as we may from time to time consider appropriate. Any such amendments or additional procedures will be promptly notified to you.

4.4  DELIVERY OBLIGATIONS: Unless otherwise instructed, we shall make transportation and insurance arrangements in accordance with our usual practice. Where instructions are given, we shall use all reasonable efforts to comply with the same. We shall not be obliged to effect any requested delivery if, in our reasonable opinion, this would cause us or our agents to be in breach of the Rules or other applicable law, court order or regulation; the costs incurred would be excessive or delivery is impracticable for any reason. All insurance and transportation costs shall be for your account.

4.5  PHYSICAL WITHDRAWAL OF ENTIRE UNALLOCATED ACCOUNT BALANCE: If, when you notify us in connection with a physical withdrawal of Bullion from your
     Unallocated Account under clause 4.4 that you are withdrawing the entire balance in your Unallocated Account (or when a physical withdrawal under clause 4.4 would, in our determination, result in the entire balance in your Unallocated Account being withdrawn), the physical withdrawal instruction may not be effected by our selection of one or more whole bars of Bullion the combined fine weight of which does not exceed the balance of your Unallocated Account that you are withdrawing, then we will make available to you in accordance with clause 4.4 the number of whole bars that can be accommodated under your instruction. If you have another
     Unallocated Account with us relating to Precious Metal, we will transfer the remainder of the balance to that account, and if you do not have another Unallocated Account with us, we will purchase for cash the remainder of the Bullion in your Unallocated Account based on the London
     A.M. Gold Fix on the date you are withdrawing the Bullion physically, or if there is no London A.M. Gold Fix for such date, then the London A.M. Gold
     Fix for the next Business Day.

5.   INSTRUCTIONS

5.1  YOUR REPRESENTATIVES: You shall notify us promptly in writing of the names of the people who are authorised to give instructions on your behalf. Until we receive written notice to the contrary, we are entitled to assume that any of those people have full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority.

5.2  AMENDMENTS: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. We must receive an instruction cancelling, amending or superseding a prior instruction before the time the prior instruction is acted upon. Any such instructions shall have effect only after actual receipt by us.

5.3  UNCLEAR OR AMBIGUOUS INSTRUCTIONS: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.4  REFUSAL TO EXECUTE: We reserve the right to refuse to execute instructions if in our opinion they are or may be contrary to the Rules or any applicable law.

5.5  REVOCATION OF INSTRUCTIONS: If, in connection with an instruction to effect a withdrawal pursuant to clause 4.1(d), by 4:00 p.m. (London time) on the day before the Withdrawal Date either (i) the amount of Precious Metal specified in your instruction does not agree with the amount of Precious
     Metal specified in the advice provided by the Trustee with regard to the receipt of Precious Metal in the Trust Unallocated Account or (ii)
     sufficient Precious Metal to permit us to complete the withdrawal is not credited to your Unallocated Account, your instruction will be automatically revoked. We will notify you of the revocation of your instruction.

6.   CONFIDENTIALITY

6.1  DISCLOSURE TO OTHERS: Subject to clause 6.2, each party shall respect the confidentiality of information acquired under this agreement and neither will, without the consent of the other, disclose to any other person any information acquired under this agreement.

6.2  PERMITTED DISCLOSURES: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory authority, to disclose information acquired under this agreement. In addition, the disclosure of such information may be required by a party's auditors, by its legal or other advisors or by a company which is in the same group of companies as a party (eg. a subsidiary or holding company of a party). Each party irrevocably authorises the other to make such disclosures without further reference to such party. In connection with a notice or instruction you give

     to us to effect to withdraw and transfer Precious Metal to the Trust
     Unallocated Account in accordance with the Participant Agreement, you hereby authorize us to disclose to the Trustee of the Trust or its agents
     (i) such information about your Unallocated Account that the Trustee or its agents may reasonably request, including information about your Account
     Balance and instructions you have given for the deposit or withdrawal of
     Precious Metal in relation to your Unallocated Account, and (ii)
     information about any revocation of instructions under clause 5.5 above.

7.   REPRESENTATIONS

7.1  YOUR REPRESENTATIONS: Upon execution of this agreement and with each notice or instruction that you give hereunder you represent and warrant and covenant to us that:

     (a)  you have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to enable you lawfully to enter into and perform your duties and obligations under this agreement;

     (b)  you are a Participant as defined in the Trust Indenture and are not in breach of the Participant Agreement;

     (c)  you are in compliance with the money laundering and related provisions of (i) the Uniting and Strengthening America by Providing Appropriate
          Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act)
          Act of 2001 enacted by the United States of America, and the regulations promulgated thereunder, if you are subject to the requirements of the USA PATRIOT Act, and (ii) such other laws to which you are subject;

     (d)  the persons entering into this agreement on your behalf have been duly authorised to do so; and

     (e)  this agreement and the obligations created under it are binding upon you and enforceable against you in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which you are bound.

8.   FEES AND EXPENSES

8.1  FEES: You will pay us such fees as we from time to time determine and notify to you, but we will not charge you any fees in connection with your
     Unallocated Account pursuant to this Agreement while (i) this account is used solely to effect transfers of Bullion between you and the Trust
     Unallocated Account and (ii) we (or another member of an affiliated group of which we are a member) are receiving compensation from the

     streetTRACKS(R) Gold Trust for maintaining the Trust Unallocated Account.

8.2  EXPENSES: You must pay us on demand all costs, charges and expenses
     (including any relevant taxes, duties and legal fees) incurred by us in connection with the performance of our duties and obligations under this agreement or otherwise in connection with your Unallocated Account
     (including delivery, collection and storage costs).

8.3  CREDIT BALANCES: No interest or other amount will be paid by us on any credit balance on your Unallocated Account.

8.4  DEBIT BALANCES: You are not entitled to overdraw your Unallocated Account except to the extent that we otherwise agree in writing. In the absence of such agreement, we shall not be obliged to carry out any instruction of yours which will cause your Unallocated Account to be overdrawn. If for any reason your Unallocated Account is overdrawn, you will be required to pay us interest on the debit balance at the rate agreed between us or, if no such agreement exists, at such rate as we determine to be appropriate. The amount of the overdraft and any accrued interest will be repayable by you on our demand. Your obligation to pay interest to us will continue until the overdraft is repaid by you in full. Our books and records shall be conclusive as to the balance at any time standing to your credit in your
     Unallocated Account.

8.5  DEFAULT INTEREST: If you fail to pay us any amount when it is due, we reserve the right to charge you interest (both before and after any judgement) on any such unpaid amount calculated at a rate equal to 1% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Both overdraft and default interest will accrue on a daily basis and will be due and payable by you as a separate debt. In the event of any inconsistency between this agreement and an overdraft facility agreement between you and us, the terms of the overdraft facility shall govern.

9.   SCOPE OF RESPONSIBILITY

9.1  EXCLUSION OF LIABILITY: We will use reasonable care in the performance of our duties under this agreement but will not be responsible in contract, tort or otherwise, for any direct or indirect or consequential damage, loss or expense suffered or incurred by you arising directly or indirectly as a result of, or in connection with, this agreement (including, without limitation, economic loss, loss of profit, loss of anticipated savings or loss of goodwill) even if advised of the likelihood of such losses arising, save for any loss or damage suffered by you as a direct result of any gross negligence, fraud or wilful default on our part in the performance of our duties under this agreement, and in which case, our liability will not exceed the market value of the Account Balance at the time such gross negligence, fraud or wilful default is discovered by us. The value of the

     Account Balance shall be determined on any day using the London P.M. Gold
     Fix, and if there is no such fix on such day, by the last London fix (A.M.
     or P.M.).

9.2  NO DUTY OR OBLIGATION: We are under no duty or obligation to make or take any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this agreement.

9.3  FORCE MAJEURE: We shall not be liable to you for any delay in performance, or for the non-performance of any of our obligations under this agreement by reason of any cause beyond our reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of transmission in connection with or other unavailability of any wire, communication or computer facilities, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra national bodies or authorities or regulatory or self-regulatory organisations or failure of any such body, authority, or organisation for any reason, to perform its obligations.

9.4  INDEMNITY: You shall indemnify and keep us and each of our directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X adopted by the United States Securities and
     Exchange Commission under the United States federal Securities Act of 1933, as amended) and subsidiaries (us and each such person a "Custodian
     Indemnified Person" for purposes of this clause 9.4) indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses which any such Custodian Indemnified Person may suffer or incur, directly or indirectly in connection with this agreement except to the extent that such sums are due directly to our gross negligence, wilful default or fraud or that of the Custodian Indemnified
     Person. The indemnity provided by this clause 9.4 shall survive termination of this agreement.

9.5  THIRD PARTIES: You are our sole customer under this agreement and we do not owe any duty or obligation or have any liability towards any person who is not a party to this agreement. This agreement does not confer a benefit on any person who is not a party to it other than the persons named as a
     Custodian Indemnified Person. The parties to this agreement do not intend that any term of this agreement shall be enforceable by any person who is not a party to it (except that each Custodian Indemnified Person may directly enforce the indemnity provision under clause 9.4) and do intend that except as so provided, the Contracts (Rights of Third Parties) 1999
     Act (Eng.) shall not apply to this agreement.

10.  TERMINATION

10.1 METHOD: This agreement shall terminate immediately upon the earlier of (i)
     your termination as a Participant with respect to the streetTRACKS(R) Gold
     Trust pursuant to the Participant Agreement or otherwise, or (ii)

     termination of the streetTRACKS(R) Gold Trust pursuant to the Trust
     Indenture. In addition, either party may terminate this agreement by giving not less than 10 Business Days' written notice to the other party. Any such notice given by you must specify:

     (a)  the date on which the termination will take effect;

     (b)  the person to whom any Account Balance which is a credit balance is to be transferred; and

     (c)  all other necessary arrangements for the transfer or repayment, as the case may be, of the Account Balance.

10.2 REDELIVERY ARRANGEMENTS: If you do not make arrangements acceptable to us for the transfer or repayment, as the case may be, of any Account Balance we may continue to maintain this Unallocated Account, in which case we will continue to charge the fees and expenses payable under clause 8. If you have not made arrangements acceptable to us for the transfer or repayment of any Account Balance within six (6) months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to close the Unallocated Account and account to you for the proceeds after deducting any amounts due to us under this agreement.

10.3 EXISTING RIGHTS: Termination shall not affect rights and obligations then outstanding under this agreement which shall continue to be governed by this agreement until all obligations have been fully performed.

11.  VALUE ADDED TAX

11.1 VAT EXCLUSIVE: All sums payable under this agreement by you to us shall be deemed to be exclusive of VAT.

11.2 SUPPLIES: Where pursuant to or in connection with this agreement, we make a supply to you for VAT purposes and VAT is or becomes chargeable on such supply, you shall on demand pay to us (in addition to any other consideration for such supply) a sum equal to the amount of such VAT and we shall on receipt of such payment provide you with an invoice or receipt in such form and within such period as may be prescribed by applicable law.

11.3 DEEMED SUPPLIES: Where, pursuant to or in connection with this agreement, we are deemed or treated by applicable law or the practice from time to time of the relevant fiscal authority to make a supply for VAT purposes to any person by virtue of our or any custodian for us relinquishing physical control of any Precious Metal, and VAT is or becomes chargeable on such supply, you shall on demand pay to us a sum equal to the amount of such VAT and we shall on receipt of such payment provide an invoice or receipt in such form and within such period as may

     be prescribed by applicable law to the person to which we are deemed or treated to make such supply.

12.  NOTICES

12.1 FORM: Subject to clause 12.5, any notice, notification, instruction or other communication under or in connection with this agreement shall be given in writing. References to writing include electronic transmissions that are of the kind specified in clause 12.2.

12.2 METHOD OF TRANSMISSION: With the exception of monthly statements in respect of the Unallocated Account, any notice, notification, instruction or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including tested telex and authenticated SWIFT) or such other electronic transmission as the parties may from time to time agree, to the party due to receive the notice, instruction or communication, at its address, number or destination set out in this agreement or another address, number or destination specified by that party by written notice to the other.

12.3 DEEMED RECEIPT ON NOTICE: A notice, notification, instruction, or other communication under or in connection with this agreement will be deemed received only if actually received or delivered.

12.4 RECORDING OF CALLS: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and, if acted upon by us, will be accepted by you as evidence of the orders or instructions given.

12.5 INSTRUCTIONS RELATING TO BULLION: All notices, notifications, instructions and other communications relating to the movement of Bullion in relation to your Unallocated Account shall be by way of authenticated electronic transmission (including tested telex and authenticated SWIFT), and shall be addressed to:

     Precious Metals Operations
     HSBC Bank USA, National Association
     8 Canada Square
     London E14 5HQ
     Tested Telex: 889217 RNB
     SWIFT: BLIC GB2L

13.  GENERAL

13.1 NO INTEREST IN STREETTRACKS(R) GOLD TRUST CONFERRED HEREBY: You acknowledge that you do not acquire any ownership of streetTRACKS(R) Gold Shares or interest in the streetTRACKS(R) Gold Trust or its assets by establishing an
     Unallocated Account pursuant to this Agreement, by delivering to the
     Unallocated Account established hereby an amount of

     Precious Metal, or by giving any instruction hereunder. You acknowledge that you will acquire ownership of streetTRACKS(R) Gold Shares or an interest in the streetTRACKS(R) Gold Trust or its assets only upon the issuance to you of streetTRACKS(R) Gold Shares pursuant to the Trust
     Indenture. Neither the Trustee nor the Sponsor of the streetTRACKS(R) Gold
     Trust shall, individually or as such Trustee or Sponsor of the
     streetTRACKS(R) Gold Trust, have any liability for loss or damages suffered by you with respect to your Unallocated Account or any Bullion held for you pursuant to this Agreement.

13.2 NO ADVICE: Our duties and obligations under this agreement do not include providing you with investment advice. In asking us to open and maintain the
     Unallocated Account, you do so in reliance upon your own judgement and we do not and shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any transaction you make in relation to the Unallocated Account or otherwise, including (i) any deposits into, or withdrawals from, your Unallocated Account, (ii) any transactions to be effected in accordance with the Participant Agreement, or (iii) the acquisition or disposition of Precious Metal.

13.3 RIGHTS AND REMEDIES: Our rights under this agreement are in addition to, and independent of, any other rights which we may have at any time in relation to your Unallocated Account and any lien or other rights we may have to set-off, combine or consolidate any of your accounts.

13.4 ASSIGNMENT: This agreement is for the benefit of and binding upon us both and our respective successors and assigns. You may not assign, transfer or encumber, or purport to assign, transfer or encumber, your right, title or interest in relation to your Unallocated Account or any right or obligation under this agreement unless we otherwise agree in writing.

13.5 AMENDMENTS: Any amendment to this agreement must be agreed in writing and be signed by us both. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

13.6 PARTIAL INVALIDITY: If any of the clauses (or part of a clause) of this agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

13.7 ENTIRE AGREEMENT: This document, with the exception of any representations made fraudulently, represents the entire agreement, and supersedes and replaces any previous agreement between us relating to the establishment of a Gold account to be maintained on an Unallocated Basis for you as a
     Participant in connection with the streetTRACKS(R) Gold Trust.

13.8 JOINT AND SEVERAL LIABILITY: If there is more than one of you, your responsibilities under this agreement apply to each of you individually as well as jointly.

13.9 COUNTERPARTS: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

13.10 BUSINESS DAYS: If any obligation of either you or us falls due to be performed on a day which is not a Business Day in respect of the
     Unallocated Account in question, then the relevant obligations shall be performed on the next succeeding Business Day applicable to such account.

14.  GOVERNING LAW AND JURISDICTION

14.1 GOVERNING LAW: This agreement is governed by, and will be construed in accordance with, English law.

14.2 JURISDICTION: You agree the English courts are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this agreement, and for these purposes you irrevocably submit to the non-exclusive jurisdiction of the English courts.

14.3 WAIVER OF IMMUNITY: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

14.4 SERVICE OF PROCESS: If you are situated outside England and Wales, process by which any proceedings in England are begun may be served on you by being delivered to the address specified below. This does not affect our right to serve process in another manner permitted by law.

     Your address for service of process
     [Participant]
     [Address]
     [City, State, Postal Code]
     Attention: [               ]

EXECUTED by the parties as follows

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED by the parties

Signed on behalf of
HSBC BANK USA, NATIONAL ASSOCIATION
by

         Signature ............................
         Name      ............................
         Title     ............................

Signed on behalf of
[NAME OF PARTICIPANT]
by

         Signature .............................
         Name      .............................
         Title     .............................

                                     FORM OF
                           streetTRACKS(R) Gold Trust
                              PARTICIPANT AGREEMENT

                                  ATTACHMENT C

                       HSBC Bank USA, National Association
                     Resolution Form - Telefax Instructions

To: HSBC Bank USA, National Association
ACCOUNT NAME: _____________________________________________________________
We hereby request and authorize, pursuant to the powers delegated to us by a resolution of the Board of Directors of _______________________ (the "Company")
(a certified copy of which has been supplied to you), HSBC Bank USA, National
Association (the "Bank") to accept and to execute instructions and/or give effect to requests to the Bank to enter into contracts with or on behalf of the
Company where such instructions and/or requests are given by facsimile machine
("Telefax") and purport to come from us acting on behalf of the Company and are honestly believed by the Bank to come from the Company. We agree to mark clearly on any confirmation of any communications by Telefax the words "Confirmation only - Do not duplicate".

We on behalf of the Company agree, that

(a)  the Bank will be under no duty to challenge or make any enquiries concerning any communication by Telefax which it believes in good faith to be a genuine instruction from an authorized representative of the Company;

(b)  the Company shall assume all risks involved in connection with any communications by Telefax, and in particular (but without prejudice to the generality of the foregoing) risks due to errors in transmission misunderstandings or errors on the part of the Bank regarding the identity of the Company's authorized representatives or otherwise and that the Bank be discharged from all responsibility in respect thereof;

(c)  the Company shall indemnify the Bank and its directors, officers, employees or agents on demand and shall keep the Bank and its directors, officers, employees or agents on demand indemnified against any loss arising to the
     Bank in consequence of acting in reliance on any such communication and any actions, proceedings, costs, claims and demands in respect thereof;

(d)  that we will have no claim against the Bank or its directors, officers, employees or agents by reason or account of the Bank or its directors, officers, employees or agents either acting or declining or omitting to act in accordance with any communication by Telefax; and

(e)  the Company shall agree to perform and ratify any contracts entered into by the Bank and/or any action taken by the Bank as a result of such communications made or purporting to be made on behalf of the Company and honestly believed by the Bank to have been made on behalf of the Company.

Such assumption of risk, discharge, indemnity and agreement to perform and ratify shall extend to communications made or purporting to be made by us and/or any other persons now or hereafter nominated from time to time by the Company, such nomination having been duly and properly advised to the Bank and honestly believed by the Bank to have been made on behalf of the Company.

Notwithstanding the foregoing, the Bank may at any time and at its absolute discretion decline to execute any instruction or request given or to accept any offer made by Telefax notwithstanding that at the time of such instruction or request or offer the employee of the Bank receiving such instruction or request may have indicated assent to the same.

This request and authority shall continue in force unless and until expressly revoked by fifteen days' (or such lesser period as the Bank may accept) written notice delivered to the Bank and signed in a manner complying with the Company's current mandate.

Signed
       --------------------------------
for and on behalf of

Signed
      ---------------------------------
for and on behalf of

---------------------------------------
Date
    -----------------------------------

                                                                       EXHIBIT D

                          [FORM OF GLOBAL CERTIFICATE]

                       CERTIFICATE OF BENEFICIAL INTEREST
                                  -Evidencing-
                             All Undivided Interests
                                      -in-

                           streetTRACKS(R) GOLD TRUST

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
         THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE
         TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR
         PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &
         CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
         REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH
         OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC),
         ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
         TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE
         & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this
Certificate evidencing the ownership of all issued and outstanding
streetTRACKS(R) Gold Shares ("Shares"), each of which represents a fractional undivided interest in the streetTRACKS(R) Gold Trust ("Trust"), created under the laws of the State of New York by the Trust Indenture of streetTRACKS(R) Gold
Trust dated as of __________, 2004 between World Gold Trust Services, LLC, as
Sponsor, and The Bank of New York, as Trustee, (hereinafter called the
"Agreement "), copies of which are available at the offices of the Trustee.

         At any given time this Certificate shall represent all undivided interests in the Trust, which shall be the total number of Shares that are outstanding at such time. The Agreement provides for the deposit of additional
Gold with the Trustee from time to time and the issuance by the Trustee of additional Creation Baskets representing the Gold so deposited.

         The Sponsor and __________ as the initial depositor of the Trust hereby grant and convey all of their rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

                                      D-1

         The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trustee, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its New
York office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the
Agreement, such holder's ratable portion of the assets of the Trust for each
Redemption Basket tendered and evidenced by this Certificate.

         The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the New York office of the Trustee, to which reference is made for all the terms, conditions and covenants thereof.

         The Trustee may deem and treat the person in whose name this
Certificate is registered upon the books of the Trustee as the owner hereof for all purposes and the Trustee shall not be affected by any notice to the contrary.

         The Agreement permits, with certain exceptions as therein provided, the amendment thereof, by the Sponsor and the Trustee with the consent of the
Beneficial Owners of 51% of the outstanding Equity Gold Shares to add provisions to or change or eliminate any of the provisions of the Agreement or to modify the rights of Beneficial Owners; provided, however, that the Agreement may not be amended without the consent of the Beneficial Owners of all outstanding
Equity Gold Shares if such amendment would (x) permit, except in accordance with the terms and conditions of the Agreement, the acquisition of any assets other than Gold and cash acquired in accordance with the terms and conditions of the
Agreement; (y) reduce the interest of any Beneficial Owner in the Trust; or (z)
reduce the percentage of Beneficial Owners required to consent to any such amendment. Any such consent or waiver by the holder of Shares shall be conclusive and binding upon such holder of Shares and upon all future holders of
Shares, and shall be binding upon any Shares, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Shares evidenced hereby are at such time in uncertificated form. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Shares.

         The Agreement, and this Certificate, is executed and delivered by The
Bank of New York, not individually or personally but solely as the Trustee of the Trust, and World Gold Trust Services, LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in them by the Agreement. The representations, undertakings and agreements made on the part of the Trust in the Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by The Bank of New York or World
Gold Trust Services, LLC but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on The Bank of New York or World Gold Trust Services,
LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Agreement or this Certificate.

         This Certificate shall not become valid or binding for any purpose until properly executed by the Trustee under the Agreement.

                                      D-2

         Terms not defined herein will have the same meaning as in the
Agreement.

         IN WITNESS WHEREOF, The Bank of New York, as Trustee, has caused this
Certificate to be manually executed in its corporate name by an Authorized
Officer and World Gold Trust Services, LLC, as Sponsor, has caused this
Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

The Bank of New York,                        World Gold Trust Services, LLC
    As Trustee                                 As Sponsor

By________________________________           By________________________________
       Authorized Officer                             Authorized Officer

Date: ________, 2004

                                      D-3